As filed with the Securities and Exchange Commission on October 29, 2021

Registration No. 333-235870

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN

REAL ESTATE COMPANIES

KBS Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

(949) 417-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles J. Schreiber, Jr.

Chief Executive Officer

KBS Real Estate Investment Trust III, Inc.

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

(949) 417-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Robert H. Bergdolt, Esq.

Carrie J. Hartley, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED OCTOBER 29, 2021

Maximum Offering of $2,000,000,000

KBS Real Estate Investment Trust III, Inc. is a net asset value (“NAV”) based perpetual life real estate investment trust (“REIT”) that is primarily focused on investing in and operating a diverse portfolio of core real estate properties throughout the U.S. We are externally managed by our advisor, KBS Capital Advisors, LLC. We conduct our operations as a REIT for U.S. federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended.

We are offering on a continuous basis up to $2,000,000,000 of shares of common stock, consisting of up to $1,700,000,000 in shares in our primary offering and up to $300,000,000 in shares pursuant to our dividend reinvestment plan. We are offering to sell any combination of four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing distribution fees. The purchase price per share for each class of common stock will vary and will generally equal our prior month’s NAV per share (which will be our most recently disclosed NAV per share at such time), plus applicable upfront selling commissions and dealer manager fees. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share. This is a “best efforts” offering, which means that [•], the dealer manager for this offering and our affiliate, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering. Subject to certain exceptions, you must initially invest at least $2,500 in shares of our Class T, Class S and Class D common stock and $1,000,000 in shares of our Class I common stock in this offering.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 31 for risks to consider before buying our shares, including:

•	There is no public trading market for our common stock and the redemption of shares by us will likely be the only way to dispose of your shares. We are not obligated to redeem any shares under our share redemption program and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed. Redemptions will be subject to available liquidity and other significant restrictions. Our board of directors may modify or suspend our share redemption program at any time. Our shares should be considered as having only limited liquidity and at times may be illiquid.

•	We cannot guarantee that we will pay distributions. We have and may in the future fund distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds. We have no limits on the amounts we may pay from such sources.

•	The offering price and redemption price for shares of our common stock are generally based on our prior month’s NAV (as described above) plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees, and are not based on any public trading market. While there will be independent annual appraisals of our properties, the appraisal of properties is inherently subjective. Our NAV may not reflect the prices at which our assets could be liquidated on any given day.
•	We have no employees and are dependent on our advisor and its affiliates to conduct our operations.

•	All of our officers, our affiliated director and other key professionals of our advisor are also officers, directors, managers, key professionals and/or holders of interests in our advisor and/or other affiliated entities. They face conflicts of interest, including conflicts from time constraints, allocation of investments and the fact that the fees our advisor and its affiliates will receive for services are based on our NAV, which our advisor is responsible for determining.

•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership of Shares.”

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

•	A portion of the proceeds received in this offering is expected to be used for redemption requests, including requests from our existing stockholders which may be significant. This will reduce the proceeds available for new acquisitions, which may result in reduced liquidity, profitability or growth.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Securities regulators have not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards, including the ‘Regulation Best Interest’ standard, to any or all purchasers. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering inconsistent with those that appear in this prospectus.

	Price to the Public(1)		Upfront Selling Commissions(2)		Dealer Manager Fees(2)		Proceeds to Us, Before Expenses(3)
Maximum Offering(4)		$1,700,000,000		$41,087,076		$410,628		$1,658,502,296
Class T Shares, per Share	$		$		$		$
Class S Shares, per Share	$		$			$—	$
Class D Shares, per Share	$		$			$—	$
Class I Shares, per Share	$			$—		$—	$
Maximum Dividend Reinvestment Plan		$300,000,000		$—		$—		$300,000,000

(1)            The price per share shown for each of our classes of shares is the [•], 2021 transaction price, which is equal to such class’s NAV as of [•], 2021, plus applicable upfront selling commissions and dealer manager fees. Shares of each class will be issued on a monthly basis at a price per share generally equal to the prior month’s NAV per share for such class (which will be our most recently disclosed NAV per share at such time), plus applicable upfront selling commissions and dealer manager fees. The transaction price is the then-current offering price per share before applicable selling commissions and dealer manager fees and is generally the prior month’s NAV per share for such class.

(2)            The table assumes that all $1,700,000,000 of shares are sold in the primary offering, with 5% of the primary offering proceeds from the sale of Class T shares, 65% of the primary offering proceeds from the sale of Class S shares, 5% of the primary offering proceeds from the sale of Class D shares and 25% of the primary offering proceeds from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.5% of the transaction price. For Class D shares sold in the primary offering, investors may pay upfront selling commissions of up to 1.5% of the transaction price. We will also pay on a monthly basis the following selling commissions as distribution fees to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class T shares only, an advisor distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares. No distribution fees will be paid with respect to the Class I shares. The total amount that will be paid over time for distribution fees depends on the average length of time for which the shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain other items of underwriting compensation and other organization and offering expenses, subject to FINRA limitations on underwriting compensation. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”

(3)            Proceeds are calculated before deducting distribution fees, certain other items of underwriting compensation and other organization and offering expenses payable by us, which are paid over time.

(4)            We reserve the right to reallocate shares of common stock between our dividend reinvestment plan and our primary offering.

The date of this prospectus is [•], 2021

Suitability Standards

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our share redemption program, although we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future or will need to sell them quickly in the future. The minimum initial investment in shares of our common stock that we will accept for shares of our Class T, Class S or Class D common stock is $2,500 in this offering. The minimum initial investment in shares of our common stock that we will accept for shares of our Class I common stock is $1,000,000 in this offering, unless waived by the dealer manager.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles. For the purposes of these suitability standards, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.

Alabama Investors. Purchasers residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

Idaho Investors. Purchasers residing in Idaho must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

Iowa Investors. Purchasers residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of their liquid net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

Kansas Investors. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

Kentucky Investors. Purchasers residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated non-publicly traded REITs.

Maine Investors. The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Massachusetts Investors. Purchasers residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

Missouri Investors. A purchaser residing in Missouri must limit his or her investment in our securities to 10% of his or her liquid net worth.

Nebraska Investors. Purchasers residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, must limit their aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs to 10% of such investor’s net worth.

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New Jersey Investors. Purchasers residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

New Mexico Investors. Purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate investment trusts.

North Dakota Investors. Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us.

Ohio Investors. Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oregon Investors. Purchasers residing in Oregon may not invest more than 10% of their net worth in this offering.

Pennsylvania Investors. Purchasers residing in Pennsylvania may not invest more than 10% of their net worth in us. The offer and sale of our common stock to persons in the Commonwealth of Pennsylvania is governed by Pennsylvania law.

Tennessee Investors. Purchasers residing in Tennessee who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us.

Vermont Investors. Purchasers residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investors’ liquid net worth. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph. For purposes of Vermont’s suitability standard, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor and the dealer manager will rely upon information provided by the stockholder to the participating broker-dealer or registered investment adviser, as applicable, as well as the suitability assessment made by each participating broker-dealer or registered investment adviser. Participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

Regulation Best Interest and State-Level Standards of Conduct for Broker-Dealers

The Securities and Exchange Commission (the “SEC”) has adopted Regulation Best Interest, which went into effect on June 30, 2020. Regulation Best Interest establishes a new standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. When making such a recommendation, a broker-dealer and its associated persons must act in such customer’s best interest at the time the recommendation is made, without placing their financial or other interest ahead of the retail customer’s interests. This standard is different and higher than the quantitative suitability standards we require for an investment in our shares and the current suitability standard applied by FINRA, a self-regulatory organization for broker-dealers. Under the SEC rules, the broker-dealer must meet four component obligations:

•

Disclosure Obligation: The broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS. The broker-dealer’s disclosures are separate from the disclosures we provide to investors in this prospectus.

•	Care Obligation: The broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.

•	Conflict of Interest Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.

•	Compliance Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.

Regulation Best Interest became effective on June 30, 2020.

In addition to Regulation Best Interest, certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In comparison to the standards of Regulation Best Interest, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. The Massachusetts fiduciary standard requires a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts of interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated.

In addition to Regulation Best Interest and state fiduciary standards of care, broker-dealers are required to provide retail investors a brief customer relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company.

The impact of Regulation Best Interest and state fiduciary standards on broker-dealers cannot be determined at this time as little administrative or case law exists under Regulation Best Interest and state fiduciary standards as of the date of this prospectus and the full scope of their applicability is uncertain.

About this Prospectus

The words “we,” “us,” “our” and the “Company” refer to KBS Real Estate Investment Trust III, Inc., together with its consolidated subsidiaries, including KBS Limited Partnership III (the “Operating Partnership”), a Delaware limited partnership of which we are the general partner, unless the context requires otherwise.

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus and incorporated by reference herein. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. The sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

This prospectus is part of a registration statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus, including the information incorporated by reference. Any statement that we make in this prospectus, including statements made in the information incorporated by reference, will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, including the information incorporated by reference, and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Where You Can Find More Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to each day that the New York Stock Exchange is open for trading.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, for example, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

Pursuant to this prospectus, we will offer to the public all of the shares that we have registered. We intend to conduct a continuous offering that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC and applicable state laws. From time to time, we intend to file new registration statements on Form S-11 with the SEC to register additional shares of common stock so that we may continuously offer shares of common stock pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we intend to renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state). We reserve the right to terminate this offering at any time.

Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased (which will be our most recently disclosed NAV per share at such time), plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share redemption program. Each class of shares may have a different NAV per share due to the allocation of distribution fees, which differ with respect to each class. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. Through our website at [www.kbsreitiii.com] and prospectus supplement filings, you will have information about the transaction price and NAV per share. Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free telephone number 866-584-1381. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

The purchase price per share to be paid by you will be based on the transaction price that is in effect on the date that your completed subscription agreement has been accepted by us. We generally expect that all subscription agreements received by us in “good order” with all required supporting documentation will be processed and accepted by us promptly. There may be a delay between your purchase decision and the acceptance caused by time necessary for you and your participating broker-dealer or registered investment adviser to put a subscription agreement in “good order,” which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, the price per share at which your purchase request is executed may be different than the price per share on the date you submitted your subscription agreement.

In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share for any of the classes of our shares being offered by this prospectus represents a 20% change from the per share price set forth in the registration statement filed with the SEC, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment, until it is declared effective, if at all.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “plan” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Explanatory Note

Prior to commencing this offering, we will adopt new valuation procedures to calculate a monthly net asset value, or “NAV”, per share. We will rename our unclassified shares of common stock as “Class I” shares and classify three new classes of common stock: Class T, S and D shares. We will amend our dividend reinvestment plan and our share redemption program. We will also enter into a new advisory agreement with our advisor and a new dealer manager agreement with our dealer manager, and we will amend and restate the partnership agreement of our Operating Partnership (the “Operating Partnership Agreement”). On May 7, 2020 at our annual meeting of stockholders, our stockholders approved an amendment to our charter to remove Section 5.11 from our charter, which requires that if we do not list our shares of common stock on a national securities exchange by September 30, 2020, we either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company. We intend to file articles of amendment to implement the charter amendment prior to our conversion to an NAV REIT. In this draft prospectus, we generally assume that all of these events have occurred.

Prospectus Summary

This prospectus summary highlights certain information contained elsewhere in this prospectus. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Q:               What is KBS Real Estate Investment Trust III, Inc.?

A:               We are a Maryland corporation that is primarily focused on investing in and operating a diverse portfolio of core real estate properties throughout the U.S. As of June 30, 2021, our real estate portfolio was composed of 17 office properties (one of which was held for sale subsequent to June 30, 2021) and one mixed-use office/retail property encompassing in the aggregate approximately 7.5 million rentable square feet and was collectively 85% occupied. We also own an investment in the equity securities of Prime US REIT, a Singapore real estate investment trust listed on the Singapore Exchange Securities Trading Limited (“SGX-ST”). We will continue to focus our investment activities on expanding our existing high-quality real estate portfolio throughout the U.S.

We were incorporated in the State of Maryland on December 22, 2009, and we elected to be taxed as a REIT beginning with our initial taxable year ended December 31, 2011 and intend to continue to operate in such a manner. However, no assurances can be provided regarding our qualification as a REIT because such qualification depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described herein, the satisfaction of which will depend, in part, on our operating results. We conduct our business primarily through our Operating Partnership, of which we are the sole general partner.

We commenced a “best efforts” initial public offering on October 26, 2010. We ceased offering shares of common stock in the primary portion of our initial public offering May 29, 2015. We sold 169,006,162 shares of common stock in our primary initial public offering for gross offering proceeds of $1.7 billion. We also offer a dividend reinvestment plan.

Prior to the commencement of this offering, we intend to classify our outstanding shares of common stock as “Class I” shares and classify three new classes of common stock: Class T, S and D shares. We also will begin reporting a monthly NAV for each class of our shares. We intend to operate as an NAV-based perpetual-life REIT, which means that we intend to offer our shares continuously through ongoing primary offerings. We also offer our shares through our dividend reinvestment plan. As of June 30, 2021, we had 186,256,002 shares of common stock outstanding, held by 36,784 stockholders.

Our external advisor, KBS Capital Advisors LLC (“KBS Capital Advisors”), a registered investment adviser with the SEC, conducts our operations and manages our portfolio of real estate investments. We have no paid employees.

Our office is located at 800 Newport Center Drive, Suite 700, Newport Beach, California 92660. Our telephone number is (949) 417-6500. Our fax number is (949) 417-6520, and our web site address is www.kbsreitiii.com.

Q:               What are your investment objectives?

A:               Our primary investment objectives are to invest in assets that will enable us:

•  to preserve and return our stockholders’ capital contribution;

•  to provide our stockholders with current income in the form of attractive and stable cash distributions;

•  to realize appreciation in NAV from proactive investment and asset management; and

•  to provide a real estate investment alternative with lower expected volatility relative to public real estate companies whose securities trade daily on a stock exchange.

We will also seek to realize growth in the value of our investments by timing asset sales to maximize their value.

We cannot assure you that we will achieve our investment objectives. See the “Risk Factors” in this prospectus.

Q:               What is your investment strategy?

A:               We intend to focus our investment activities on the acquisition and management of a diverse portfolio of real estate investments, consisting primarily of core real estate properties throughout the U.S. We plan to diversify our portfolio by geographic region, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our investors.

We consider core properties to be existing properties with at least 80% occupancy. Based on the current market outlook, we expect our core focus in the U.S. office sector to reflect a value-creating core strategy, which is also known as a core-plus strategy. In many cases, these core properties will have slightly higher (10% to 20%) vacancy rates and/or higher near-term lease rollover at acquisition than more conservative value maintaining core properties. These characteristics provide us with opportunities to lease space at higher rates, especially in markets with increasing absorption, or to re-lease space in these properties at higher rates, bringing below market rates of in-place expiring leases up to market rates. Many of these properties will require a moderate level of additional investment for capital expenditures and tenant improvement costs in order to improve or rebrand the properties and increase rental rates. Thus, we believe these properties provide an opportunity for us to achieve more significant capital appreciation by increasing occupancy, negotiating new leases with higher rental rates and/or executing enhancement projects. Our value-creating core strategy is generally lower risk relative to an enhanced return or opportunistic strategy because from the date of acquisition core properties generally provide better cash flow, have less near-term lease rollover, and require less investment than enhanced return or opportunistic properties. Core properties therefore have less potential for adverse outcomes relative to enhanced return and opportunistic properties. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, other REITs or real estate companies.

Although this is our current focus, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or “Code”), our portfolio composition may vary from what we initially expect. In fact, we may invest in whatever types of real estate or real-estate related assets we believe are in our best interests. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

See “Investments in Real Properties and Real Estate-Related Investments” for information about our real estate portfolio as of June 30, 2021.

Q:               Who are your advisor and your sponsor? What does the advisor do?

A:               KBS Capital Advisors is our advisor. Our advisor is owned and controlled by KBS Holdings LLC (“KBS Holdings”), our sponsor. Other than de minimis amounts owned by family members or family trusts, Charles J. Schreiber, Jr. indirectly owns and controls a 50% interest in KBS Holdings and is one of the two managers of KBS Holdings. In addition, Mr. Schreiber controls the voting rights with respect to the 50% interest of KBS Holdings held indirectly by the estate of Peter M. Bren (together with other family members), and Mr. Schreiber controls the voting rights with respect to the manager of KBS Holdings that is owned indirectly by the estate of Peter M. Bren (together with other family members).

As our advisor, KBS Capital Advisors manages our day-to-day operations and our portfolio of real estate investments, all subject to the supervision of our board of directors. Mr. Schreiber works together with the KBS team of real estate and debt finance professionals in the identification, acquisition and management of our investments. KBS Capital Advisors then makes recommendations on all investments to our board of directors. Our charter provides that all proposed real estate investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of our board of directors. KBS Capital Advisors also provides asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our cash flow from operations.

Q:               What is the experience of your advisor and your sponsor?

A:               Mr. Schreiber has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years. Peter M. Bren and Charles J. Schreiber, Jr. were the founding partners of the KBS-affiliated investment advisors. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. Mr. Schreiber is the Chief Executive Officer of KBS Capital Advisors and KBS Realty Advisors LLC (“KBS Realty Advisors”), and he is a principal of Koll Bren Schreiber

Realty Advisors, Inc., each active and nationally recognized real estate investment advisers. These entities are each registered as investment advisers with the SEC. We refer to the investment advisors affiliated with Mr. Schreiber as KBS-affiliated investment advisors. As of June 30, 2021, KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, had been involved in the investment in or management of approximately $28.6 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, institutional and sovereign wealth funds, and the investors in us and the KBS-sponsored non-traded REITs: KBS Real Estate Investment Trust, Inc. (“KBS REIT I”) (which liquidated in December 2018); KBS Real Estate Investment Trust II, Inc. (“KBS REIT II”); Pacific Oak Strategic Opportunity REIT, Inc., formerly KBS Strategic Opportunity REIT, Inc. (“Pacific Oak Strategic Opportunity REIT I”) (advisory agreement terminated as of October 31, 2019); KBS Legacy Partners Apartment REIT, Inc. (“KBS Legacy Partners Apartment REIT”) (which liquidated in December 2018); Pacific Oak Strategic Opportunity REIT II, Inc., formerly KBS Strategic Opportunity REIT II, Inc. (“Pacific Oak Strategic Opportunity REIT II”) (advisory agreement terminated as of October 31, 2019); and KBS Growth & Income REIT, Inc. (“KBS Growth & Income REIT”). Through October 31, 2019, our advisor also served as the U.S. asset manager for Keppel Pacific Oak US REIT, and KBS Realty Advisors serves as the U.S. asset manager for Prime US REIT, both Singapore real estate investment trusts.

Mr. Schreiber works together at KBS Capital Advisors and KBS Holdings with his team of key real estate and debt finance professionals. The key real estate professionals at our advisor include James Chiboucas and Marc DeLuca, each of whom has over 25 years of real estate experience, and Jeffrey K. Waldvogel and Giovanni Cordoves, each of whom has over 15 years of real estate experience. The key real estate and debt finance professionals at our advisor have been through multiple real estate cycles in their careers and have the expertise gained through hands on experience in acquisitions, originations, asset management, dispositions, development, leasing and property and portfolio management. Together with Mr. Schreiber, these individuals comprise the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Chiboucas is a member of the investment committee for the limited purpose of approving potential investments from a legal and regulatory compliance standpoint.

On November 1, 2019, Pacific Oak Strategic Opportunity REIT I and Pacific Oak Strategic Opportunity REIT II transferred the management of the companies to a new external advisor, Pacific Oak Capital Advisors LLC. On October 5, 2020, Pacific Oak Strategic Opportunity REIT I acquired Pacific Oak Strategic Opportunity REIT II. The transfer of management allows KBS Capital Advisors to focus on its current core asset portfolios, while the Pacific Oak group of companies focuses primarily on its current opportunistic portfolios. Pacific Oak Capital Advisors, LLC is owned and managed by Keith D. Hall and Peter McMillan III. Together, through GKP Holding LLC, Messrs. Hall and McMillan formerly indirectly owned a 33 1/3% interest in KBS Holdings and formerly indirectly owned a 33 1/3% interest in KBS Capital Advisors and KBS Capital Markets Group LLC. On September 1, 2021, upon the transfer of GKP Holding LLC’s ownership interest in KBS Holdings, GKP Holdings LLC ceased to be a manager of KBS Capital Advisors and KBS Holdings and ceased to have an ownership interest in KBS Holdings, KBS Capital Advisors and KBS Capital Markets Group LLC.

Q:               What is the role of the board of directors?

A:               We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. There are four members of our board of directors, three of which are independent of KBS Capital Advisors and its affiliates. Our charter requires that a majority of our directors be independent of KBS Capital Advisors and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of KBS Capital Advisors and must approve other matters set forth in our charter. Our directors are elected annually by the stockholders.

Q:               What is a real estate investment trust, or REIT?

A:               We elected to be taxed as a REIT beginning with the taxable year ended December 31, 2011 and intend to continue to operate in such a manner. In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•

satisfies the various requirements of the Internal Revenue Code, including a requirement to distribute to stockholders at least 90% of its REIT taxable income each year (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•

is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a “C” corporation.

However, under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Q:               What is a non-traded, perpetual-life REIT?

A:               A non-traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share plus applicable upfront selling commissions and dealer manager fees. In our perpetual-life structure, the investor may request that we redeem their shares on a monthly basis, but we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month in our discretion. Although we may consider a liquidity event at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Q:               Do you use leverage?

A:               Yes. We have used leverage, and we expect to continue to use leverage. Our current target leverage ratio is between 45% and 65%. We calculate our leverage ratio for reporting purposes as the outstanding principal balance of our borrowings divided by the net asset value of our real estate and real estate-related investments (determined in accordance with our valuation guidelines and procedures). Based on this methodology, our leverage was approximately 42% as of June 30, 2021. There are other methods of calculating our overall leverage ratio that may differ from this methodology, such as the methodologies used in determining our compliance with corporate borrowing covenants. Although we will generally work to maintain the targeted leverage ratio over the near term, we may change our targeted leverage ratio from time to time. In addition, we may vary from our targeted leverage ratio from time to time, and there are no assurances that we will maintain the targeted range disclosed above or achieve any other leverage ratio that we may target in the future.

There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter limits our aggregate borrowings to 300% of our net assets, which approximates aggregate liabilities of 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). We may exceed our charter limit only if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing.

We may use borrowed funds to: finance acquisitions of new real estate investments; pay for property improvements, repairs and tenant build-outs to properties and for other capital expenditures; refinance existing indebtedness; pay distributions; fund the redemption or repurchase of our shares or provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment.

For additional disclosure regarding our leverage, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated herein by reference.

Q:               Do you acquire properties in joint ventures, including joint ventures with affiliates?

A:               We have made investments through joint ventures, and in the future we may enter into other joint ventures, partnerships and co-ownership arrangements (including preferred equity investments) or participations for the purpose of obtaining interests in real estate properties and for the development or improvement of real properties. Joint venture investments permit us to own interests in properties without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate investments that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments. We may only enter into joint ventures with other KBS-sponsored programs or affiliated entities if a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction concludes that the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.

Q:               How is an investment in shares of your common stock different from listed REITs?

A:               An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

•  Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities will be used to determine our NAV rather than the trading market.

•  An investment in our shares has limited or no liquidity and our share redemption program may be modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

•  Listed REITs are generally self-managed, whereas our investment operations are managed by our advisor.

•  Unlike the offering of a listed REIT, this offering has been registered in every state and jurisdiction in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to our advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, our advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we do so.

Q:               For whom may an investment in your shares be appropriate?

A:               An investment in our shares may be appropriate for you if you:

•  meet the minimum suitability standards described above under “Suitability Standards;”

•  seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio of U.S. real estate;

•  seek to receive current income through regular distribution payments;

•  wish to obtain the potential benefit of long-term capital appreciation; and

•  are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future because we are not obligated to redeem any shares of our common stock and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month in our discretion. See “Share Redemptions—Redemption Limitations.”

Q:               How do you structure the ownership and operation of your assets?

A:               We own, and plan to continue to own, all or substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership and KBS Special Limited Partner III LLC (the “Special Limited Partner”), a wholly owned subsidiary of KBS Holdings LLC, owns a special limited partner interest in the Operating Partnership. In addition, each of our advisor and the Special Limited Partner may elect to receive units in the Operating Partnership in lieu of cash for its management fee and performance participation interest, respectively. See “Compensation.” Our advisor and the Special Limited Partner may put these units back to the Operating Partnership and receive cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law, our charter or the Operating Partnership Agreement, in which case such Operating Partnership units will be repurchased for shares of our common stock. Such repurchases will not be subject to the Early Repurchase Deduction or the Transition Deduction. If the Operating Partnership repurchases our advisor’s units for shares of our common stock, our advisor may subsequently elect to have us repurchase such shares for cash, subject to the limitations described under “Compensation.” Any such repurchase requests by the Special Limited Partner will be subject to the same redemption limits that exist under our share redemption program. The use of our Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (UPREIT). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

The following chart shows our current ownership structure and our relationship with our advisor, our dealer manager, our sponsor and the Special Limited Partner.

Charles J. Schreiber, Jr. (1) 100% Owner Schreiber Real Estate Investments, L.P. 50% Owner Estate of Peter M. Bren(2) 100% Owner PBren Investments, L.P. 50% Owner KBS Holdings LLC (Sponsor) 100% Owner 100% Owner Affiliated Dealer Manager Dealer Manager Agreement KBS Real Estate Investment Trust III, Inc.(4) KBS Capital Advisors LLC(3) (Advisor) Advisory Agreement KBS Special Limited Partner III LLC (Special Limited Partner) (4) 100% Owner/Manager KBS REIT Holdings III LLC(4) Limited Partner KBS Limited Partnership III(4) 0.1% GP

(1) Charles J. Schreiber, Jr. is the Chairman of our Board, our Chief Executive Officer, our President and one of our directors. Other than de minimis amounts owned by family members or trusts, Mr. Schreiber indirectly owns and controls Schreiber Real Estate Investments, L.P.

(2) On April 25, 2019, Peter M. Bren, our then President and one of our affiliated directors, as well as one of the indirect owners of KBS Holdings LLC, our sponsor and the parent entity of our advisor, passed away. Other than de minimis amounts owned by family members or family trusts, the estate of Peter M. Bren indirectly owns PBren Investments, L.P. Notwithstanding the foregoing, Mr. Schreiber controls the voting rights with respect to the 50% interest of KBS Holdings LLC held indirectly by the estate of Peter M. Bren (together with other family members).

(3) As of October 26, 2021, KBS Capital Advisors owned 20,857 shares of our common stock, 20,000 of which it acquired in exchange for an initial investment of $200,000.

(4) We are the sole member and manager of KBS REIT Holdings III LLC. KBS REIT Holdings III is a limited partner of KBS Limited Partnership III and KBS Special Limited Partner III LLC owns a special limited partnership interest in KBS Limited Partnership III. We are the sole general partner of KBS Limited Partnership III.

Q:               Are there any risks involved in buying your shares?

A:               Investing in our common stock involves a high degree of risk. If we are unable to manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

•

Because there is no public trading market for shares of our common stock, the redemption or repurchase of shares by us will likely be the only way to dispose of your shares. Our share redemption program will provide stockholders with the opportunity to request that we redeem their shares on a monthly basis, but we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month in our discretion. In addition, redemptions will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify or suspend our share redemption program if in its reasonable judgment it deems such action to be in our best interest and the best interest of our stockholders, such as when redemption requests would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of redeeming our shares. Our board of directors cannot terminate our share redemption program absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•

The offering price and redemption price for shares of our common stock are generally based on our prior month’s NAV (which will be our most recently disclosed NAV per share at such time) plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees, and are not based on any public trading market. In addition to being up to a month old when share purchases and redemptions take place, our NAV does not currently represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Furthermore, our board of directors may amend our NAV procedures from time to time. While there will be independent annual appraisals of our properties, the appraisal of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

•

A portion of the proceeds received in this offering is expected to be used to satisfy redemption requests, including requests from our existing stockholders which may be significant. Using the proceeds from this offering for redemptions will reduce the net proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability or limit our ability to grow our NAV.

•

In connection with this offering, we incur fees and expenses, which will decrease the amount of cash we have available for operations and new investments. In the future we may conduct other offerings of common stock (whether existing or new classes), preferred stock or of interests in our Operating Partnership. We may also amend the terms of this offering. We may structure or amend such offerings to attract institutional investors or other sources of capital. The costs of this offering and future offerings may negatively impact our ability to pay distributions and your overall return.

•	We have no employees and are dependent on our advisor to conduct our operations, to identify investments, to manage our investments and for the disposition of our properties.

•

All of our executive officers, our affiliated director and other key real estate and debt finance professionals of our advisor are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor and/or other KBS-affiliated entities. As a result, they face conflicts of interest, including but not limited to, conflicts arising from time constraints, allocation of investment opportunities and the fact that the fees our advisor and its affiliates will receive for services rendered to us are based on our NAV, which our advisor is responsible for determining.

•

Because investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs or KBS-advised investors, our advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders. In connection with the Singapore Transaction (defined herein), our board of directors and conflicts committee adopted the allocation process proposed by our advisor and KBS Realty Advisors.

See “Conflicts of Interest – Our Affiliates’ Interests in Other KBS-Sponsored Programs and KBS-Advised Investors – Allocation of Investment Opportunities.”

•  We cannot guarantee that we will make distributions. Our distribution policy is not to use the proceeds of our offerings to make distributions. However, our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. From time to time, we may use proceeds from third party financings to fund at least a portion of distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from the sale of assets. If we pay distributions from sources other than our cash flow from operations, the overall return to our stockholders may be reduced.

•  Our policies do not limit us from incurring debt until our aggregate borrowings would exceed 300% of our net assets, which approximates aggregate liabilities of 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), and we may exceed this limit with the approval of the conflicts committee of our board of directors. To the extent financing in excess of this limit is available on attractive terms, our conflicts committee may approve debt such that our total liabilities would exceed this limit. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of an investment in us.

•  We depend on tenants for the revenue generated by our real estate investments and, accordingly, the revenue generated by our real estate investments is dependent upon the success and economic viability of our tenants. Revenues from our properties could decrease due to a reduction in occupancy (caused by factors including, but not limited to, tenant defaults, tenant insolvency, early termination of tenant leases and non-renewal of existing tenant leases), rent deferrals or abatements, tenants becoming unable to pay their rent and/or lower rental rates, making it more difficult for us to meet our debt service obligations and limiting our ability to pay distributions to our stockholders.

•  Disruptions in the financial markets and uncertain economic conditions could adversely affect our ability to implement our business strategy and generate returns to stockholders. In addition, our real estate investments may be affected by unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce the investment return to our stockholders.

•  The outbreak of the novel coronavirus (“COVID-19”) disease could have material and adverse effects on our or our tenants’ business, financial condition, results of operations and cash flows, the markets and communities in which we and our tenants operate and our investment in Prime US REIT. The fluidity of the COVID-19 pandemic continues to preclude any prediction as to the ultimate adverse impact of the pandemic on us or the global economy as a whole. In the near term, many of our tenants have suffered reductions in revenue, and since April 1, 2020, several tenants have requested rent relief, most in the form of rent deferrals or abatements. In addition, the impact of the pandemic has had an adverse impact on our NAV and may have an adverse impact on our ability to raise funds in the offering, to source new investments, to obtain financing, to fund distributions to stockholders and to satisfy redemption requests, among other factors.

•  There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership of Shares.”

•  If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

See “Risk Factors.”

Q:               What are the terms of this offering?

A:               Pursuant to this prospectus, we are offering on a continuous basis up to $2,000,000,000 of shares of common stock, consisting of up to $1,700,000,000 in shares in our primary offering and up to $300,000,000 in shares pursuant to our dividend reinvestment plan. We are offering to sell any combination of four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing distribution fees. The purchase price per share for each class of common stock will vary and will generally equal our prior month’s NAV per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share. In this case, the transaction price will be our most recently disclosed NAV at such time. This is a “best efforts” offering, which means that [•], the dealer manager for this offering and our affiliate, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering. Subject to certain exceptions, in this offering you must initially invest at least $2,500 in shares of our Class T, Class S and Class D common stock and $1,000,000 in shares of our Class I common stock. We intend to offer shares of our common stock on a continuous basis and for an indefinite period of time, by filing a new registration statement before the end of each prior offering, subject to regulatory approval.

The following table summarizes the upfront selling commissions and dealer manager fees generally payable at the time you subscribe for Class T, Class S, Class D or Class I shares. The upfront selling commission and dealer manager fee are a percentage of the transaction price, which will generally be the most recently disclosed monthly NAV per share for such class, of the shares sold in the primary offering. No upfront selling commissions or dealer manager fees are paid with respect to any shares sold under our dividend reinvestment plan.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T shares(1)	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	up to 1.5%	None
Class I shares	None	None

(1)	Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price.

Subject to FINRA limitations on underwriting compensation and certain other limitations, the following table shows the distribution fees we pay the dealer manager with respect to the Class T, Class S, Class D and Class I on an annualized basis as a percentage of our NAV for such class. The distribution fees will be paid monthly in arrears.

Distribution Fee as a % of NAV
Class T shares	0.85%(1)
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None

(1)

Consists of an advisor distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares.

The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and distributions on Class D shares will be lower than Class I shares because we are required to pay higher ongoing distribution fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing distribution fees with respect to Class D shares (compared to Class I shares). However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Procedures” and “Description of Capital Stock—Distributions” for more information.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between our dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a dividend reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the dividend reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.89.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the dividend reinvestment or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a dividend reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or dividend reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Assuming a constant net asset value per share and assuming applicable distribution fees are paid until the 8.75% of gross proceeds limit described herein is reached, we expect that a one-time net investment in $10,000 worth of each class of our shares would be subject to the following upfront selling commissions, dealer manager fees and distribution fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Distribution Fees	Maximum Distribution Fees Over Life of Investment (Length of Time)		Total (Length of Time)
Class T	$300	$50	$85	$ 556 (7 years	)	$906 (7 years	)
Class S	$350	$0	$85	$ 556 (7 years	)	$906 (7 years	)
Class D	$150	$0	$25	$738 (30 years	)	$888 (30 years	)
Class I	$0	$0	$0	$ 0		$0

Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and its affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (7) other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S, Class T or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase.

Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for selling commissions, dealer manager fees and distribution fee to reach 8.75% of gross proceeds. A lower limit than 8.75% of gross proceeds may be used, as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such shares were issued. See “Plan of Distribution—Underwriting Compensation.”

If you are eligible to purchase all four classes of shares, then in most cases you should consider Class I shares because Class I shares have no upfront selling commissions, dealer manager fees or distribution fees, which will reduce the NAV or distributions of the other share classes. If you are eligible to purchase Class T, Class S and Class D shares but not Class I shares, in most cases you should consider Class D shares because Class D shares have lower upfront selling commissions, no dealer manager fees and lower annual distribution fees. Notwithstanding the foregoing, prospective investors should inquire with their financial professional about whether additional fees may be charged by their firm with respect to these share classes and/or whether additional fees may be charged with respect to the type of account in which the shares will be held, as that is also an important consideration when selecting a share class.

Q:               What is the per share purchase price?

A:               Each class of shares will be sold at the then-current transaction price, which is generally the prior month’s NAV per share for such class (which will be our most recently disclosed NAV per share at such time), plus applicable upfront selling commissions and dealer manager fees. Although the offering price for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price.

Each class of shares may have a different NAV per share due to the allocation of distribution fees, which differ with respect to each class. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share.

Q:               How is your NAV per share calculated?

A:               Our NAV is calculated monthly based on the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities. With the approval of our board of directors, including a majority of our independent directors, we have engaged [                    ], an independent valuation firm (the “Independent Valuation Firm”), to serve as our independent valuation advisor. The Independent Valuation Firm will perform or review annual independent third-party appraisals of our properties, confirm the reasonableness of monthly real estate portfolio and real estate-related asset valuations prepared by our advisor and confirm the reasonableness of our overall monthly NAV and NAV per share determinations. The Independent Valuation Firm is engaged in the business of valuing commercial real estate properties and companies and is not affiliated with us or our advisor. While the Independent Valuation Firm will provide these services to us, the Independent Valuation Firm is not responsible for, and does not determine our NAV. Our advisor is ultimately responsible for the determination of our NAV.

NAV is not a measure used under generally accepted accounting principles in the U.S. (“GAAP”) and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate-related assets will be valued.

Q:               Is there any minimum investment required?

A:               The minimum initial investment in Class T, Class S or Class D shares of our common stock in this offering is $2,500, and the minimum subsequent investment in such shares is $500 per transaction. The minimum initial investment in Class I shares of our common stock in this offering is $1,000,000, and the minimum subsequent investment in such shares is $500 per transaction, unless such minimums are waived by the dealer manager. The minimum subsequent investment amount does not apply to purchases made under our dividend reinvestment plan. In addition, our board of directors may elect to accept smaller investments in its discretion.

Q:               What is a “best efforts” offering?

A:               This is a “best efforts” offering, which means that [•], the dealer manager for this offering and our affiliate, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:               What is the expected term of this offering?

A:               We have registered $1,700,000,000 in shares of our common stock, in any combination of Class T shares, Class S shares, Class D shares and Class I shares, to be sold in our primary offering and up to $300,000,000 in shares to be sold pursuant to our dividend reinvestment plan. We may reallocate the shares of our common stock we are offering between the primary offering and our dividend reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

Q:               When may I make purchases of shares and at what price?

A:               Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month, and to be accepted, a subscription request must be received in good order at least five business days prior to the first calendar day of the month and payment of the full purchase price of the common stock being subscribed must be received at least two business days prior to the first calendar day of the month (unless waived by the dealer manager). The purchase price per share of each class will be equal to the then-current transaction price, which will generally be our prior month’s NAV per share for such class as of the last calendar day of such month, plus applicable upfront selling commissions and dealer manager fees. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price. See “How to Subscribe” for more details.

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before, and full payment must be received at least two business days before, November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.

Q:               When will the transaction price be available?

A:               Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We will disclose the transaction price for each month when available on our website at [www.kbsreitiii.com] and in prospectus supplements filed with the SEC.

Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”

Q:               May I withdraw my subscription request once I have made it?

A:               Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free telephone number 866-584-1381.

Q:               When will my subscription be accepted?

A:               Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at [www.kbsreitiii.com] and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.

Q:               How will you use the proceeds raised in this offering?

A:                After paying upfront selling commissions, dealer manager fees, additional underwriting compensation and other organization and offering expenses, and assuming that we sell the maximum offering, we estimate net proceeds from this offering in an amount equal to $1.94 billion, or approximately 96.94% of the gross proceeds from this offering, to be available to us. Upfront selling commissions and dealer manager fees, which are effectively paid by purchasers of shares in the primary offering at the time of purchase, have no effect on the NAV of any class. The purchase price of such shares is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees. Accordingly, if we fund additional underwriting compensation and other organization and offering expenses entirely out of cash flow from operations (which would not reduce the net offering proceeds), then as a percentage of the NAV of the shares sold (measured as of the date of sale), approximately 97.93% of the proceeds will be available to us. We expect to use the net proceeds of this offering to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate). The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time. Generally, our policy will be to pay distributions from cash flow from operations. Our distribution policy is not to use the proceeds of our offerings to make distributions. However, our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. From time to time, we may use proceeds from third party financings to fund at least a portion of distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from the sale of assets. The foregoing figures are estimates based on numerous assumptions. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise and the actual offering costs. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth above because many offering costs are fixed and do not depend on the amount of capital raised in the offering. See “Estimated Use of Proceeds.”

Q:               Will I receive distributions and how often?

A:               We have paid, and expect to continue to pay, distributions on a monthly basis. We expect to declare distributions based on monthly record dates. We commenced paying distributions in July 2011 and have paid distributions each month since such date. Any distributions we make are at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. You will not be entitled to receive a distribution if your shares are redeemed or repurchased prior to the applicable record date for a distribution.

There is no assurance we will pay distributions in any particular amount, if at all. Generally, our policy is to pay distributions from current or prior period cash flow from operations (except with respect to distributions related to sales of our assets). From time to time, we may not pay distributions solely from our current or prior period cash flow from operations. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our dividend reinvestment plan, the extent to which our advisor elects to receive its management fee in Class I shares or Class I units and the Special Limited Partner elects to receive distributions on its performance participation interest in Class I units, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that, from time to time, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we have funded our distributions with debt financings and we may utilize debt financing in the future, if necessary, to fund at least a portion of our distributions. As discussed above, we may also fund distributions with proceeds from the sale of assets. Our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. Our distribution policy is not to use the proceeds from an offering to pay distributions. If we pay distributions from sources other than our cash flow from operations, the overall return to our stockholders may be reduced.

We elected to be taxed as a REIT under the Internal Revenue Code and have operated as such beginning with our taxable year ended December 31, 2011. To maintain our qualification as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

See “Description of Capital Stock—Distributions” and “Material U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and distributions on Class D shares will be lower than Class I shares because we are required to pay higher ongoing distribution fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing distribution fees with respect to Class D shares (compared to Class I shares).

Q:               Will the distributions I receive be taxable as ordinary income?

A:               Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the dividend reinvestment plan at a discount to fair market value, if any. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:               May I reinvest my cash distributions in additional shares?

A:               Yes. Our dividend reinvestment plan allows you to have your cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. A copy of our dividend reinvestment plan is included as Appendix A to this prospectus. You will automatically become a participant unless you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington, are a client of a participating broker-dealer that does not permit automatic enrollment in the dividend reinvestment plan, or you elect not to become a participant by noting such election on your subscription agreement. If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, or a client of a participating broker-dealer that does not permit automatic enrollment in the dividend reinvestment plan, you may choose to enroll as a participant in our dividend reinvestment plan.

The per share purchase price for shares purchased pursuant to the dividend reinvestment plan will be equal to the transaction price for such shares in effect on the distribution date. Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased (which will be our most recently disclosed NAV per share at such time). Although the price you pay for shares of our common stock pursuant to our dividend reinvestment plan will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed transaction price). However, our board of directors may determine, in its sole discretion, to designate certain distributions as ineligible for reinvestment through the dividend reinvestment plan, without notice to participants, without suspending the plan and without affecting the future operation of the plan with respect to participants.

Stockholders do not pay selling commissions or a dealer manager fee when purchasing shares pursuant to the dividend reinvestment plan. The ongoing distribution fees with respect to Class T, Class S and Class D shares are allocated on a class-specific basis and borne by all shares of the applicable class, including shares issued under the dividend reinvestment plan with respect to such share classes. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Procedures” and “Description of Capital Stock—Distributions” for more information.

Shares acquired under the dividend reinvestment plan entitle the participant to the same rights and will be treated in the same manner as shares of that class purchased in the primary offering.

Participants may terminate their participation in the dividend reinvestment plan at any time by delivering a written notice to us. Such notice must be received by us at least ten days prior to a distribution date in order for a participant’s termination to be effective for such distribution date. If we redeem a portion of a participant’s shares, the participant’s participation in the dividend reinvestment plan with respect to the participant’s shares that were not redeemed will not be terminated unless the participant requests such termination pursuant to the dividend reinvestment plan. Our board of directors may amend, suspend or terminate the dividend reinvestment plan for any reason at any time upon ten days’ notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated.

See “Description of Capital Stock—Dividend Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us.

Q:               Can I request that my shares be redeemed?

A:               Yes. However, while stockholders may request on a monthly basis that we redeem all or any portion of their shares pursuant to our share redemption program, we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month in our discretion. In addition, our ability to fulfill redemption requests is subject to a number of limitations. As a result, share redemptions may not be available each month. Under our share redemption program, to the extent we choose to redeem shares in any particular month, we will only redeem shares as of the opening of the last calendar day of that month (each such date, a “Redemption Date”). Redemptions will be made at the transaction price in effect on the Redemption Date, with two exceptions: (i) shares that have not been outstanding for at least one year will be redeemed at 96.0% of the transaction price (an “Early Redemption Deduction”) and (ii) notwithstanding the foregoing, all shares will be redeemed at 96.0% of the transaction price during the first year of this offering, until [•] (“Transition Deduction”). For purposes of the Early Redemption Deduction, the one-year holding period is measured as of the first calendar day immediately following the prospective redemption date. Subject to limited exceptions, the Early Redemption Deduction and Transition Deduction may only be waived in the case of redemption requests arising from the death or qualified disability of the holder. To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will generally be made within three business days of the

Redemption Date. The Early Redemption Deduction will not apply to shares acquired through our dividend reinvestment plan or issued pursuant to a stock dividend. An investor may withdraw his or her redemption request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

We may redeem your shares if you fail to maintain a minimum account balance of $500 of shares, even if your failure to meet the minimum account balance is caused solely by a decline in our NAV.

The total amount of aggregate redemptions of Class T, Class S, Class D and Class I shares is limited in any calendar month, to shares whose aggregate value (based on the redemption price per share on the date of the redemption) is no more than 2% of our aggregate NAV as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV as of the last day of the previous calendar quarter.

In the event that we determine to redeem some but not all of the shares submitted for redemption during any month, shares redeemed at the end of the month will be redeemed on a pro rata basis. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption program, as applicable.

In the transitional [•] quarter of 2022, we will allow redemptions in up to the maximum permitted as if the share redemption program had been effective and open the entire quarter (taking into consideration redemptions under our prior share redemption program in the quarter).

The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy redemption requests. We may fund redemptions requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may use to fund redemptions from such sources. Should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of the Company as a whole, then we may choose to redeem fewer shares than have been requested to be redeemed, or none at all. Further, our board of directors may modify or suspend our share redemption program if in its reasonable judgment it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors cannot terminate our share redemption program absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests. See “Share Redemptions—Redemption Limitations.”

Q:               Will I be notified of how my investment is doing?

A:               Yes. We will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;
•	an annual report;
•	supplements to the prospectus; and
•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: U.S. mail or other courier; electronic delivery; posting on our web site at [www.kbsreitiii.com]; or publicly filing such information with the SEC, which information is available at www.sec.gov.

Our monthly NAV per share for each class will be posted on our website promptly after it has become available.

Q:               When will I get my detailed tax information?

A:               Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Q:               What are the fees that you pay to the advisor and its affiliates?

A:               We pay our advisor, the Special Limited Partner, the dealer manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us, subject to the review and approval of our conflicts committee. Set forth below is a summary of the fees and expenses we expect to pay these entities in connection with this offering or our operations. The estimated amount that we may pay with respect to such fees and expenses is also set forth below, assuming the maximum gross proceeds from the primary offering and dividend reinvestment plan. See “Management – The Advisory Agreement” and “Compensation” for additional information about fees and expenses payable to our advisor and its affiliates.

The upfront selling commissions and dealer manager fees listed below are effectively paid by purchasers of shares in the primary offering at the time of purchase and, therefore, have no effect on the NAV of any class. The purchase price of such shares is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees. The distribution fee listed below is allocated on a class-specific basis and may differ for each class, even when the NAV per share of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below are not class-specific. Accordingly, they are allocated among all holders of shares ratably according to the NAV of their shares.

We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is our advisor or an affiliate of our advisor) or development, or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We will, however, reimburse our advisor for costs and expenses paid or incurred by our advisor or its affiliates in connection with the foregoing activities.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees—[•], Affiliated Dealer Manager

Our dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Our dealer manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Our dealer manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. Our dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our dividend reinvestment plan.

The actual amount will depend on the number of shares sold, the class of shares sold and the transaction price of each share sold in the primary offering.

Aggregate upfront selling commissions will equal approximately $41.1 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $0.4 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 5%, 65% and 5% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively, that the transaction prices of our Class T, Class S and Class D shares remain constant at $10.00, and that there is no reallocation of shares between our primary offering and our dividend reinvestment plan.

Distribution Fees— [•], Affiliated Dealer Manager

Subject to FINRA limitations on underwriting compensation, we pay our dealer manager selling commissions over time as distribution fees:

•            with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•            with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•            with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We do not pay a distribution fee with respect to our outstanding Class I shares.

Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased, when such shares are purchased and if such shares are outstanding.

For Class T shares, the distribution fees will equal approximately $0.7 million per annum if we sell the maximum amount. For Class S shares, the distribution fees will equal approximately $9.1 million per annum if we sell the maximum amount. For Class D shares, the distribution fees will equal approximately $0.2 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 5% of our offering proceeds are from the sale of Class T shares, 65% of our offering proceeds are from the sale of Class S shares and 5% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $10.00, that none of our stockholders participate in our dividend reinvestment plan and that there is no reallocation of shares between our

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

The distribution fees are paid monthly in arrears. Our dealer manager reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible
to receive them.

The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Procedures” and “Description of Capital Stock—Distributions” for more information. In calculating our distribution fee, we will use our NAV before giving effect to accruals for the distribution fee or distributions payable on our shares.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between our dealer manager and a participating broker-dealer at the primary offering and our dividend reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a dividend reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the dividend reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.89.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the dividend reinvestment or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a dividend reinvestment plan pursuant to the same registration statement

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or dividend reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Additional Underwriting Compensation—[•], Affiliated Dealer Manager or KBS Capital Advisors

We may pay directly or reimburse our advisor and our dealer manager if they pay, on our behalf, certain additional items of underwriting compensation described under “Plan of Distribution– Underwriting Compensation,” including legal fees of our dealer manager, costs reimbursement for registered representatives of participating broker-dealers to attend educational conferences sponsored by us or our dealer manager, attendance fees for registered persons associated with our dealer manager to attend seminars conducted by participating broker-dealers, and promotional items.

In addition, our advisor may pay our dealer manager, without reimbursement by us, additional amounts in order to fund certain of our dealer manager’s costs and expenses related to the distribution of the offering, as described under “Plan of Distribution—Underwriting Compensation,” including compensation of certain registered employees of our dealer manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with our dealer manager incurred in the performance of wholesaling activities, as well as supplemental fees and commissions paid by our dealer manager with respect to sales of shares as described under “Plan

We estimate the additional underwriting compensation expenses paid by us to be approximately $6.4 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

of Distribution—Underwriting Compensation—Supplemental Fees and Commissions.” Such payments will be considered underwriting compensation subject to the 10% underwriting compensation limit of FINRA.
Other Organization and Offering Expenses—KBS Capital Advisors and [•], Affiliated Dealer Manager

We also pay directly, or reimburse our advisor and our dealer manager if they pay on our behalf, any other organization and offering expenses (meaning organization and offering expenses other than underwriting compensation) as and when incurred. These expenses may include reimbursements for the bona fide due diligence expenses of participating broker-dealers, supported by detailed and itemized invoices, and similar diligence expenses of investment advisers.

After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that the cumulative organization and offering expenses that we incur (including underwriting compensation) exceed 15% of our gross proceeds from the applicable offering.

We estimate these other organization and offering expenses to be approximately $13.3 million if we sell the maximum offering amount.

Investment Activities

Acquisition and Disposition Expense Reimbursement—KBS Capital Advisors	We do not intend to pay our advisor any acquisition, financing (except interest payments to the lender in cases where the lender is our advisor or an affiliate of our advisor), disposition or other similar fees in connection with making or disposing of investments. Subject to the limitations in our charter and the advisory agreement, we will reimburse our advisor for costs and expenses paid or incurred by our advisor or its affiliates in connection with the selection, evaluation, structuring, acquisition, financing, development and disposition of investments, whether or not such investments are acquired or disposed of, and we will make payments to third parties in connection with providing services to us. Such cost and expense reimbursements to our advisor include personnel and related employment costs, such as reasonable salaries and wages, benefits and overhead of employees directly involved in the performance of the services as well as payments made to third parties on our behalf. We will not reimburse our advisor for the salaries and benefits our advisor or its affiliates may pay our executive officers.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Activities

Management Fee (Fixed Component Fee) and Expense Reimbursement—KBS Capital Advisors and [•], Affiliated Dealer Manager

We pay our advisor a management fee with a fixed component equal to 1.25% of the Company’s NAV per annum payable monthly. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay our advisor a management fee equal to 1.25% of the NAV of the Operating Partnership attributable to such Operating Partnership units not held by us per annum payable monthly. In calculating the management fee, we use our NAV and the NAV of the Operating Partnership units not held by us before giving effect to monthly accruals for the management fee and the performance participation allocation fee, distribution fees, or distributions payable on our outstanding shares or Operating Partnership units.

The management fee may be paid, at our advisor’s election, in cash, Class I shares or Class I units of our Operating Partnership. If our advisor elects to receive any portion of its management fee in our Class I shares or Class I units of our Operating Partnership, we may be obligated to repurchase such Class I shares or Class I units from our advisor at a later date, at our advisor’s election. Such repurchases will be outside of our share redemption program and thus will not be subject to the redemption limits of our share redemption program (except as described below) or any Early Redemption Deduction or Transition Deduction. To the extent that our advisor elects to receive any portion of its management fee in Class I shares, we will repurchase such shares (including any shares issued in a dividend reinvestment plan or issued as a stock dividend related thereto) from our advisor, at our advisor’s election, unless such repurchase would both (i) when combined with any redemption requests submitted by stockholders through our share redemption program, cause our aggregate redemptions for such month to exceed 2% of our aggregate NAV as of the last day of the previous calendar month or, in any calendar quarter, cause our aggregate redemptions for such quarter to exceed 5% of our aggregate NAV as of the last day of the previous calendar quarter and (ii) in the sole determination of the conflicts committee, materially adversely affect our liquidity or financial condition. The Operating Partnership will repurchase any such

Actual amounts depend upon our aggregate NAV, the changes in NAV and actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law, our charter or the Operating Partnership Agreement, in which case such Operating Partnership units will be repurchased for Class I shares of our common stock with an equivalent aggregate NAV, and our advisor may elect to have us repurchase such Class I shares, subject to the limitations of the immediately preceding sentence. The advisory agreement provides that with respect to any shares of our common stock received as payment for the management fee, within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with our advisor for the shares received as payment for the management fee, with terms mutually agreeable to us and our advisor.

In addition to the organization and offering expense and acquisition and disposition expense reimbursements described above, subject to the limitations in our charter and the advisory agreement, our advisor has the right to seek reimbursement from us for all costs and expenses paid or incurred by our advisor or its affiliates in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, personnel and related employment costs (including reasonable salaries and wages, benefits and overhead of employees directly involved in the performance of such services), utilities, accounting software costs and cybersecurity costs. We currently reimburse our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, our advisor may seek reimbursement for additional employee costs. We will not reimburse our advisor for the salaries and benefits our advisor or its affiliates may pay our executive officers. In addition, we reimburse our advisor for certain of our direct costs incurred from third parties that were initially paid by our advisor on our behalf.

We have also entered into a fee reimbursement agreement with our dealer manager pursuant to which we agreed to reimburse our dealer manager for certain fees and expenses it incurs for administering our participation in the DTCC Alternative Investment Product Platform with respect to certain accounts of our investors serviced through the platform.

Additionally, we have entered into, together with KBS REIT II, KBS Growth & Income REIT, our advisor and other KBS-affiliated entities, an errors and omissions and directors and officers liability

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each of the various entities covered by the program, and is billed directly to each entity.

Performance Participation Allocation—The Special Limited Partner

So long as the advisory agreement has not been terminated, the Special Limited Partner holds a performance participation interest in our Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 6% Hurdle Amount and a High Water Mark, with a partial Catch-Up (each term as defined herein). Such allocation is made annually and accrues monthly.

For a detailed explanation of how the performance participation allocation is calculated, see “Compensation—Performance Participation Allocation—The Special Limited Partner.” For a hypothetical calculation of the performance participation calculation, see “Compensation—Performance Participation Allocation Example.”

In addition, with respect to our historical performance period from inception through the launch of this offering, we believe it is appropriate to calculate the estimated value of the Subordinated Participation in Net Cash Flows (defined under “Management—Payment of Incentive Fee for Past Performance”) based on a hypothetical liquidation of our assets and liabilities at their then-current estimated values used in our NAV calculation at the time of conversion to an NAV REIT, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and accelerate the payment of the historical incentive fee to our advisor to the extent of the potential liability at the time of conversion to an NAV REIT. Our stockholders approved the acceleration of this fee on May 7, 2020. For more information, see “Management—Payment of Incentive Fee for Past Performance.”

Actual amounts of the performance participation depend upon our Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our conflicts committee has made a finding that, based on such unusual and non-recurring factors as it deems sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of the meeting of the conflicts committee. For purposes of these limits:

•  “Total Operating Expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain on the sale of our assets; and (f) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

•  “Average Invested Assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•  “Net Income” means, for any period, total revenues applicable to such period less the total expenses applicable to such period other than additions for depreciation or bad debt or other similar non-cash reserves.

Q:               What conflicts of interest does your advisor face?

A:               KBS Capital Advisors and its affiliates experience conflicts of interest in connection with the management of our business. Our advisor is owned and controlled by KBS Holdings, our sponsor. Other than de minimis amounts owned by family members or family trusts, Charles J. Schreiber, Jr. indirectly owns and controls a 50% interest in KBS Holdings. In addition, Mr. Schreiber controls the voting rights with respect to the 50% interest of KBS Holdings held indirectly by the estate of Peter M. Bren (together with other family members). Charles J. Schreiber, Jr. is the Chairman of our Board, our Chief Executive Officer, our President and our affiliated director.

KBS Capital Advisors is also serving as the external advisor to KBS REIT II and KBS Growth & Income REIT. Mr. Schreiber is Chairman of the Board, Chief Executive Officer, President and an affiliated director of KBS REIT II and KBS Growth & Income REIT. In addition, Mr. Schreiber and the KBS team of real estate professionals are also key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to institutional investors in real estate properties and real estate-related assets. KBS Realty Advisors is also the U.S. asset manager of Prime US REIT, and Mr. Schreiber is the Chairman of the Board and a director of the external manager of Prime US REIT. Some of the material conflicts that KBS Capital Advisors and its affiliates face include the following:

•

Our advisor and its team of real estate and debt finance professionals must determine which investment opportunities to recommend to us and the other KBS-sponsored programs that are raising funds for investment, or that have funds available for investment, or for whom a KBS affiliate serves as an advisor as well as any programs KBS affiliates may sponsor in the future. In connection with the Singapore Transaction (defined herein), our board of directors and conflicts committee adopted the allocation process proposed by our advisor and KBS Realty Advisors. See “Conflicts of Interest – Our Affiliates’ Interests in Other KBS-Sponsored Programs and KBS-Advised Investors – Allocation of Investment Opportunities.”

•

Our sponsor and its team of professionals at KBS Capital Advisors and its affiliates (including our dealer manager, [•]) have to allocate their time between us and other programs and activities in which they are involved.

•

The compensation payable by us to our advisor and its affiliates may not be on terms that would result from arm’s-length negotiations, is payable whether or not our stockholders receive distributions, and is based on our NAV, which our advisor is responsible for determining.

•	KBS Capital Advisors and its affiliates, including our dealer manager, receive fees in connection with, or as result of, our offerings of equity securities.

•	KBS Capital Advisors and its affiliates may structure the terms of joint ventures between us and other KBS-sponsored programs or KBS-advised entities.

•

The key real estate, debt finance, management and accounting professionals at our advisor may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs.

Q:               What is the liquidity history of KBS-sponsored public non-traded REITS?

A:               As described in more detail below, our sponsor has sponsored six public programs other than our company, each of which included a date in its charter by which the program might be liquidated. As of the date of this prospectus, KBS REIT I and KBS Legacy Partners Apartment REIT had completed their liquidation process pursuant to the KBS REIT I Plan of Liquidation and KBS Legacy Plan of Liquidation, respectively. In addition, KBS REIT II and Pacific Oak Strategic Opportunity REIT I (advisory agreement terminated as of October 31, 2019) have reached their respective liquidation decision dates and have taken the actions described below. Further, Pacific Oak Strategic Opportunity REIT II was acquired by Pacific Oak Strategic Opportunity REIT I prior to its disclosed liquidation decision date.

KBS REIT I’s charter required that it seek stockholder approval of its liquidation if its shares of common stock were not listed on a national securities exchange by November 2012, unless a majority of its independent directors determined that liquidation was not then in the best interest of its stockholders. Each year beginning in November 2012 and through November 2015, the conflicts committee of KBS REIT I unanimously determined that liquidation was not then in the best interests of KBS REIT I’s stockholders.

On October 5, 2016, the special committee and the board of directors of KBS REIT I unanimously approved the sale of all of KBS REIT I’s assets and its dissolution pursuant to the KBS REIT I Plan of Liquidation. On January 27, 2017, KBS REIT I’s stockholders approved the KBS REIT I Plan of Liquidation. On October 10, 2017, KBS REIT I filed articles of dissolution with the SDAT pursuant to the KBS REIT I Plan of Liquidation, which articles became effective on October 10, 2017. On November 22, 2017, KBS REIT I completed the disposition of the last real estate asset in its portfolio. From January 27, 2017 through the date of its liquidation in December 2018, KBS REIT I paid aggregate liquidating distributions to its stockholders of $3.42 per share, or $631.2 million.

KBS REIT II’s charter requires that KBS REIT II seek stockholder approval of its liquidation if its shares of common stock are not listed on a national securities exchange by March 31, 2018, unless a majority of KBS REIT II’s independent directors determines that liquidation is not then in the best interest of KBS REIT II’s stockholders. In March 2018 and March 2019, the conflicts committee of KBS REIT II unanimously determined that liquidation was not then in the best interests of KBS REIT II’s stockholders.

On November 13, 2019, the special committee and the board of directors of KBS REIT II unanimously approved the sale of all of KBS REIT II’s assets and its dissolution pursuant to the KBS REIT II Plan of Liquidation. On March 5, 2020, KBS REIT II’s stockholders approved the KBS REIT II Plan of Liquidation. KBS REIT II expects to distribute substantially all of the net proceeds from liquidation to its stockholders within 24 months from March 5, 2020. If KBS REIT II cannot sell its assets and pay its debts within 24 months from March 5, 2020, or if the special committee and board of directors of KBS REIT II determine that it is otherwise advisable to do so, pursuant to the Plan of Liquidation, KBS REIT II may transfer and assign its remaining assets to a liquidating trust. Upon such transfer and assignment, the stockholders of KBS REIT II would receive beneficial interests in the liquidating trust. KBS REIT II can give no assurance regarding the timing of asset dispositions in connection with the implementation of the Plan of Liquidation, the sale prices it will receive for its assets, and the amount or timing of liquidating distributions to be received by its stockholders. From March 5, 2020 through October 26, 2021, KBS REIT II paid aggregate liquidating distributions to its stockholders of $1.90 per share, or $350.5 million.

KBS Legacy Partners Apartment REIT’s charter required that it seek stockholder approval of its liquidation if its shares of common stock were not listed on a national securities exchange by January 31, 2020, unless a majority of its independent directors determined that liquidation was not then in the best interest of its stockholders. On August 14, 2017, the special committee and the board of directors of KBS Legacy Partners Apartment REIT unanimously approved the sale of all of KBS Legacy Partners Apartment REIT’s assets and its dissolution pursuant to the KBS Legacy Plan of Liquidation. On December 19, 2017, KBS Legacy Partners Apartment REIT’s stockholders approved the KBS Legacy Plan of Liquidation. On March 29, 2018, KBS Legacy Partners Apartment REIT completed the disposition of the last real estate asset in its portfolio. From December 19, 2017 through the date of its liquidation in December 2018, KBS Legacy Partners Apartment REIT paid aggregate liquidating distributions to its stockholders of $8.47 per share, or $178.2 million.

The Pacific Oak Strategic Opportunity REIT I initial public offering prospectus disclosed that the company may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, such a determination has not been made. On December 22, 2017, Pacific Oak Strategic Opportunity REIT I filed a proxy statement stating that its board of directors believed it was in the best interests of the company to pursue a perpetual-life “NAV REIT” strategy. The proxy statement contained a proposal to remove Section 5.11 from Pacific Oak Strategic Opportunity REIT I’s charter, which required that, if the company did not list its shares of common stock on a national securities exchange by July

31, 2019, it must either (a) seek stockholder approval of the liquidation of the company or (b) if a majority of the conflicts committee determined that liquidation was not then in the best interests of its stockholders, postpone the decision of whether to liquidate the company. On April 4, 2018, the stockholders of Pacific Oak Strategic Opportunity REIT I approved the proposal to remove Section 5.11 from the charter, but it was not implemented immediately. On September 25, 2019, the conflicts committee of Pacific Oak Strategic Opportunity REIT I unanimously determined to postpone approval of Pacific Oak Strategic Opportunity REIT I’s liquidation while Pacific Oak Strategic Opportunity REIT I continued to evaluate possible strategic alternatives for the company. On December 18, 2019, Pacific Oak Strategic Opportunity REIT I implemented the proposed charter amendment removing Section 5.11. The company has disclosed that it is continuing to evaluate possible strategic alternatives to provide additional liquidity to stockholders, including but not limited to negotiating or procuring the sale of certain properties in the company’s portfolio, the potential conversion of the company to an “NAV REIT” with increased capacity to repurchase shares through its share redemption program, and other strategies.

Pacific Oak Strategic Opportunity REIT II’s (advisory agreement terminated as of October 31, 2019) charter required that it seek stockholder approval of its liquidation if its shares of common stock were not listed on a national securities exchange by August 2024, unless a majority of its independent directors determined that liquidation was not then in the best interest of its stockholders. On February 19, 2020, Pacific Oak Strategic Opportunity REIT I, its indirect subsidiary (the “Merger Sub”) and Pacific Oak Strategic Opportunity REIT II entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, on October 5, 2020, Pacific Oak Strategic Opportunity REIT II merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Entity”), such that following the Merger, the Surviving Entity continued as an indirect subsidiary of Pacific Oak Strategic Opportunity REIT I. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of Pacific Oak Strategic Opportunity REIT II ceased. At the effective time of the Merger, each issued and outstanding share of Pacific Oak Strategic Opportunity REIT II’s common stock converted into the right to receive 0.9643 shares of Pacific Oak Strategic Opportunity REIT I’s common stock.

KBS Growth & Income REIT’s charter requires that it seek stockholder approval of its liquidation if its shares of common stock are not listed on a national securities exchange by April 28, 2026, unless a majority of its independent directors determines that liquidation is not then in the best interest of its stockholders. As we have not yet reached April 2026, neither of these actions have occurred.

If a majority of KBS Growth & Income REIT’s independent directors (i.e., conflicts committee) does determine that liquidation is not then in the best interests of its stockholders, KBS Growth & Income REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of KBS Growth & Income REIT’s conflicts committee again determined that liquidation would not be in the best interest of its stockholders. If KBS Growth & Income REIT sought and failed to obtain stockholder approval of its liquidation, KBS Growth & Income REIT’s charter would not require it to list or liquidate and would not require its conflicts committee to revisit the issue of liquidation, and KBS Growth & Income REIT could continue to operate as before. If KBS Growth & Income REIT sought and obtained stockholder approval of its liquidation, KBS Growth & Income REIT would begin an orderly sale of its assets. The precise timing of such sales would take into account the prevailing real estate and financial markets, the economic conditions in the submarkets where KBS Growth & Income REIT’s properties are located and the debt markets generally, as well as the federal income tax consequences to its stockholders.

Q:               Are there any limitations on the level of ownership of shares?

A:               Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares.

Our charter also limits your ability to sell your shares. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements (provided that the minimum purchase requirement solely for your transfer or subsequent sale of Class I shares is $2,500), except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. Any sale must also comply with applicable state and federal securities laws.

Q:               Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

A:               Yes. The section of this prospectus entitled “Certain ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account (“IRA”) should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law. See “Risk Factors—Retirement Plan Risks” and “Certain ERISA Considerations.”

Q:               Are there any Investment Company Act of 1940 considerations?

A:               We intend to continue to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•  pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•  pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Neither we nor our Operating Partnership should be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership own our assets are majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, then we believe they will often be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, with substantially all of its remaining assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Pursuant to the language of Section 3(c)(5)(C), we will treat an investment in real property as a qualifying real estate asset. In reliance on SEC staff published guidance, we take the view that certain mortgage loans, participations, mezzanine loans, convertible mortgages, and other types of real estate-related loans in which we may invest are qualifying real estate assets. Thus, we intend to treat these investments, to the extent we make sure investments, as qualifying real estate assets.

If any subsidiary relies on Section 3(c)(5)(C), we expect to limit the investments that the subsidiary makes, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

Q:               Who can help answer my questions?

A:               If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial professional or our transfer agent:

DST Systems, Inc.

PO Box 219015

Kansas City, MO 64121-9015

Toll Free Number: 866-584-1381

Risk Factors

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects, financial condition and forward-looking statements. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to This Offering and Our Organizational Structure

You will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

We are not able to provide you with any information to assist you in evaluating the merits of any specific properties that we may acquire in the future, except for investments that may be described in one or more supplements to this prospectus. Because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our advisor will have broad discretion in selecting the properties we will invest in and the tenants of the properties, and you will not have the opportunity to evaluate potential investments. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.

There is no public trading market for the shares of our common stock and we do not anticipate that there will be a public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to redemption by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, the redemption or repurchase of your shares by us will likely be the only way for you to dispose of your shares. We will redeem shares at a price equal to the transaction price of the class of shares being redeemed on the date of redemption (which will generally be equal to our prior month’s NAV per share, which will be our most recently disclosed NAV per share at such time) and not based on the price at which you initially purchased your shares. We may redeem your shares if you fail to maintain a minimum account balance of $500 of shares, even if your failure to meet the minimum account balance is caused solely by a decline in our NAV. Subject to limited exceptions, shares that have not been outstanding for at least one year will be redeemed at 96.0% of the transaction price (an “Early Redemption Deduction”), and during the first year of this offering, until [•], all shares will be redeemed at 96.0% of the transaction price (“Transition Deduction”). For purposes of the Early Redemption Deduction, the one-year holding period is measured as of the first calendar day immediately following the prospective redemption date. Such Early Redemption Deductions and Transition Deductions will inure indirectly to the benefit of our remaining stockholders. As a result of this and the fact that our NAV will fluctuate, you may receive less than the price you paid for your shares upon redemption by us pursuant to our share redemption program. See “Share Redemptions—Early Redemption Deduction and Transition Deduction.”

Your ability to have your shares redeemed through our share redemption program is limited. We may choose to redeem fewer shares than have been requested to be redeemed, in our discretion at any time, and the amount of shares we may redeem is subject to caps. Further, our board of directors may modify or suspend our share redemption program if in its reasonable judgment it deems such action to be in our best interest and the best interest of our stockholders.

We may choose to redeem fewer shares than have been requested in any particular month to be redeemed under our share redemption program, or none at all, in our discretion at any time. We may redeem fewer shares than have been requested to be redeemed due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than redeeming our shares. In addition, the total amount of shares that we will redeem is limited, in any calendar month, to shares whose aggregate value (based on the redemption price per share on the date of the redemption) is no more than 2% of our aggregate NAV as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV as of the last day of the previous calendar quarter. Further, our board of directors may modify or suspend our share redemption program if in its reasonable judgment it deems such action to be in our best interest and the best interest of our stockholders. Upon suspension of our share redemption program, our share redemption program requires our board of directors to consider at least quarterly whether the continued suspension of the plan is in the best interest of the Company and our stockholders;

however, we are not required to authorize the recommencement of the share redemption program within any specified period of time. Our board of directors cannot terminate our share redemption program absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law.

The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. Should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of the Company as a whole, then we may choose to redeem fewer shares than have been requested to be redeemed, or none at all. As a result, your ability to have your shares redeemed by us may be limited and at times you may not be able to liquidate your investment. If the full amount of all shares of our common stock requested to be redeemed in any given month are not redeemed, funds will be allocated pro rata based on the total number of shares of common stock being redeemed without regard to class and subject to the volume limitation. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption program, as applicable. See “Share Redemptions—Redemption Limitations.”

Economic events that may cause our stockholders to request that we redeem their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our share redemption program at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy redemption requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants (if applicable), REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing properties;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	decreases in the value of our investments.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We have paid distributions in part from debt financings and in the future we may not pay distributions solely from our cash flow from operating activities. To the extent that we pay distributions from sources other than our cash flow from operating activities, the overall return to our stockholders may be reduced.

Our distribution policy is not to use the proceeds of our offerings to make distributions. However, our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. We have paid distributions in part from debt financings, and in the future we may not pay distributions solely from our cash flow from operating activities, in which case distributions may be paid in whole or in part from debt financing. We have and in the future we may fund such distributions with proceeds from the sale of assets. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operating activities available for distribution in future periods. If we fund distributions from the sale of assets, this will affect our ability to generate cash flow from operating activities in future periods. To the extent that we pay distributions from sources other than our cash flow from operating activities, the overall return to our stockholders may be reduced. In addition, to the extent distributions exceed cash flow from operating activities, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. There is no limit on the amount of distributions we may fund from sources other than from cash flow from operating activities.

For the year ended December 31, 2020, we paid aggregate distributions of $109.5 million, including $62.8 million of distributions paid in cash and $46.7 million of distributions reinvested through our dividend reinvestment plan. We funded our total distributions paid, which includes net cash distributions and dividends reinvested by stockholders, with $97.5 million (89%) of cash flow from current operating activities and $12.0 million (11%) from debt financing. For the year ended December 31, 2020, our cash flow from operating activities to distributions paid coverage ratio was 93% and our funds from operations to distributions paid coverage ratio was 78%. For the six months ended June 30, 2021, we paid aggregate distributions of $64.6 million, including $38.3 million of distributions paid in cash and $26.3 million of distributions reinvested through our dividend reinvestment plan. We funded our total distributions paid, which includes net cash distributions and dividends reinvested by stockholders, with $44.0 million (68%) of cash flow from current operating activities, $4.2 million (6.5%) of cash flow from operating activities in excess of distributions paid during prior periods and $16.4 million (25.5%) of proceeds from the sale of real estate. For the six months ended June 30, 2021, our cash flow from operating activities to distributions paid coverage ratio was 68% and our funds from operations to distributions paid coverage ratio was 111%. See the reconciliation of our funds from operations to net income (loss) attributable to common stockholders under “Selected Information Regarding Our Operations—Selected Financial Information.”

Repurchases of common stock or Operating Partnership units our advisor or the Special Limited Partner elects to receive in lieu of fees or distributions will reduce cash available for distribution to our stockholders.

Our advisor or the Special Limited Partner may choose to receive our common stock or Operating Partnership units in lieu of certain fees or distributions. Under certain circumstances Operating Partnership units held by our advisor or the Special Limited Partner are required to be repurchased, in cash at the holder’s election, and there may not be sufficient cash on hand to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering proceeds or other sources to make the payment, which will reduce cash available for distribution to you or for investment in our operations.

Repurchases of our shares or Operating Partnership units from our advisor paid to our advisor as a management fee are not subject to the monthly and quarterly volume limitations of our share redemption program (except as described below) or the Early Redemption Deduction or Transition Deduction, and such repurchases may receive priority over other shares submitted for redemption during such period. To the extent that our advisor elects to receive any portion of its management fee in Class I shares, we will repurchase such shares (including any shares issued in a dividend reinvestment plan or issued as a stock dividend related thereto) from our advisor, at our advisor’s election, unless such repurchase would both (i) when combined with any redemption requests submitted by stockholders through our share redemption program, cause our aggregate redemptions for such month to exceed 2% of our aggregate NAV as of the last day of the previous calendar month or, in any calendar quarter, cause our aggregate redemptions for such quarter to exceed 5% of our aggregate NAV as of the last day of the previous calendar quarter and (ii) in the sole determination of the conflicts committee, materially adversely affect our liquidity or financial condition. The Operating Partnership will repurchase any such Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law, our charter or the Operating Partnership Agreement, in which case such Operating Partnership units will be repurchased for Class I shares of our common stock with an equivalent aggregate NAV, and our advisor may elect to have us repurchase such Class I shares, subject to the limitations of the immediately preceding sentence.

Repurchases of our shares or Operating Partnership units from the Special Limited Partner distributed to the Special Limited Partner with respect to its performance participation interest are not subject to the Early Redemption Deduction or Transition Deduction, but such repurchases are subject to the same monthly and quarterly volume limitations and do not receive priority over other shares being put for repurchase during such period.

We are required to pay substantial compensation to the advisor and its affiliates, which may be increased or decreased during this offering or future offerings by a majority of our board of directors, including a majority of the independent directors. Payment of fees and expenses to our advisor and its affiliates reduces the cash available for distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Pursuant to our agreements with the advisor and its affiliates, we are obligated to pay substantial compensation to the advisor and its affiliates. Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments that we are required to pay to the advisor and its affiliates may increase or decrease during this offering or future offerings if such change is approved by a majority of our board of directors, including a majority of the independent directors. The compensation payable by us to our advisor and its affiliates may not be on terms that would result from arm’s-length negotiations, is payable whether or not our stockholders receive distributions, and is based on our NAV, which our advisor is responsible for determining. These payments to the advisor and its affiliates will decrease the amount of cash we have available for operations and new investments and could negatively impact our NAV, our ability to pay distributions and your overall return.

Purchases and redemptions or repurchases of shares of our common stock are made based on the most recently disclosed NAV per share at such time, which is generally the prior month’s NAV per share of our common stock.

Generally, our offering price per share and the price at which we make redemptions or repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share as of the date on which you make your subscription request or redemption request may be significantly different than the offering price you pay or the redemption price you receive. In addition, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer and redeem or repurchase shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price. In such cases, the offering price and redemption or repurchase price will be our most recently disclosed NAV per share at such time.

Valuations and appraisals of our properties, investments, other assets and liabilities are estimates of value and may not necessarily correspond to realizable value.

For the purposes of calculating our monthly NAV, our newly acquired properties will initially be valued at cost, which we expect to represent fair value at that time, subject to any variation pursuant to our valuation guidelines. Each newly acquired property will then be valued by an independent third-party appraisal firm within the first full quarter after acquisition. Existing properties in our portfolio will be valued by an independent third-party appraisal firm at least once per calendar year. In order to provide a smooth and orderly appraisal process, we will seek to have approximately 1/4th of the portfolio appraised each quarter, although we may have more or less appraised in a quarter. With respect to each property, the then most recent appraised value will be used by our advisor in the first monthly NAV determination made after the appraisal is given, but thereafter our advisor will update the valuations of our properties monthly, based on current material market data and other information deemed relevant, with review and confirmation for reasonableness by the Independent Valuation Firm. Although monthly reviews of each of our real property valuations will be performed by the Independent Valuation Firm, such reviews are based on asset and portfolio level information provided by our advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by the Independent Valuation Firm. In addition, our investments in real estate-related assets, while a component of NAV, will be valued by our advisor, based on market quotations or at fair value. We expect to value our investment in the units of Prime US REIT based on the SGX-ST trading price of the units as of the closing on the valuation date less a discount to account for holding period risk due to the quantity of units held by us relative to the normal level of trading volume in Prime US REIT units (“blockage”). We will continue to evaluate whether a blockage discount is appropriate.

Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties and real estate-related assets will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and real estate-related assets will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of our advisor and the Independent Valuation Firm. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares of common stock, the price we paid to redeem shares of our common stock or NAV-based fees we paid to our advisor, the Special Limited Partner and the dealer manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be redeemed by us pursuant to our share redemption program are generally based on our prior month’s NAV per share (which will be our most recently disclosed NAV per share at such time) plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

In order to provide a smooth and orderly appraisal process, we will seek to have approximately 1/4th of the portfolio appraised each quarter, although we may have more or less appraised in a quarter. When these appraisals are reflected in our NAV calculations, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

Our advisor’s determination of our monthly NAV per share will be based in part on appraisals of each of our properties provided annually by independent third-party appraisal firms in individual appraisal reports. The Independent Valuation Firm will perform or review the annual independent third-party appraisals of our properties in accordance with valuation guidelines approved by our board of directors. In order to provide a smooth and orderly appraisal process, we will seek to have approximately 1/4th of the portfolio appraised each quarter, although we may have more or less appraised in a quarter. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal. Our advisor will review appraisal reports and monitor our properties and real estate-related assets, and is responsible for notifying the Independent Valuation Firm of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties and real estate-related assets or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards. Our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures.

The methods used by our advisor to calculate our NAV, including the components used in calculating our NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish our NAV solely for purposes of establishing the price at which we sell and redeem shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with generally accepted accounting principles. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.

Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and redeem shares of our common stock and the amount of the advisor’s management fee and the Special Limited Partner’s performance participation interest. If such errors were to occur, our advisor, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which shares of our common stock were sold or repurchased or on the amount of our advisor’s management fee or the Special Limited Partner’s performance participation interest, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to our advisor’s policies and procedures, making adjustments to prior NAV calculations.

Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures and may, at any time, adopt changes to the valuation procedures.

You should carefully review the disclosure of our valuation policies and how our NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”

We may raise significantly less than the maximum offering amount in this public offering.

In this offering, we are offering on a continuous basis up to $2,000,000,000 of shares of our common stock. However, we may raise significantly less than this amount. The less capital we raise, the less capital we will have available to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate). In particular, compliance with the SEC’s Regulation Best Interest and state-level standards of conduct by participating broker-dealers may negatively impact our ability to raise capital in this offering, as discussed in the risk factor immediately below.

Furthermore, the figures presented in the section of this prospectus entitled “Estimated Use of Proceeds” are estimates based on numerous assumptions. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise and the actual offering costs. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth in the section of this prospectus entitled “Estimated Use of Proceeds” because many offering costs are fixed and do not depend on the amount of capital raised in the offering.

Compliance with the SEC’s Regulation Best Interest and state-level standards of conduct by participating broker-dealers may negatively impact our ability to raise capital in this offering, which may adversely impact our ability to achieve our investment objectives.

Participating broker-dealers in this offering are required to comply with Regulation Best Interest, which enhances the broker-dealer standard of conduct beyond the prior suitability obligations and requires participating broker-dealers in this offering to act in the best interest of each investor when making a recommendation to purchase shares in this offering, without placing their financial or other interest ahead of the investor’s interests. In addition to Regulation Best Interest, certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. See “Suitability Standards – Regulation Best Interest and State-Level Standards of Conduct for Broker-Dealers.” The application of these enhanced standards of conduct may impact whether a broker-dealer recommends our shares for investment and consequently may adversely affect our ability to raise substantial funds in this offering. In particular, under SEC guidance concerning Regulation Best Interest, a broker-dealer recommending an investment in our shares should consider a number of factors, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe such product is in the best interest of a particular retail customer. However, if broker-dealers instead choose alternatives to our shares, our ability to raise capital will be adversely affected, which may also adversely impact our ability to achieve our investment objectives.

Our ability to implement our investment strategy is dependent, in part, upon the ability of [•], our affiliated dealer manager, to successfully conduct this offering, which makes an investment in us more speculative.

We have retained [•], an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of [•] to build and maintain a network of broker-dealers to sell our shares to their clients. If [•] is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. Moreover, this is a “best efforts” offering, which means that [•] must only use its best efforts to sell the shares in this offering and no underwriter, broker-dealer or other person has any firm commitment or obligation to purchase any shares or to obtain any subscriptions on our behalf. We cannot assure you that any minimum number of shares of common stock will be sold. The past performance of [•] cannot be relied upon as predictive of [•]’s performance in this offering.    If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Even if we are able to raise substantial funds in this offering, investors in our common stock are subject to the risk that our offering, business and operating plans may change.

Although we intend to operate as a perpetual-life REIT with an ongoing offering and share redemption program, this is not a requirement of our charter. Even if we are able to raise substantial funds in this offering, if circumstances change such that our board of directors believes it is in the best interest of our stockholders to terminate this offering or to suspend our share redemption program, we may do so without stockholder approval. Our board of directors may also change our investment objectives, targeted investments, borrowing policies or other corporate policies without stockholder approval. In addition, we may change the way our fees and expenses are incurred and allocated to different classes of stockholders. Our board of directors may decide that certain significant transactions that require stockholder approval such as dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of our assets, are in the best interests of our stockholders. Holders of all classes of our common stock have equal voting rights with respect to such matters and will vote as a single group rather than on a class-by-class basis. Accordingly, investors in our common stock are subject to the risk that our offering, business and operating plans may change.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous offering and our investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable properties on attractive terms, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments.

In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of this offering or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

Our charter limits the number of shares a person may own and permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. In addition, our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. These charter provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Our bylaws designate the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders with respect to our company, our directors, our officers or our employees (we note we currently have no employees). This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers or employees, which may discourage meritorious claims from being asserted against us and our directors, officers and employees. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements, and we believe the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the Maryland General Corporation Law to authorize the adoption of such provisions. This provision of our bylaws does not apply to claims brought to enforce a duty or liability created by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction or to claims under state securities laws.

If funds are not available from our dividend reinvestment plan offering for general corporate purposes, then we may have to use a greater proportion of our cash flow from operations to meet our general cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under our share redemption program.

We depend on the proceeds from our dividend reinvestment plan offering for general corporate purposes including, but not limited to: the redemption of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our real estate properties; reserves required by any financings of our real estate investments; the acquisition or origination of real estate investments; and the repayment of debt. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for general corporate purposes. If such funds are not available from our dividend reinvestment plan offering, then we may have to use a greater proportion of our cash flow from operations to meet our general cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under our share redemption program.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of an investment in us could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. Even when tenants do renew their leases, we may agree to make improvements to their space as part of our negotiations. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain funding from sources other than our cash flow from operations, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to pay distributions to our stockholders and could reduce the value of our stockholders’ investment.

Although we are not currently afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection.

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the noncomplying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent our stockholders from receiving a premium price for their shares in such a transaction.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce our stockholders’ and our recovery against our independent directors if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that none of our independent directors shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, our stockholders and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce our stockholders’ and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to our stockholders.

Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if the Operating Partnership issues additional units.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 2,010,000,000 shares of capital stock, of which 2,000,000,000 shares are classified as common stock, of which 500,000,000 shares are classified as Class T shares, 500,000,000 shares are classified as Class S shares, 500,000,000 shares are classified as Class D shares and 500,000,000 are classified as Class I shares, and 10,000,000 shares are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue shares of our common stock or units in our Operating Partnership in private offerings; (3) issue shares of our common stock or units in our Operating Partnership to the advisor or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or the performance participation allocation; or (4) issue shares of our common stock or units in our Operating Partnership to sellers of properties we acquire. To the extent we issue additional shares of common stock after your purchase in this offering, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional units of our Operating Partnership after you purchase in this offering, your percentage ownership interest in our assets will be diluted. Because certain classes of the units of our Operating Partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, our stockholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our Operating Partnership. Operating Partnership units may have different and preferential rights to the claims of common units of our Operating Partnership which correspond to the common stock held by our stockholders.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to continue to conduct our operations so that neither we, nor our Operating Partnership nor the subsidiaries of our Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.

We face risks associated with security breaches through cyber-attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology (IT) networks and related systems.

We face risks associated with security breaches, whether through cyber-attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, and other significant disruptions of our IT networks and related systems. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations. Although we make efforts to maintain the security and integrity of these types of IT networks and related systems, and we have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is impossible for us to entirely mitigate this risk.

A security breach or other significant disruption involving our IT networks and related systems could:

•	disrupt the proper functioning of our networks and systems and therefore our operations;

•	result in misstated financial reports, violations of loan covenants and/or missed reporting deadlines;

•	result in our inability to properly monitor our compliance with the rules and regulations regarding our qualification as a REIT;

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result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of ours or others, which others could use to compete against us or which could expose us to damage claims by third-parties for disruptive, destructive or otherwise harmful purposes and outcomes;

•	require significant management attention and resources to remedy any damages that result;

•	subject us to claims for breach of contract, damages, credits, penalties or termination of leases or other agreements; or

•	damage our reputation among our stockholders.

Any or all of the foregoing could have a material adverse effect on our results of operations, financial condition and cash flows.

We face significant competition for tenants and in the acquisition and disposition of real estate, which may limit our ability to achieve our investment objectives or pay distributions.

The U.S. commercial real estate investment and leasing markets remain competitive. We face competition from various entities for investment and disposition opportunities, for prospective tenants and to retain our current tenants, including other REITs, pension funds, banks and insurance companies, investment funds and companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of their investments.

We depend upon the performance of our property managers in the selection of tenants and negotiation of leasing arrangements. The U.S. commercial real estate industry has created increased pressure on real estate investors and their property managers to find new tenants and keep existing tenants. In order to do so, we have offered and may have to offer inducements, such as free rent and tenant improvements, to compete for attractive tenants. Further, as a result of their greater resources, the entities referenced above may have more flexibility than we do in their ability to offer rental concessions to attract and retain tenants, which could put additional pressure on our ability to maintain or raise rents and could adversely affect our ability to attract or retain tenants. Our investors must rely entirely on the management abilities of our advisor, the property managers our advisor selects and the oversight of our board of directors. In the event we are unable to find new tenants and keep existing tenants, or if we are forced to offer significant inducements to such tenants, we may not be able to meet our investment objectives and our financial condition, results of operations, cash flow, ability to satisfy our debt service obligations and ability to pay distributions to our stockholders may be adversely affected.

We face competition from these same entities for real estate investment opportunities. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments, which is a key component of our acquisition strategy. A downturn in the credit market and a potential lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. We can give no assurance that our advisor will be successful in obtaining additional suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns may be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our stockholders may experience a lower return on their investment.

We also face competition from many of the types of entities referenced above regarding the disposition of properties. These entities may possess properties in similar locations and/or of the same property types as ours and may be attempting to dispose of these properties at the same time we are attempting to dispose of some of our properties, providing potential purchasers with a larger number of properties from which to choose and potentially decreasing the sales price for such properties. Additionally, these entities may be willing to accept a lower return on their individual investments, which could further reduce the sales price of such properties. This competition could decrease the sales proceeds we receive for properties that we sell, assuming we are able to sell such properties, which could adversely affect our cash flows and the overall return for our stockholders.

Although we believe that we are well-positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Disruptions in the financial markets and uncertain economic conditions could adversely affect market rental rates and commercial real estate values and our ability to refinance or secure debt financing, service future debt obligations, or pay distributions to our stockholders.

Disruptions in the financial markets and uncertain economic conditions (including financial market disruptions related to COVID-19) could adversely affect the values of our investments. Any disruption to the debt and capital markets could result in fewer buyers seeking to acquire commercial properties and possible increases in capitalization rates and lower property values. Furthermore, any decline in economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio, which could have the following negative effects on us:

•	the values of our real estate properties could decrease below the amounts paid for such properties; and/or

•	revenues from our properties could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on debt financing.

All of these factors could reduce our stockholders’ return and decrease the value of an investment in us.

We have relied on debt financing to finance our real estate properties and we may have difficulty refinancing some of our debt obligations prior to or at maturity or we may not be able to refinance these obligations at terms as favorable as the terms of our existing indebtedness. We also may be unable to obtain additional debt financing on attractive terms or at all. If we are not able to refinance our existing indebtedness on attractive terms at the various maturity dates, we may be forced to dispose of some of our assets. Market conditions can change quickly, which could negatively impact the value of our assets and may interfere with the implementation of our business strategy and/or force us to modify it.

The COVID-19 pandemic or any future pandemic, epidemic or outbreak of infectious disease could have material and adverse effects on our or our tenants’ business, financial condition, results of operations and cash flows, the markets and communities in which we and our tenants operate and our investment in Prime US REIT.

Since initially being reported in December 2019, COVID-19 has spread around the world, including to every state in the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19. The COVID-19 pandemic has severely impacted U.S. and global economic activity and caused significant volatility and negative pressure in financial markets. The global impact of the pandemic continues to evolve and many countries, states and localities, including states and localities in the United States, have reacted by imposing measures to help control the spread of the virus. As a result, the COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of our tenants, directly or indirectly. The COVID-19 pandemic has triggered a period of global economic slowdown. In 2021, the global economy has, with certain setbacks, begun reopening and wider distribution of vaccines will likely encourage greater economic activity. Nevertheless, both in the U.S. and abroad, there is continued uncertainty regarding the trajectory of a continuing recovery. Accordingly, recovery remains uneven and uncertain with dispersion across sectors and regions. The fluidity of the COVID-19 pandemic continues to preclude any prediction as to the ultimate adverse impact the pandemic may have on our business, financial condition, results of operations and cash flows.

The COVID-19 pandemic or any future pandemic, epidemic or outbreak of infectious disease affecting states or regions in which we or our tenants operate could have material and adverse effects on our business, financial condition, results of operations, liquidity and NAV due to, among other factors:

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health or other government authorities requiring the closure of offices or other businesses or instituting quarantines of personnel as the result of, or in order to avoid, exposure to a contagious disease;

•

businesses evolving to make work-from-home environments, such as employee telecommuting, flexible work schedules, open workplaces or teleconferencing, increasingly common, which could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations;

•	disruption in supply and delivery chains;

•	a general decline in business activity and demand for real estate, especially office properties;

•

reduced economic activity, general economic decline or recession, which may impact our tenants’ businesses, financial condition and liquidity and may cause tenants to be unable to make rent payments to us timely, or at all, or to otherwise seek modifications of lease obligations;

•

difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions, which may affect our access to capital necessary to fund business operations or replace or renew maturing liabilities on a timely basis, and may negatively affect the valuation of financial assets and liabilities, any of which could affect our ability to meet liquidity and capital expenditure requirements or have a negative effect on our business, financial condition, results of operations and cash flows;

•	our inability to deploy capital due to slower transaction volume, which may be dilutive to stockholders; and

•

the potential negative impact on the health of our advisor’s personnel, particularly if a significant number of our advisor’s employees are impacted, and the difficulty in recruiting, attracting and retaining skilled personnel to the extent our advisor’s personnel are impacted, which would result in a deterioration in our ability to ensure business continuity during a disruption.

The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential impacts on our business and operations, our tenants’ businesses and operations, our investment in Prime US REIT or the global economy as a whole.

During the year ended December 31, 2020 and the six months ended June 30, 2021, we did not experience significant disruptions in our operations from the COVID-19 pandemic. Many of our tenants have suffered reductions in revenue since March

2020. Rent collections for the quarter ended June 30, 2021 were approximately 98%. We have granted a number of lease concessions related to the effects of the COVID-19 pandemic but these lease concessions did not have a material impact to our consolidated balance sheet as of June 30, 2021 or consolidated statements of operations for the three and six months ended June 30, 2021. As of June 30, 2021, we had entered into lease amendments related to the effects of the COVID-19 pandemic, granting $4.0 million of rent deferrals for the period from March 2020 through August 2021 and granting $2.4 million in rental abatements.

As of June 30, 2021, 78 tenants were granted rental deferrals, rental abatements and/or rent restructures, of which 41 of these tenants had begun to pay rent in accordance with their lease agreements subsequent to the deferral and/or abatement period, four of these tenants early terminated their leases and six of these tenant leases were modified at lower rental rates and/or based on a percentage of the tenant’s gross receipts. As of June 30, 2021, seven of the 78 tenants continue to be in the rental deferral and/or rental abatement periods as granted in accordance with their agreements. Through June 30, 2021, $1.8 million of rent previously deferred had been billed to the tenants, of which $1.6 million was collected.

As of June 30, 2021, we had $2.3 million of receivables for lease payments that had been deferred as lease concessions related to the effects of the COVID-19 pandemic, of which $1.7 million was reserved for payments not probable of collection. For the three and six months ended June 30, 2021, we recorded $0.2 million and $0.6 million, respectively, of rental abatements granted to tenants as a result of the COVID-19 pandemic. For the three and six months ended June 30, 2020, we recorded $0.6 million of rental abatements granted to tenants as a result of the COVID-19 pandemic. Subsequent to June 30, 2021, we have not seen a material impact on our rent collections. We will continue to evaluate any additional short-term rent relief requests from tenants on an individual basis. Not all tenant requests will ultimately result in modified agreements, nor are we forgoing our contractual rights under our lease agreements. In most cases, it is in our best interest to help our tenants remain in business and reopen when restrictions are lifted. Current collections and rent relief requests to date may not be indicative of collections or requests in any future period.

We may also need to recognize additional impairment charges at our properties to the extent rental projections decline at our properties. During the six months ended June 30, 2020, we recognized an impairment charge of $19.9 million for an office/retail property due to the continued deterioration of retail demand at the property which was further impacted by the COVID-19 pandemic.

We have also made a significant investment in the common units of Prime US REIT Since early March 2020, the trading price of the common units of Prime US REIT has experienced substantial volatility; however, the units have recovered a substantial portion of their losses since the low in March 2020. As of October 26, 2021, the aggregate value of our investment in the units of Prime US REIT was $249.0 million, which was based solely on the closing price of the units on the SGX-ST of $0.86 per unit as of October 26, 2021 and did not take into account any potential discount for the holding period risk due to the quantity of units we hold.

Should we experience significant reductions in rental revenue in the future related to the impact of the COVID-19 pandemic, this may limit our ability to draw on our revolving credit facilities or exercise our extension options due to covenants described in our loan agreements.

While the spread of COVID-19 may eventually be contained or mitigated, there is no guarantee that a future outbreak or any other widespread epidemics will not occur, or that the global economy will recover, either of which could materially harm our business.

Because of the concentration of a significant portion of our assets in three geographic areas and in core office properties, any adverse economic, real estate or business conditions in these geographic areas or in the U.S. office market could affect our operating results and our ability to pay distributions to our stockholders.

As of June 30, 2021, a significant portion of our real estate properties was located in California, Texas and Illinois. As such, the geographic concentration of our portfolio makes us particularly susceptible to adverse economic developments in the California, Texas and Illinois real estate markets. In addition, the majority of our real estate properties consists of core office properties. Any adverse economic or real estate developments in these geographic markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for office space could adversely affect our operating results and our ability to pay distributions to our stockholders.

A significant percentage of our assets is invested in Accenture Tower and the value of our stockholders’ investment in us will fluctuate with the performance of this investment.

As of June 30, 2021, Accenture Tower represented approximately 14.8% of our total assets and represented approximately 13.0% of our total annualized base rent. Further, as a result of this investment, the geographic concentration of our portfolio makes us particularly susceptible to adverse economic developments in the Chicago real estate market. Any adverse economic or real estate developments in this market, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for office space resulting from the local business climate, could adversely affect our operating results and our ability to pay distributions to our stockholders.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment in shares of our common stock.

Our policies do not limit us from incurring debt until our aggregate borrowings would exceed 300% of our net assets, which approximates aggregate liabilities of 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), and we may exceed this limit with the approval of the conflicts committee of our board of directors. To the extent financing in excess of this limit is available on attractive terms, our conflicts committee may approve debt such that our total liabilities would exceed this limit. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, could be accompanied by restrictive covenants and would generally make us subject to the risks associated with leverage. These factors could limit the amount of cash we have available to distribute and could result in a decline in our NAV and in the value of your investment in shares of our common stock.

In order to maintain what we deem to be sufficient liquidity for our redemption program, we may keep more of our assets in securities, cash, cash equivalents and other short-term investments than we would otherwise like, which would affect returns.

In order to provide liquidity for share redemptions, we intend to, subject to any limitations and requirements relating to our intention to qualify as a REIT, maintain a number of sources of liquidity including cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and availability under one or more loan facilities. We may fund redemptions from any available source of funds, including operating cash flows, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may use to fund redemptions from such sources. This could adversely affect our results of operations, financial condition, NAV and ability to pay distributions to our stockholders.

Because we depend upon our advisor and its affiliates to select, acquire, manage and dispose of our real estate investments and to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could cause our operations to suffer.

We depend on our advisor to select, acquire, manage and dispose of our real estate investments and to conduct our operations. Our advisor depends upon the fees and other compensation that it receives from us, KBS REIT II and KBS Growth & Income REIT, and any future KBS-sponsored programs that it advises in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes to our relationship with, or the financial condition of, our advisor and its affiliates could hinder their ability to successfully manage our operations and our portfolio of investments.

The loss of or the inability to retain or obtain key real estate and debt finance professionals at our advisor could delay or hinder implementation of our investment, management and disposition strategies, which could limit our ability to pay distributions and decrease the value of an investment in our shares.

Our success depends to a significant degree upon the contributions of Charles J. Schreiber, Jr. and the team of real estate and debt finance professions at our advisor. Neither we nor our advisor or its affiliates have employment agreements with these individuals and they may not remain associated with us, our advisor or its affiliates. If any of these persons were to cease their association with us, our advisor or its affiliates, we may be unable to find suitable replacements and our operating results could suffer as a result. We do not maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled professionals. Further, we have established strategic relationships with firms that have special expertise in certain services or detailed knowledge regarding real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete in such regions. We may be unsuccessful in maintaining such relationships. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment, management and disposition strategies could be delayed or hindered and the value of our stockholders’ investment in us could decline.

The termination or replacement of our advisor could trigger a repayment event under our mortgage loans and credit facilities.

Lenders for certain of our mortgage loans and credit facilities may request provisions in the loan documentation that would make the termination or replacement of the advisor an event requiring the immediate repayment of the full outstanding balance of the loan. Similarly, under any line of credit we obtain, the termination or replacement of the advisor could trigger repayment of outstanding amounts under the credit agreement governing our line of credit. If a repayment event occurs with respect to any of our properties, our results of operations and financial condition may be adversely affected.

General Risks Related to Investments in Real Estate and Real Estate-Related Investments

Economic, market and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

Our operating results and the performance of our real estate properties are subject to the risks typically associated with real estate, any of which could decrease the value of our investments and could weaken our operating results, including:

•	downturns in national, regional and local economic conditions;

•	competition from similar properties in the same or competing markets or submarkets;

•

adverse local conditions, such as oversupply or reduction in demand for office and industrial properties and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax (including real and personal property tax), real estate, environmental and zoning laws;

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	the potential for uninsured or underinsured property losses; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in our cash flow from operations and a decrease in the value of our investments, which would have an adverse effect on our operations, on our ability to pay distributions to our stockholders and on the value of our stockholders’ investment.

If our acquisitions do not perform as expected, cash distributions to our stockholders may decline.

As of June 30, 2021, our real estate portfolio was composed of 17 office properties (one of which was held for sale subsequent to June 30, 2021) and one mixed-use office/retail property encompassing in the aggregate approximately 7.5 million rentable square feet and was collectively 85% occupied. We also own an investment in the equity securities of Prime US REIT, a Singapore real estate investment trust listed on the SGX-ST. We made these investments based on an underwriting analysis with respect to each asset and how the asset fits into our portfolio. If these assets do not perform as expected, we may have less cash flow from operating activities available to fund distributions and stockholder returns may be reduced.

Properties that have significant vacancies could result in lower revenues for us and be difficult to sell, which could diminish the return on these properties and adversely affect our ability to pay distributions to our stockholders.

A property may incur vacancies either by the expiration and non-renewal of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our stockholders’ investment.

Further, some of our assets may be outfitted to suit the particular needs of the tenants. We may have difficulty replacing the tenants of these properties if the outfitted space limits the types of businesses that could lease that space without major renovation. If a tenant does not renew a lease or, terminates or defaults on a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. Because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with such property, we may incur a loss upon the sale of a property with significant vacant space. These events could cause us to reduce distributions to stockholders.

Based on the current market outlook, we expect our core focus in the U.S. office sector to reflect a value-creating core strategy, which is also known as a core-plus strategy. In many cases, these core properties will have slightly higher (10% to 20%) vacancy rates and/or higher near-term lease rollover at acquisition than more conservative value maintaining core properties. To the extent that we buy such properties, we may incur significant costs for capital expenditures and tenant improvement costs to lease up the properties, which increases the risk of loss associated with these properties compared to other properties.

We have invested in, and expect our core focus in the U.S. office sector to reflect a value-creating core strategy or core-plus strategy. In many cases, these core properties will have slightly higher (10% to 20%) vacancy rates, higher near-term lease rollover at acquisition than more conservative value maintaining core properties, and/or other characteristics that could provide an opportunity for us to achieve appreciation by increasing occupancy, negotiating new leases with higher rental rates and/or executing enhancement projects. We likely will need to fund reserves, maintain capacity under our credit facilities and/or use proceeds from offerings, including our dividend reinvestment plan, to fund capital expenditures, tenant improvements and other improvements in order to attract new tenants to these properties. To the extent we do not maintain adequate reserves to fund these costs, we may use our cash flow from operating activities, proceeds from offerings or borrowings to fund such costs. If we are unable to execute our business plan for these investments, the overall return on these investments will decrease.

We have entered into long-term leases with tenants at certain of our office properties and in the future we may enter into long-term leases with tenants at certain office properties we may acquire, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of our properties, or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not enter into long-term leases.

We may be adversely affected by trends in the office real estate industry.

Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our stockholders.

Certain property types, such as industrial properties, that we may acquire may not have efficient alternative uses and, if we acquire such properties, we may have difficulty leasing them to new tenants and/or have to make significant capital expenditures to them to do so.

Certain property types, particularly industrial properties, can be difficult to lease to new tenants, should the current tenant terminate or choose not to renew its lease. These properties generally will have received significant tenant-specific improvements and only very specific tenants may be able to use such improvements, making the properties very difficult to re-lease in their current condition. We may be required to incur substantial costs to make industrial properties suitable for other industrial tenants. Additionally, an interested tenant may demand that, as a condition of executing a lease for the property, we finance and construct significant improvements so that the tenant could use the property. This expense may decrease cash available for distribution, as we likely would have to (i) pay for the improvements up front or (ii) finance the improvements at potentially unattractive terms.

To the extent we acquire retail properties with anchor tenants, our revenue will be significantly impacted by the success and economic viability of our retail anchor tenants. Our reliance on a single tenant or significant tenants in certain properties may decrease our ability to lease vacated space and adversely affect the returns on our stockholders’ investment in us.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business and default on or terminate its lease, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us from that tenant and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if an anchor tenant’s lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit those anchor tenants to transfer their leases to other retailers. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants, under the terms of their respective leases, to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to renovate and subdivide the space to be able to re-lease the space to more than one tenant.

Our retail tenants will face competition from numerous retail channels and may be disproportionately affected by economic conditions. These events could reduce the profitability of our retail properties and affect our ability to pay distributions.

Retailers will face continued competition from shopping via the Internet, discount or value retailers, factory outlet centers, wholesale clubs and mail order catalogues and operators. Such conditions could adversely affect our retail tenants and, consequently, our funds available for distribution.

If we invest in apartment communities, competition from other apartment communities for tenants could reduce our profitability and the return on our stockholders’ investment.

The apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at any apartment communities we own and operate, which would adversely affect our operations. If we invest in apartment communities, we will face competition from other apartment communities both in the immediate vicinity and in the larger geographic market where any apartment communities we operate are located. Overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates.

We depend on tenants for our revenue generated by our real estate investments and, accordingly, our revenue generated by our real estate investments and our ability to pay distributions to our stockholders are partially dependent upon the success and economic viability of our tenants and our ability to retain and attract tenants. Non-renewals, terminations or lease defaults could reduce our net income and limit our ability to pay distributions to our stockholders.

The success of our real estate investments materially depends upon the financial stability of the tenants leasing the properties we own. The inability of a single major tenant or a significant number of smaller tenants to meet their rental obligations would significantly lower our net income.

A non-renewal after the expiration of a lease term, termination or default by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord of a property and may incur substantial costs in protecting our investment and re-leasing the property. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may only be able to renew their leases on terms that are less favorable to us than the terms of their initial leases.

The bankruptcy or insolvency of our tenants or delays by our tenants in making rental payments could seriously harm our operating results and financial condition.

Any bankruptcy filings by or relating to any of our tenants could bar us from collecting pre-bankruptcy debts from that tenant, unless we receive an order permitting us to do so from the bankruptcy court. A tenant bankruptcy could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover substantially less than the full value of any unsecured claims, which would harm our financial condition.

Our inability to sell a property at the time and on the terms we want could limit our ability to pay distributions to our stockholders and could reduce the value of our stockholders’ investment in us.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow, limit our ability to pay distributions to our stockholders and reduce the value of our stockholders’ investment in us.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce cash available for distribution to our stockholders.

When we decide to sell properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale is actually paid, sold, refinanced or otherwise disposed.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly-constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Actions of our joint venture partners could reduce the returns on joint venture investments and decrease our stockholders’ overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase and develop additional properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•

that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of our stockholders’ investment in us.

Costs imposed pursuant to laws and governmental regulations may reduce our net income and our cash available for distribution to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to pay distributions to our stockholders and may reduce the value of our stockholders’ investment in us.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce our cash available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce our cash available for distribution to our stockholders.

All of our real estate properties are subject to Phase I environmental assessments prior to the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment. In addition, real estate-related investments in which we invest may be secured by properties with recognized environmental conditions. Where we are secured creditors, we will attempt to acquire contractual agreements, including environmental indemnities, that protect us from losses arising out of environmental problems in the event the property is transferred by foreclosure or bankruptcy; however, no assurances can be given that such indemnities would fully protect us from responsibility for costs associated with addressing any environmental problems related to such properties.

Costs associated with complying with the Americans with Disabilities Act may decrease our cash available for distribution.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distribution to our stockholders.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flow from operations and the return on our stockholders’ investment in us.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. The inability to obtain sufficient terrorism insurance or any terrorism insurance at all could limit our financing and refinancing options as mortgage lenders sometimes require that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which will reduce the value of our stockholders’ investment in us. In addition, other than any working capital reserve or other reserves we may establish, we have limited sources of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to our stockholders.

We rely on property managers to operate our properties and leasing agents to lease vacancies in our properties.

Our advisor hires property managers to manage our properties and leasing agents to lease vacancies in our properties. The property managers have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed on a day-to-day basis may be limited because we engage other parties to perform this function. Thus, the success of our business may depend in large part on the ability of our property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by, or problems in our relationship with, our property managers or leasing agents could adversely impact the operation and profitability of our properties.

Any real estate-related investments we make will be subject to the risks typically associated with real estate.

Any investments we make in real estate loans generally will be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our taking ownership of the property. The values of these properties may change after the dates of acquisition or origination of the loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of any loan investments we make. Our equity investment in Prime US REIT and any future investments we make in real estate-related debt and equity securities and other real estate-related investments may be similarly affected by real estate property values. Therefore, any real estate-related investments we make will be subject to the risks typically associated with real estate.

Any investments we make in real estate loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of our stockholders’ investment in us will be subject to fluctuations in interest rates.

With respect to fixed rate, long-term loans receivable, if interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to reinvest the proceeds at as high of an interest rate. If we invest in variable-rate loans receivable and interest rates decrease, our revenues will also decrease. For these reasons, investments in real estate loans, returns on those loans and the value of our stockholders’ investment in us would be subject to fluctuations in interest rates.

The mortgage loans in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans generally are secured by commercial real estate properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, occupancy rates, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, fiscal policies and regulations (including environmental legislation), natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under any mortgage loan we may acquire, we will bear a risk of loss of principal and accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. Foreclosure on a property securing a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the investment. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Our investment in common equity securities is, and any future investments we make in the securities of other issuers will be, subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

We have made a significant investment in the common equity of Prime US REIT and may make equity investments in funds or corporate entities with a primary focus on the commercial real estate and real estate finance industries or with significant exposure to real estate, such as REITs. We may purchase the common or preferred stock of these entities or purchase or write options with respect to their stock. We may also invest in debt securities and preferred equity securities issued by funds or corporate entities with a primary focus on the commercial real estate and real estate finance industries or with significant exposure to real estate. Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate investments. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the claims of banks and senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations, and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and/or distribution payments to us.

Our significant investment in Prime US REIT is subject to the risks inherent in investing in traded securities. As of October 26, 2021, the aggregate value of our investment in the units of Prime US REIT was $249.0 million, which was based solely on the closing price of the units on the SGX-ST of $0.86 per unit as of October 26, 2021 and did not take into account any potential discount for the holding period risk due to the quantity of units we hold. As of October 26, 2021, we owned 289,561,899 units of Prime US REIT, which represented 24.8% of the outstanding units of Prime US REIT. Prime US REIT’s units were first listed for trading on the SGX-ST on July 19, 2019. If an active trading market for the units does not develop or is not sustained, it may be difficult to sell our units. The market for Singapore REITs may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of our investment in Prime US REIT difficult. Even if an active trading market develops or we are able to negotiate block trades, if we or other significant investors sell or are perceived as intending to sell a substantial amount of units in a short period of time, the market price of our remaining units could be adversely affected. In addition, as a foreign equity investment, the trading price of units of Prime US REIT may be affected by political, economic, financial and social factors in the Singapore and Asian markets, including changes in government, economic and fiscal policies. Furthermore, we may be limited in our ability to sell our investment in Prime US REIT if our advisor and/or its affiliates are deemed to have material, non-public information regarding Prime US REIT. Charles J. Schreiber, Jr., our Chairman of our Board, our Chief Executive Officer, our President and our affiliated director, is a director of the external manager of Prime US REIT, and Mr. Schreiber holds an indirect ownership interest in the external manager of Prime US REIT. An affiliate of our advisor serves as the U.S. asset manager to Prime US REIT. The inability to dispose of our investment in Prime US REIT at the time and on the terms we want could materially adversely affect the investment results.

Risks Related to Debt Financing

We obtain lines of credit, mortgage indebtedness and other borrowings and have given guarantees, which increases our risk of loss due to potential foreclosure.

We obtain lines of credit, long-term financing secured by our properties and other assets and other borrowings. We have acquired our real estate properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties, to fund property improvements and other capital expenditures, to pay distributions, to fund redemptions under our share redemption program and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). However, we can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms or at all.

If we mortgage a property and there is a shortfall between the cash flow generated by that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distribution to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our stockholders’ investment in us. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We have given and may give full or partial guarantees to lenders of mortgage or other debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of all or a part of the debt or other amounts related to the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a mortgage secured by a single property could affect mortgages secured by other properties.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. Credit facilities may be secured by our properties or unsecured. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and our stockholders could lose all or part of their investment in us.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash available for distribution to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the debt when it becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance properties subject to mortgage debt, our income could be reduced. We may be unable to finance or refinance or may only be able to partly finance or refinance properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are more strict. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our stockholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more stock or by borrowing more money.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including credit facilities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements into which we enter may contain financial and other affirmative and negative covenants, including provisions that limit our ability to further mortgage a property, that require that we comply with various coverage ratios, that prohibit us from discontinuing insurance coverage or that prohibit us from replacing our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives and limit our ability to pay distributions to our stockholders.

Increases in interest rates and the discontinuation of LIBOR could increase the amount of our interest and/or hedge payments and/or mitigate the effectiveness of our interest rate hedges.

As of June 30, 2021, our debt obligations consisted of $123.0 million of fixed rate notes payable and $1.3 billion of variable rate notes payable. As of June 30, 2021, the interest rates on $1.1 billion of our variable rate notes payable were effectively fixed through interest rate swap agreements. We expect that we will incur additional indebtedness in the future. Interest we pay reduces our cash available for distributions. Since we have incurred and may continue to incur variable rate debt, increases in interest rates raise our interest costs, which reduces our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to sell one or more of our properties at times which may not permit realization of the maximum return on such investments.

We currently pay interest under certain of our debt at an interest rate that is determined based on a US Dollar London Interbank Offered Rate (“LIBOR”). In July 2017, the United Kingdom’s Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that it will stop encouraging or requiring banks to submit rates for the calculation of LIBOR after December 31, 2021. On March 5, 2021, the FCA announced that all LIBOR settings will either cease to be provided by any administrator or no longer be representative (i) immediately after December 31, 2021, in the case of the 1-week and 2-month US dollar settings; and (ii) immediately after June 30, 2023, in the case of the remaining US dollar settings. The tenors that were extended to June 30, 2023 are more widely used and are the tenors used in our LIBOR-based debt.

The Alternative Reference Rates Committee (“ARRC”), a steering committee comprised of U.S. financial market participants, published model LIBOR replacement language for use in bilateral and syndicated loan facilities. ARRC selected the Secured Overnight Financing Rate (“SOFR”) as the replacement to LIBOR. SOFR is a broad measure of the cost of borrowing cash in the overnight U.S. treasury repo market and is a rate published by the Federal Reserve Bank of New York. We have been incorporating LIBOR transition language in our existing floating rate loans when they are extended or refinanced. Our new loans typically remain indexed to LIBOR and not SOFR and include LIBOR transition language that generally aligns with ARRC recommendations.

On October 23, 2020, the International Swaps and Derivatives Association (“ISDA”), the trade association for the derivatives marketplace, published the ISDA IBOR Fallbacks Protocol (the “Protocol”) and the ISDA IBOR Fallbacks Supplement (the “Supplement”). The Protocol and the Supplement became effective on January 25, 2021. The Protocol incorporates LIBOR transition provisions into non-cleared derivatives transactions that reference LIBOR and were entered into before January 25, 2021 between parties to derivatives transactions that each have adhered to the Protocol. The Supplement automatically incorporates these LIBOR transition provisions into non-cleared derivatives transactions that reference LIBOR and are entered into on or after January 25, 2021. We currently are not adherents to the Protocol. Any interest rate hedges that reference LIBOR and that we enter into on or after January 25, 2021 will be subject to conversion based on the ISDA methodology set forth in the Supplement. As a result of the FCA announcement, on March 5, 2021, the ISDA separately confirmed that the FCA’s announcement constitutes an index cessation event under the Protocol and the Supplement. Therefore, the spread adjustments to be used in connection with the transition from LIBOR to SOFR under any of our hedging agreements governed by the Protocol or the Supplement were fixed on March 5, 2021.

Differences between ARRC and ISDA LIBOR replacement methodology could result in differences in conversion between our debt instruments and corresponding hedges. Mismatches could occur resulting from conversion at different times, into different benchmark replacement rates, or into the same benchmark replacement rates calculated at different times or using different methods of calculation.

Accordingly, the transition from LIBOR to SOFR could result in higher all-in interest costs and could hinder our ability to maintain effective hedges, which could impact our financial performance. Furthermore, the impact or potential impact of LIBOR transition could incentivize us to prepay debt and/or unwind hedge positions earlier than we anticipated when closing the debt facility and/or entering into the hedge position. If we prepay debt, we may owe prepayment penalties or other breakage costs. If we unwind hedge positions, we could owe unwind payments to our counterparties, which could be significant. For hedges entered into before January 25, 2021, if we do not subsequently adhere to the Protocol, negotiate bilateral solutions with our counterparties, or unwind our positions before the discontinuation of LIBOR, it may be impossible for us or our counterparties to perform under these hedges following the discontinuation of LIBOR.

We have broad authority to incur debt and high debt levels could limit the amount of cash we have available to distribute to our stockholders and decrease the value of our stockholders’ investment in us.

Our current target leverage ratio is between 45% and 65%. We calculate our leverage ratio for reporting purposes as the outstanding principal balance of our borrowings divided by the net asset value of our real estate and real estate-related investments (determined in accordance with our valuation guidelines and procedures). Based on this methodology, our leverage was approximately 42% as of June 30, 2021. There are other methods of calculating our overall leverage ratio that may differ from this methodology, such as the methodologies used in determining our compliance with corporate borrowing covenants. Although we will generally work to maintain the targeted leverage ratio over the near term, we may change our targeted leverage ratio from time to time. In addition, we may vary from our targeted leverage ratio from time to time, and there are no assurances that we will maintain the targeted range disclosed above or achieve any other leverage ratio that we may target in the future.

There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter limits our aggregate borrowings to 300% of our net assets, which approximates aggregate liabilities of 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). We may exceed our charter limit only if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to our stockholders and could result in a decline in the value of our stockholders’ investment in us.

In certain cases, financings for our properties may be recourse to us or certain of our subsidiaries.

Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of the borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. It is expected that the financing arrangements with respect to our investments generally will require “bad boy” guarantees from certain of our subsidiaries that are the parent to the borrower entity. In the event that such a guarantee is called, our assets could be adversely affected.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We have entered into and in the future may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of investments we hold, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging products may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset losses due to fluctuations in interest rates is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the investments being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the interest rate risk sought to be hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

We assume the credit risk of our counterparties with respect to derivative transactions.

We enter into derivative contracts for risk management purposes to hedge our exposure to cash flow variability caused by changing interest rates on our variable rate notes payable and we may enter into such contracts for any variable rate real estate loans receivable we acquire or originate. These derivative contracts generally are entered into with bank counterparties and are not traded on an organized exchange or guaranteed by a central clearing organization. We would therefore assume the credit risk that our counterparties will fail to make periodic payments when due under these contracts or become insolvent. If a counterparty fails to make a required payment, becomes the subject of a bankruptcy case, or otherwise defaults under the applicable contract, we would have the right to terminate all outstanding derivative transactions with that counterparty and settle them based on their net market value or replacement cost. In such an event, we may be required to make a termination payment to the counterparty, or we may have the right to collect a termination payment from such counterparty. We assume the credit risk that the counterparty will not be able to make any termination payment owing to us. We may not receive any collateral from a counterparty, or we may receive collateral that is insufficient to satisfy the counterparty’s obligation to make a termination payment. If a counterparty is the subject of a bankruptcy case, we will be an unsecured creditor in such case unless the counterparty has pledged sufficient collateral to us to satisfy the counterparty’s obligations to us.

We assume the risk that our derivative counterparty may terminate transactions early.

If we fail to make a required payment or otherwise default under the terms of a derivative contract, the counterparty would have the right to terminate all outstanding derivative transactions between us and that counterparty and settle them based on their net market value or replacement cost. In certain circumstances, the counterparty may have the right to terminate derivative transactions early even if we are not defaulting. If our derivative transactions are terminated early, it may not be possible for us to replace those transactions with another counterparty, on as favorable terms or at all.

We may be required to collateralize our derivative transactions.

We may be required to secure our obligations to our counterparties under our derivative contracts by pledging collateral to our counterparties. That collateral may be in the form of cash, securities or other assets. If we default under a derivative contract with a counterparty, or if a counterparty otherwise terminates one or more derivative contracts early, that counterparty may apply such collateral toward our obligation to make a termination payment to the counterparty. If we have pledged securities or other assets, the counterparty may liquidate those assets in order to satisfy our obligations. If we are required to post cash or securities as collateral, such cash or securities will not be available for use in our business. Cash or securities pledged to counterparties may be repledged by counterparties and may not be held in segregated accounts. Therefore, in the event of a counterparty insolvency, we may not be entitled to recover some or all collateral pledged to that counterparty, which could result in losses and have an adverse effect on our operations.

Our investments in derivatives are carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these instruments.

Our investments in derivatives are recorded at fair value but have limited liquidity and are not publicly traded. The fair value of our derivatives may not be readily determinable. We will estimate the fair value of any such investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal or maturity.

Risks Related to Conflicts of Interest

Our advisor faces a conflict of interest because the fees it receives and the distributions to be received by the Special Limited Partner, an affiliate of our advisor, with respect to the Special Limited Partner’s performance participation interest in the Operating Partnership are based in part on our NAV, which our advisor is responsible for determining.

Our advisor is paid a management fee for its services based on our NAV, which is calculated by our advisor, based on valuations provided by the advisor. In addition, the distributions to be received by the Special Limited Partner with respect to its performance participation interest in the Operating Partnership will be based in part upon the Operating Partnership’s net assets (which is a component of our NAV). The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. In order to avoid a reduction in our NAV, the advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets. If our NAV is calculated in a way that is not reflective of our actual NAV, then the transaction price of shares of our common stock or the price paid for the redemption of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the transaction price or more than the redemption price.

Our advisor’s management fee and the Special Limited Partner’s performance participation interest may not create proper incentives or may induce our advisor and its affiliates to make certain investments or retain certain investments, including speculative investments, that increase the risk of our real estate portfolio.

We pay our advisor a management fee regardless of the performance of our portfolio. Our advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay our advisor a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The existence of the Special Limited Partner’s performance participation interest in our Operating Partnership, which is based on our total distributions plus the change in NAV per share, may create an incentive for our advisor to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation interest may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.

Because the management fee and performance participation are based on our NAV, our advisor may also be motivated to delay or curtail redemptions to maintain a higher NAV, which would increase amounts payable to our advisor and the Special Limited Partner. In order to avoid a reduction in our NAV, the advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets.

Our advisor and its affiliates, including all of our executive officers, our affiliated director and other key real estate and debt finance professionals, face conflicts of interest caused by their compensation arrangements with us and with other KBS-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers, our affiliated director and other key real estate and debt finance professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor and/or other KBS-affiliated entities. Our advisor and its affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer-manager agreement;

•

equity offerings by us, including using our securities to acquire portfolios or other companies, which may entitle our dealer manager to additional dealer manager fees and would likely entitle our advisor to additional advisory fees;

•	whether we engage affiliates of our advisor for other services, which affiliates may receive fees in connection with the services regardless of the quality of the services provided to us;

•

whether we pursue a liquidity event such as a listing of our shares of common stock on a national securities exchange, a sale of the company or a liquidation of our assets, which (i) may make it more likely for us to become self-managed or internalize our management, (ii) could positively or negatively affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade or the consideration received by our stockholders, and/or (iii) would affect the advisory fees received by our advisor; and

•

recommendations to our board of directors with respect to developing, overseeing, implementing, coordinating and determining our NAV and our NAV procedures, the provision of forward-looking property-level information to the Independent Valuation Firm or the decision to adjust the value of certain of our assets or liabilities in connection with the determination of our NAV, especially given that the advisory fees we pay our advisor, the Special Limited Partner’s performance participation interest and the fees we pay our dealer manager are based on our NAV.

Our advisor and its affiliates face conflicts of interest relating to the acquisition of assets, the leasing of properties and the disposition of properties due to their relationship with other KBS-sponsored programs and/or KBS-advised investors, which could result in decisions that are not in our best interest or the best interests of our stockholders.

We rely on our sponsor, KBS Holdings LLC, and other key real estate and debt finance professionals at our advisor, including Mr. Schreiber, to identify suitable investment opportunities for us, to supervise property management and leasing of properties and to sell our properties. KBS REIT II and KBS Growth & Income REIT are also advised by KBS Capital Advisors. Mr. Schreiber and several of the other key real estate professionals at KBS Capital Advisors are also the key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to KBS-advised investors. In addition, KBS Realty Advisors serves as the U.S. asset manager for Prime US REIT, a Singapore real estate investment trust. As such, KBS-sponsored programs that have funds available for investment and KBS-advised investors that have funds available for investment rely on many of the same real estate and debt finance professionals, as will future KBS-sponsored programs and KBS-advised investors. Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs and KBS-advised investors. When these real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Currently, Prime US REIT is in its acquisition stage.

In connection with the Singapore Transaction (defined herein), our advisor and KBS Realty Advisors proposed that our conflicts committee and board of directors adopt an asset allocation policy (the “Allocation Process”) among us, KBS REIT II and KBS Growth & Income REIT (collectively, the “Core Strategy REITs”) and Prime US REIT. The board of directors and conflicts committee adopted the Allocation Process as proposed. The Allocation Process provides that, in order to mitigate potential conflicts of interest that may arise among the Core REITs and Prime US REIT, upon the listing of Prime US REIT (which occurred on July 19, 2019), potential asset acquisitions that meet all of the following criteria would be offered first to Prime US REIT:

i.	Class A office building;

ii.	Purchase price of at least $125.0 million;

iii.	Average occupancy of at least 90% for the first two years based on contractual in-place leases; and

iv.	Stabilized property investment yield that is generally supportive of the distributions per unit of Prime US REIT.

To the extent Prime US REIT does not have the funds to acquire the asset or to the extent the external manager of Prime US REIT decides to forego the acquisition opportunity, such asset may then be offered to the Core Strategy REITs at the discretion of KBS Capital Advisors.

For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the company for us to make any significant investment unless our advisor has recommended the investment to us. Thus, the real estate and debt finance professionals of our advisor could direct attractive investment opportunities to other KBS-sponsored programs or KBS-advised investors. Such events could result in us investing in properties that provide less attractive returns, which would reduce the level of distributions we may be able to pay our stockholders.

We and other KBS-sponsored programs and KBS-advised investors also rely on these real estate professionals to supervise the property management and leasing of properties. If the KBS team of real estate professionals directs creditworthy prospective tenants to properties owned by another KBS-sponsored program or KBS-advised investor when it could direct such tenants to our properties, our tenant base may have more inherent risk and our properties’ occupancy may be lower than might otherwise be the case.

In addition, we and other KBS-sponsored programs and KBS-advised investors rely on our sponsor and other key real estate professionals at our advisor to sell our properties. These KBS-sponsored programs and KBS-advised investors may possess properties in similar locations and/or of the same property types as ours and may be attempting to sell these properties at the same time we are attempting to sell some of our properties. If our advisor directs potential purchasers to properties owned by another KBS-sponsored program or KBS-advised investor when it could direct such purchasers to our properties, we may be unable to sell some or all of our properties at the time or at the price we otherwise would, which could limit our ability to pay distributions and reduce our stockholders’ overall investment return.

Further, existing and future KBS-sponsored programs and KBS-advised investors and Mr. Schreiber generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, origination, development, ownership, leasing or sale of real estate-related investments.

KBS Capital Advisors will face conflicts of interest relating to joint ventures that we may form with affiliates of KBS Capital Advisors, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by both a majority of our board of directors and a majority of our conflicts committee, we may enter into joint venture agreements with other KBS-sponsored programs or affiliated entities for the acquisition, development or improvement of properties or other investments. KBS Capital Advisors, our advisor, and KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs and the investment advisers to institutional investors in real estate and real estate-related assets, have some of the same executive officers, directors and other key real estate and debt finance professionals; and these persons will face conflicts of interest in determining which KBS program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the KBS-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a KBS-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The KBS-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Our sponsor, our officers, our advisor and the real estate, debt finance, management and accounting professionals assembled by our advisor face competing demands on their time and this may cause our operations and our stockholders’ investment in us to suffer.

We rely on our sponsor, our officers, our advisor and the real estate, debt finance, management and accounting professionals that our advisor retains, including Charles J. Schreiber, Jr., Jeffrey K. Waldvogel and Stacie K. Yamane, to provide services to us for the day-to-day operation of our business. KBS REIT II and KBS Growth & Income REIT are also advised by KBS Capital Advisors, and KBS Capital Advisors may serve as the advisor to future KBS-sponsored programs and KBS-advised investors. Further, our officers and affiliated director are also officers and/or the affiliated director of other public KBS-sponsored programs. Messrs. Schreiber and Waldvogel and Ms. Yamane are executive officers of KBS REIT II and KBS Growth & Income REIT. Messrs. Schreiber and Waldvogel and Ms. Yamane are executive officers of KBS Realty Advisors and its affiliates, the advisors of the private KBS-sponsored programs and the KBS-advised investors and the U.S. asset manager for Prime US REIT. Further, Mr. Schreiber is Chairman of the Board and a director of the external manager of Prime US REIT.

As a result of their interests in other KBS-sponsored programs, their obligations to KBS-advised investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Messrs. Schreiber and Waldvogel and Ms. Yamane face conflicts of interest in allocating their time among us, KBS REIT II, KBS Growth & Income REIT, KBS Capital Advisors, KBS Realty Advisors, other KBS-sponsored programs and/or other KBS-advised investors, as well as other business activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and their affiliates share many of the same key real estate, management and accounting professionals. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Furthermore, some or all of these individuals may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs. If these events occur, the returns on our investments, and the value of our stockholders’ investment in us, may decline.

All of our executive officers, our affiliated director and the key real estate and debt finance professionals assembled by our advisor face conflicts of interest related to their positions and/or interests in our advisor and its affiliates, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

All of our executive officers, our affiliated director and the key real estate and debt finance professionals assembled by our advisor are also executive officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor and/or other KBS-affiliated entities. Through KBS-affiliated entities, some of these persons also serve as the investment advisors to KBS-advised investors and, through KBS Capital Advisors and KBS Realty Advisors, these persons serve as the advisor to KBS REIT II, KBS Growth & Income REIT and other KBS-sponsored programs. In addition, KBS Realty Advisors serves as the U.S. asset manager for Prime US REIT. As a result, they owe fiduciary duties to each of these entities, their stockholders, members and limited partners and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Further, Mr. Schreiber and existing and future KBS-sponsored programs and KBS-advised investors generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to pay distributions to our stockholders and to maintain or increase the value of our assets.

Our board of directors’ loyalties to KBS REIT II, KBS Growth & Income REIT, Prime US REIT and possibly to future KBS-sponsored programs could influence its judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to another KBS-sponsored program at our expense.

All of our directors are also directors of KBS REIT II and our affiliated director is also an affiliated director of KBS Growth & Income REIT and an affiliated director of the external manager of Prime US REIT. The loyalties of our directors serving on the boards of directors of KBS REIT II, KBS Growth & Income REIT and the external manager of Prime US REIT, or possibly on the boards of directors of future KBS-sponsored programs, may influence the judgment of our board of directors when considering issues for us that also may affect other KBS-sponsored and advised programs, such as the following:

•

The conflicts committee of our board of directors must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other KBS-sponsored programs or if our advisor is giving preferential treatment to other KBS-sponsored programs in this regard, our conflicts committee may not be well-suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•

We could enter into transactions with other KBS-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle our advisor or its affiliates to increased fees and other compensation from either or both parties to the transaction. Decisions of our board or the conflicts committee regarding the terms of those transactions may be influenced by our board’s or the conflicts committee’s loyalties to such other KBS-sponsored programs.

•

A decision of our board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with offerings of other KBS-sponsored programs.

•	A decision of our board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

•

A decision of our board regarding whether we pursue a liquidity event such as a listing of our shares of common stock on a national securities exchange, a sale of the company or a liquidation of our assets, which could positively or negatively affect the sales efforts for other KBS-sponsored programs.

Like us, KBS REIT II compensates each independent director with an annual retainer of $135,000, as well as compensation for attending meetings as follows:

•

each member of the audit committee and conflicts committee is paid $10,000 annually for service on such committees (except that the chair of each of the audit committee and conflicts committee is paid $20,000 annually for service as the chair of such committees);

•

after the tenth board of directors meeting of each calendar year, each independent director is paid (i) $2,500 for each in-person board of directors meeting attended for the remainder of the calendar year and (ii) $2,000 for each teleconference board of directors meeting attended for the remainder of the calendar year;

•

after the tenth audit committee meeting of each calendar year, each member of the audit committee is paid (i) $2,500 for each in-person audit committee meeting attended for the remainder of the calendar year and (ii) $2,000 for each teleconference audit committee meeting attended for the remainder of the calendar year (except that the audit committee chair is paid $3,000 for each in-person and teleconference audit committee meeting attended after the tenth audit committee meeting of each calendar year, for the remainder of each calendar year); and

•

after the tenth conflicts committee meeting of each calendar year, each member of the conflicts committee is paid (i) $2,500 for each in-person conflicts committee meeting attended for the remainder of the calendar year and (ii) $2,000 for each teleconference conflicts committee meeting attended for the remainder of the calendar year (except that the conflicts committee chair is paid $3,000 for each in-person and teleconference conflicts committee meeting attended after the tenth conflicts committee meeting of each calendar year, for the remainder of each calendar year).

In addition, KBS REIT II pays independent directors for attending other committee meetings as follows: each independent director is paid $2,000 for each in-person and teleconference committee meeting attended (except that the committee chair is paid $3,000 for each in-person and teleconference committee meeting attended).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at board of directors meetings and committee meetings.

Because the dealer manager is one of our affiliates, you do not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager, [•], is one of our affiliates. Because [•] is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our stockholders.

We believe that we have operated and will continue to operate in a manner that will allow us to continue to qualify as a REIT for federal income tax purposes, commencing with our initial taxable year ended December 31, 2011. However, the U.S. federal income tax laws governing REITs are extremely complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. Accordingly, we cannot be certain that we will be successful in operating so we can remain qualified as a REIT. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our dividend reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless our stockholders are tax-exempt entities, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to federal, state, local or other tax liabilities that reduce our cash flow and our ability to pay distributions to our stockholders.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

•

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to pay distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive business or investment opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. We may be required to pay distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and reduce the value of our stockholders’ investment.

If our Operating Partnership fails to maintain its status as a partnership for U.S. federal income tax purposes, its income would be subject to taxation and our REIT status could be terminated.

We intend to maintain the status of our Operating Partnership as a partnership for U.S. federal income tax purposes. However, if the Internal Revenue Service (“Internal Revenue Service” or “IRS”) were to successfully challenge the status of our Operating Partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our Operating Partnership could make to us. This could also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our Operating Partnership owns its properties, in whole or in part, loses its characterization as a partnership for U.S. federal income tax purposes, the underlying entity would become subject to taxation as a corporation, thereby reducing distributions to our Operating Partnership and jeopardizing our ability to maintain REIT status.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (i) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (ii) we are a “pension-held REIT,” or (iii) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, then a portion of the distributions to and, in the case of a stockholder described in clause (iii), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

The tax on prohibited transactions will limit our ability to engage in transactions that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the specific facts and circumstances. No assurance can be given that any particular property (including loans) in which we hold a direct or indirect interest will not be treated as property held for sale to customers.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries and no more than 25% of the value of our total assets can be represented by “non-qualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the purpose of the instrument is to (i) hedge interest rate risk on liabilities incurred to carry or acquire real estate, (ii) hedge risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, or (iii) manage risk with respect to the termination of certain prior hedging transactions described in (i) and/or (ii) above and, in each case, such instrument is properly and timely identified under applicable Department of the Treasury regulations (“Treasury Regulations”). Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure our stockholders that we will be able to comply with the 20% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we believe we have qualified and intend to continue to qualify to be taxed as a REIT, we may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

Generally, ordinary dividends payable by REITs do not qualify for the reduced tax rates.

In general, the maximum tax rate for qualified dividends payable to domestic stockholders that are individuals, trusts and estates is 20%. Ordinary dividends payable by REITs, however, are generally not eligible for this reduced rate. While this tax treatment does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock. However, under the Tax Cuts and Jobs Act, Pub. L. No. 115-97 (the “TCJA”), commencing with taxable years beginning on or after January 1, 2018 and continuing through 2025, individual taxpayers may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which temporarily reduces the effective tax rate on such dividends. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. Without further legislation, this deduction would sunset after 2025. See “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock—Distributions Generally.” You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership or REIT for U.S. federal income tax purposes.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable stockholders to the extent of our current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (i) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (ii) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from non-REIT corporations, such as our taxable REIT subsidiaries, or (iii) constitute a return of capital generally to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital distribution is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

We may be required to pay some taxes due to actions of a taxable REIT subsidiary which would reduce our cash available for distribution to you.

Any net taxable income earned directly by a taxable REIT subsidiary, or through entities that are disregarded for U.S. federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary may be limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by or payments made to a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to U.S. federal income tax on that income because not all states and localities follow the U.S. federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.

We may distribute our common stock in a taxable distribution, in which case you may sell shares of our common stock to pay tax on such distributions, and you may receive less in cash than the amount of the dividend that is taxable.

We may make taxable distributions that are payable in cash and common stock. Under IRS Revenue Procedure 2017-45 (and Revenue Procedure 2020-19 for special rules for distributions declared in 2020 on or after April 1, 2020), as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in common stock of the REIT. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of the REIT’s earnings and profits). Taxable stockholders receiving stock will be required to include in income, as a dividend, the full value of such stock, to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT because we may then own more than 10% of the securities of an issuer that was neither a REIT, a qualified REIT subsidiary nor a taxable REIT subsidiary.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally (subject to certain exceptions for “qualified foreign pension funds,” entities all the interests of which are held by “qualified foreign pension funds,” and certain “qualified shareholders”) will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business unless FIRPTA provides an exemption. However, a capital gain dividend will not be treated as effectively connected income if (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the non-U.S. stockholder does not own more than 10% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA (subject to specific FIRPTA exemptions for certain non-U.S. stockholders). Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. No assurance can be given, however, that we are or will be a domestically-controlled REIT.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 10% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common stock.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation. You are urged to consult with your tax advisor with respect to the impact of the recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. The impact of tax reform on an investment in our shares is uncertain. Prospective investors should consult their own tax advisors regarding changes in tax laws.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although we intend to invest in mezzanine loans in a manner that will enable us to satisfy the gross income tests and asset tests, we may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) or any entity whose assets include such assets (each a “Benefit Plan”) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment in our shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•	your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value of our net assets per share annually to those fiduciaries (including IRA trustees and custodians) who request it. Although this estimate will be based upon determinations of the NAV of our shares in accordance with our valuation procedures, no assurance can be given that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or a fiduciary acting for an IRA is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or a fiduciary acting for an IRA may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Additionally, the investment transaction may have to be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our shares.

If our assets are deemed to be plan assets, KBS Capital Advisors and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Internal Revenue Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if KBS Capital Advisors or we are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on your investment and our performance.

We do not intend to provide investment advice to any potential investor for a fee. However, we, KBS Capital Advisors and our respective affiliates receive certain fees and other consideration disclosed herein in connection with an investment. If it were determined we provided a Benefit Plan investor with investment advice for a fee, it could give rise to a determination that we constitute an investment advice fiduciary under ERISA. Such a determination could give rise to claims that our fee arrangements constitute non-exempt prohibited transactions under ERISA or the Internal Revenue Code and/or claims that we have breached a fiduciary duty to a Benefit Plan investor. Adverse determinations with respect to ERISA fiduciary status or non-exempt prohibited transactions could result in significant civil penalties and excise taxes.

See “Certain ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

Estimated Use of Proceeds

The following table presents information about how we intend to use the proceeds raised in this offering assuming that we sell the maximum primary offering amount of $1,700,000,000 and the maximum dividend reinvestment plan offering amount of $300,000,000. The table assumes 5% of the primary offering proceeds are from the sale of Class T shares, 65% of the primary offering proceeds are from the sale of Class S shares, 5% of the primary offering proceeds are from the sale of Class D shares and 25% of the primary offering proceeds are from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. Because no sales commissions or dealer manager fees are paid on shares sold in the dividend reinvestment plan, it is not necessary to make any assumptions regarding the number of shares of each class sold in the dividend reinvestment plan. We are offering up to $1,700,000,000 of shares of our common stock in our primary offering and up to $300,000,000 of shares of our common stock in our dividend reinvestment plan, in any combination of our shares. We may reallocate the shares of our common stock we are offering between the primary offering and our dividend reinvestment plan.

The actual amount of upfront selling commissions and dealer manager fees will vary from the estimated amounts shown because (1) the number of shares of each class that we will sell is uncertain, (2) our Class T, Class S and Class D shares are sold at a transaction price that varies monthly generally based on our prior month’s NAV per share (which will be our most recently disclosed NAV per share at such time) for that class of shares and actual upfront selling commissions and dealer manager fees per Class T, Class S and Class D share are a percentage of the transaction price and (3) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales of Class T, Class S and Class D shares. Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the Class T, Class S and Class D per share purchase price to the applicable stockholder, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We expect to use the net proceeds of this offering to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate). The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time. Generally, our policy is to pay distributions from current or prior period cash flow from operations (except with respect to distributions related to sales of our assets). Our distribution policy is not to use the proceeds of our offerings to make distributions. However, our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. From time to time, we may not pay distributions solely from our current or prior period cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that, from time to time, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we have funded our distributions with debt financings and we may utilize debt financing in the future, if necessary, to fund at least a portion of our distributions. We may also fund distributions with proceeds from the sale of assets.

	Maximum Offering of $2,000,000,000
Gross Offering Proceeds(1)	$2,000,000,000	100%
Upfront Selling Commissions and Dealer Manager Fees(2)	$41,497,704	2.07%
Other Organization and Offering Expenses(3)	$13,349,300	0.67%
Additional Underwriting Compensation(4)	$43,985,500	2.20%
Additional Underwriting Compensation Paid by Our Advisor (4)	$(37,610,500)	(1.88)%

Net Offering Proceeds(5)	$1,938,777,996	96.94%

(1)            Gross offering proceeds include upfront selling commissions and dealer manager fees that our dealer manager is entitled to receive (including any amounts that may be retained by, or reallowed (paid) to, participating broker-dealers). We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2)            The table assumes that we sell the maximum primary offering amount of $1,700,000,000 and the maximum dividend reinvestment plan offering amount of $300,000,000 and that 5% of the primary offering proceeds are from the sale of Class T shares, 65% of the primary offering proceeds are from the sale of Class S shares, 5% of the primary offering proceeds are from the sale of Class D shares and 25% of the primary offering proceeds are from the sale of Class I shares. Because no sales commissions or dealer manager fees are paid on shares sold in the dividend reinvestment plan, it is not necessary to make any assumptions regarding the number of shares of each class sold in the dividend reinvestment plan. For Class T shares sold in the primary offering, the table includes upfront selling commissions of 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, the table includes upfront selling commissions of 3.5% of the transaction price. For Class D shares sold in the primary offering, the table includes upfront selling commissions of 1.5% of the transaction price. Amounts presented in the table are less than 3.5% and 1.5%, as applicable, of gross proceeds because upfront selling commissions and dealer manager fees are calculated as 3.5% and 1.5%, as applicable, of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 3.5% and 1.5%, as applicable. We will also pay the following selling commissions over time as distribution fees to our dealer manager, subject to FINRA limitations on underwriting compensation: (a) for Class T shares only, an advisor distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. No distribution fees will be paid with respect to the Class I shares. The total amount that will be paid over time for distribution fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees” and “Compensation—Distribution Fees.”

(3)            The other organization and offering expense number shown above represents our estimate of expenses to be incurred by us in connection with this offering other than selling commissions, dealer manager fees, distribution fees and other items of underwriting compensation. See “Compensation—Other Organization and Offering Expenses” for examples of the types of other organization and offering expenses we may incur.

(4)            We may pay directly or reimburse our advisor and our dealer manager if they pay, on our behalf, certain additional items of underwriting compensation described in “Plan of Distribution– Underwriting Compensation.” In addition, our advisor may pay our dealer manager, without reimbursement by us, additional amounts in order to fund certain of our dealer manager’s costs and expenses related to the distribution of the offering, as described in the “Plan of Distribution—Underwriting Compensation,” including compensation of certain registered employees of our dealer manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with our dealer manager incurred in the performance of wholesaling activities, as well as supplemental fees and commissions paid by our dealer manager with respect to sales of shares as described under “Plan of Distribution—Underwriting Compensation—Supplemental Fees and Commissions.”

(5)            If we fund additional underwriting compensation and other organization and offering expenses entirely out of cash flow from operations (which would not reduce the net offering proceeds), then as a percentage of the NAV of the shares sold (measured as of the date of sale), approximately 97.93% of the proceeds will be available to us. We expect to use the net proceeds of this offering to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate).

In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, distribution fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering. After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that the cumulative organization and offering expenses that we incur (including underwriting compensation) exceed 15% of our gross proceeds from the applicable offering.

Investment Objectives and Strategies

General

We have acquired and manage a diverse portfolio of core real estate properties, and we will continue to focus our investment activities on expanding our existing high-quality real estate portfolio throughout the U.S. As of June 30, 2021, our real estate portfolio was composed of 17 office properties (one of which was held for sale subsequent to June 30, 2021) and one mixed-use office/retail property encompassing in the aggregate approximately 7.5 million rentable square feet and was collectively 85% occupied. We also own an investment in the equity securities of Prime US REIT, a Singapore real estate investment trust listed on the SGX-ST.

We consider core properties to be existing properties with at least 80% occupancy. Based on the current market outlook, we expect our core focus in the U.S. office sector to reflect a value-creating core strategy, which is also known as a core-plus strategy. In many cases, these core properties will have slightly higher (10% to 20%) vacancy rates and/or higher near-term lease rollover at acquisition than more conservative value maintaining core properties. These characteristics provide us with opportunities to lease space at higher rates, especially in markets with increasing absorption, or to re-lease space in these properties at higher rates, bringing below market rates of in-place expiring leases up to market rates. Many of these properties will require a moderate level of additional investment for capital expenditures and tenant improvement costs in order to improve or rebrand the properties and increase rental rates. Thus, we believe these properties provide an opportunity for us to achieve more significant capital appreciation by increasing occupancy, negotiating new leases with higher rental rates and/or executing enhancement projects. Our value-creating core strategy is generally lower risk relative to an enhanced return or opportunistic strategy because from the date of acquisition core properties generally provide better cash flow, have less near-term lease rollover, and require less investment than enhanced return or opportunistic properties. Core properties therefore have less potential for adverse outcomes relative to enhanced return and opportunistic properties. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by geographic region, investment size and investment risk with the goal of acquiring a portfolio of income-producing assets that provides attractive and stable returns to our investors.

Our primary investment objectives are:

•	to preserve and return our stockholders’ capital contribution;

•	to provide our stockholders with current income in the form of attractive and stable cash distributions;

•	to realize appreciation in NAV from proactive investment and asset management; and

•	to provide a real estate investment alternative with lower expected volatility relative to public real estate companies whose securities trade daily on a stock exchange.

We will also seek to realize growth in the value of our investments by timing asset sales to maximize their value.

We cannot assure you that we will achieve our investment objectives. See the “Risk Factors” in this prospectus.

Our board of directors may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. The conflicts committee will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.

Acquisition and Investment Policies

Investment Focus

We intend to focus our investment activities on the acquisition and management of a diverse portfolio of real estate investments, consisting primarily of core real estate properties. We plan to diversify our portfolio by geographic region, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our investors.

Although this is our current focus, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. In fact, we may invest in whatever types of real estate or real-estate related assets we believe are in our best interests. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

Investments in Real Properties

Our primary investment focus is core real estate properties. We consider core properties to be existing properties with at least 80% occupancy. Based on the current market outlook, we expect our core focus in the U.S. office sector to reflect a value-creating core strategy, which is also known as a core-plus strategy. In many cases, these core properties will have slightly higher (10% to 20%) vacancy rates and/or higher near-term lease rollover at acquisition than more conservative value-maintaining core properties. These characteristics provide us with opportunities to lease space at higher rates, especially in markets with increasing absorption, or to re-lease space in these properties at higher rates, bringing below-market rates of in-place expiring leases up to market rates. Many of these properties will require a moderate level of additional investment for capital expenditures and tenant improvement costs in order to improve or rebrand the properties and increase rental rates. Thus, we believe these properties provide an opportunity for us to achieve more significant capital appreciation by increasing occupancy, negotiating new leases with higher rental rates and/or executing enhancement projects. Our value-creating core strategy is generally lower risk relative to an enhanced return or opportunistic strategy because from the date of acquisition core properties generally provide better cash flow, have less near-term lease rollover and require less investment than enhanced return or opportunistic properties. Core properties therefore have less potential for adverse outcomes relative to enhanced return and opportunistic properties.

We expect to focus our investments in real properties in office properties located throughout the United States. The primary types of office properties we intend to invest in include low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations, especially those that are in or near central business districts or have access to transportation. In addition, we may consider acquiring industrial properties (including warehouse and distribution facilities, office/warehouse flex properties, research and development properties and light industrial properties) and retail properties. Although this is our primary investment focus, we may make adjustments to our investment focus based on real estate market conditions and investment opportunities.

We will generally hold fee title to or a long-term leasehold estate in the properties we acquire. We may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We have also made investments through joint ventures, and in the future we may enter into other joint ventures, partnerships and co-ownership arrangements (including preferred equity investments) or participations for the purpose of obtaining interests in real estate properties and for the development or improvement of properties.

Our advisor intends to diversify our real estate property investments by geographic region, investment size and investment risk. We will focus on markets where KBS-affiliated entities have an established market presence, market knowledge and access to potential investments, as well as an ability to direct property management and leasing operations efficiently. We will review and change our target markets periodically in response to changing market opportunities and to maintain a diverse portfolio. Economic and real estate market conditions vary widely both region to region and among different property types within each region and submarket, and we intend to spread our investments both across regions and among the submarkets within regions.

Our advisor develops a well-defined exit strategy for each investment we make and periodically performs a hold-sell analysis on each asset. Economic and market conditions may influence us to hold our assets for different periods of time. See “—Disposition Policies.”

Also, in connection with the Singapore Transaction (defined herein), our board of directors and conflicts committee adopted the asset Allocation Process proposed by our advisor and KBS Realty Advisors. See “Conflicts of Interest – Our Affiliates’ Interests in Other KBS-Sponsored Programs and KBS-Advised Investors – Allocation of Investment Opportunities.”

Conditions to Closing Real Property Investments. Our advisor performs a diligence review on each property that we purchase. As part of this review, our advisor obtains an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I environmental assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. All of our property acquisitions are also supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property.

Appraisals, however, are estimates of value and should not be relied upon as measures of true worth or realizable value. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents include, where available:

•	plans and specifications;

•	surveys;

•	evidence of readily transferable title to the proposed investment property, subject to such liens and encumbrances as are acceptable to our advisor;

•	title insurance policies; and

•	financial statements covering recent operations of properties that have operating histories.

Tenant Improvements. We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds and financings. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space, which may be funded from borrowings and offering proceeds, including proceeds from our dividend reinvestment plan.

Terms of Leases. We expect that the vast majority of the leases we enter will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we acquire as part of an acquisition of a property or into which we enter with respect to the properties we acquire may vary substantially from those described. We will describe the terms of leases on properties we acquire by means of a supplement to this prospectus where and to the extent we believe such terms are material to a decision to purchase shares in this offering.

Tenant Creditworthiness. We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors includes income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. Third-party brokers will handle the lease-up of our properties with the supervision, support and assistance of the KBS Capital Advisors asset manager that is responsible for managing the lease-up and operation of the property through its sale.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments. For example, as of October 26, 2021, we owned an investment in the equity securities of Prime US REIT. As of October 26, 2021, the aggregate value of our investment in the units of Prime US REIT was $249.0 million, which was based solely on the closing price of the units on the SGX-ST of $0.86 per unit as of October 26, 2021 and did not take into account any potential discount for the holding period risk due to the quantity of units we hold. As of October 26, 2021, we owned 289,561,899 units of Prime US REIT, which represented 24.8% of the outstanding units of Prime US REIT.

In the future, we may make additional investments in other property types such as apartments or hotels. We may invest in enhanced return properties, which are higher-yield and higher-risk investments than core real estate properties. Examples of enhanced-return properties that we may acquire and reposition include: properties with higher vacancies or near-term lease rollovers relative to core properties; poorly managed and positioned properties; properties owned by distressed sellers; and built-to-suit properties. We may also acquire properties that are mixed-use properties, properties that are under development or construction, undeveloped land, options to purchase properties and other real estate-related assets. We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests. Although we can purchase any type of interest in a real estate investment, our charter does limit certain types of investments. See “—Charter-imposed Investment Limitations.” We do not intend to underwrite securities of other issuers.

We may also invest in real estate-related investments, including mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets; and equity securities such as common stocks, preferred stocks and convertible preferred securities of other REITs and real estate companies.

Investment Decisions and Asset Management: The KBS Approach

Within our investment policies and objectives, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our charter provides that all proposed real estate investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of our board of directors. The conflicts committee will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

KBS Capital Advisors believes that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, KBS Capital Advisors has developed a disciplined investment approach that combines the experience of its team of real estate and debt finance professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The KBS approach also includes active and aggressive management of each asset acquired. KBS Capital Advisors believes that active management is critical to creating value. Our advisor develops a well-defined exit strategy for each investment we make and periodically performs a hold-sell analysis on each asset. These periodic analyses focus on the remaining available value enhancement opportunities for the asset, the demand for the asset in the marketplace, market conditions and our overall portfolio objectives to determine if the sale of the asset, whether via an individual sale or as part of a portfolio sale or merger, would generate a favorable return to our stockholders. Economic and market conditions may influence us to hold our assets for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Charles J. Schreiber, Jr., the Chairman of our Board, our Chief Executive Officer, our President and our affiliated director, has over 40 years of real estate experience. Mr. Schreiber works together with the KBS team of real estate and debt finance professionals in the identification, acquisition and management of our investments. The key real estate professionals at our advisor include James Chiboucas and Marc DeLuca, each of whom has over 25 years of real estate experience, and Jeffrey K. Waldvogel and Giovanni Cordoves, each of whom has over 15 years of real estate experience. Each of them has been through multiple real estate cycles in their careers. These seasoned professionals have the expertise gained through hands-on experience in acquisitions and originations, financing, asset management, dispositions, development, leasing, property management and portfolio management.

In an effort to both find better investment opportunities and enhance the performance of those investments, KBS Capital Advisors utilizes a market-focused structure. KBS Capital Advisors has divided the country into two regions: the Eastern and Western United States. Each region has a regional president who is responsible for executing our investment strategy. Asset managers are typically responsible for investments in only a few markets, which allows them to have in-depth knowledge of each market for which they are responsible. This focus also allows the asset managers to establish networks of relationships with each market’s leasing and investment brokers and owners. We believe this regionally-aligned organization that emphasizes local market knowledge provides better investment selection at acquisition, quicker lease-up of vacant space, better investment operating performance and more timely execution of a sale.

To execute our advisor’s disciplined investment approach, a team of its real estate and debt finance professionals takes responsibility for the business plan of each investment. The following practices summarize KBS Capital Advisors’ investment approach:

•

National Market Research — The investment team extensively researches the acquisition and underwriting of each investment, utilizing both real time market data and the transactional knowledge and experience of KBS Capital Advisors’ network of professionals.

•

Underwriting Discipline — KBS Capital Advisors follows a tightly controlled and managed process to examine all elements of a potential investment including, with respect to real property, its location, income-producing capacity, prospects for long-

range appreciation, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with our advisor’s other real estate and debt finance professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

•

Risk Management — Risk management is a fundamental principle in our advisor’s construction of our portfolio and in the management of each investment. Diversification by geographic region, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. KBS Capital Advisors’ real estate and debt finance professionals continuously review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

•

Asset Management — Prior to the purchase of an individual asset or portfolio, the asset managers work closely with the regional president and the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. KBS Capital Advisors reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. KBS Capital Advisors designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Joint Venture Investments

We have made investments through joint ventures, and in the future we may enter into other joint ventures, partnerships and co-ownership arrangements (including preferred equity investments) or participations for the purpose of obtaining interests in real estate properties and for the development or improvement of real properties. Joint venture investments permit us to own interests in properties without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate investments that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

KBS Capital Advisors will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with third parties or other KBS-sponsored programs or affiliated entities; however, we may only enter into joint ventures with other KBS-sponsored programs or affiliated entities if a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction concludes that the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. At such time during the term of this offering that KBS Capital Advisors believes that there is a reasonable probability that we will enter into a joint venture for the acquisition of a significant investment, we will supplement this prospectus to disclose the terms of such proposed transaction. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the relevant facts, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

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Our ability to manage and control the joint venture. — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. — We will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•

Our ability to control transfers of interests held by other partners to the venture. — We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Borrowing Policies

We may use borrowed funds to: finance acquisitions of new real estate investments; pay for property improvements, repairs and tenant build-outs to properties and for other capital expenditures; refinance existing indebtedness; pay distributions; fund the redemption or repurchase of our shares or provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured debt to finance our investment portfolio, though from time to time we may also use unsecured debt. We may elect to secure financing subsequent to the acquisition date of real estate investments and initially acquire investments without debt financing. To the extent that we do not finance our properties, our ability to acquire additional investments will be restricted.

The form of our indebtedness may be long-term or short-term, unsecured or secured by mortgages or other interests in our assets, fixed or floating rate or in the form of revolving credit facilities. KBS Capital Advisors will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see “Risk Factors—Risks Related with Debt Financing.”

Our current target leverage ratio is between 45% and 65%. We calculate our leverage ratio for reporting purposes as the outstanding principal balance of our borrowings divided by the net asset value of our real estate and real estate-related investments (determined in accordance with our valuation guidelines and procedures). There are other methods of calculating our overall leverage ratio that may differ from this methodology, such as the methodologies used in determining our compliance with corporate borrowing covenants. Although we will generally work to maintain the targeted leverage ratio over the near term, we may change our targeted leverage ratio from time to time. In addition, we may vary from our targeted leverage ratio from time to time, and there are no assurances that we will maintain the targeted range disclosed above or achieve any other leverage ratio that we may target in the future.

There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter limits our aggregate borrowings to 300% of our net assets, which approximates aggregate liabilities of 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). We may exceed our charter limit only if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. For example purposes only, substantial justification could be found by the conflicts committee for reasons including, but not limited to, the following: (i) if the value of our portfolio declined and new borrowings were necessary to repay existing obligations; (ii) to pay sufficient distributions to maintain our REIT status; or (iii) to buy a property where an exceptional acquisition opportunity presents itself and the terms of the debt and nature of the property are such that the debt does not materially increase the risk that we would become unable to meet our financial obligations as they became due. To the extent financing in excess of our charter limit is available at attractive terms, the conflicts committee may approve debt in excess of the charter limit.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

Our charter provides that we will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. We anticipate that our board of directors and conflicts committee will make this determination by (i) seeking to secure borrowings from third party lenders and comparing the terms offered by such third party lenders to the terms of proposed borrowings from our advisor or its affiliates, and (ii) reviewing publicly available disclosure to determine borrowing terms secured by other similarly-situated real estate investment companies from third party lenders and comparing such terms to the terms of proposed borrowings from our advisor or its affiliates.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our real estate investments and the nature and level of credit enhancements supporting those investments. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, industry and certain other types of concentrations. Our board of directors will monitor our overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings through interest rate hedging activities.

Hedging Activities. We enter into hedging transactions to offset the potential adverse effects of rising interest rates under certain debt agreements. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue shares of our common stock or units in our Operating Partnership in private offerings; (3) issue shares of our common stock or units in our Operating Partnership to the advisor or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or the performance participation allocation; or (4) issue shares of our common stock or units in our Operating Partnership to sellers of properties we acquire. To the extent we issue additional shares of common stock after your purchase in this offering, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional units of our Operating Partnership after you purchase in this offering, your percentage ownership interest in our assets will be diluted. Because certain classes of the units of our Operating Partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, our stockholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our Operating Partnership. Operating Partnership units may have different and preferential rights to the claims of common units of our Operating Partnership which correspond to the common stock held by our stockholders.

Disposition Policies

Our advisor develops a well-defined exit strategy for each investment we make and periodically performs a hold-sell analysis on each asset. These periodic analyses focus on the remaining available value enhancement opportunities for the asset, the demand for the asset in the marketplace, market conditions and our overall portfolio objectives to determine if the sale of the asset, whether via an individual sale or as part of a portfolio sale or merger, would generate a favorable return to our stockholders. Economic and market conditions may influence us to hold our assets for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Charter-imposed Investment Limitations

Our charter and our policy with respect to certain charter provisions place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. See “Description of Capital Stock— Policy with Respect to Certain Charter Provisions.” Pursuant to our charter and our policy with respect to certain charter provisions, we will not:

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incur aggregate borrowings in excess of 300% of our net assets, which approximates aggregate liabilities in excess of 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), unless approved by a majority of the conflicts committee;

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as an equity interest in real property that was not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

acquire a real estate investment unless the combined acquisition fees and acquisition expenses incurred connection with such investment are reasonable and do not exceed 6% of the contract purchase price for the property or, in the case of a loan, unless the combined acquisition or origination fees and acquisition or origination expenses in connection with such investment are reasonable and do not exceed 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us;

•

acquire equity securities unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in publicly traded entities that are otherwise approved by a majority of our board of directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (when we refer to a publicly traded entity, we are referring to any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system);

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

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issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by our board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

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issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests; or

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make distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions and (c) in-kind distributions are made only to those stockholders who accept such offer.

In addition, our charter and our policy with respect to certain charter provisions include many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter and our policy with respect to certain charter provisions also include restrictions on roll-up transactions, which are described under “Description of Capital Stock—Restrictions on Roll-Up Transactions” below.

Investment Company Act Considerations

We intend to continue to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•

pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Neither we nor our Operating Partnership should be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership own our assets are majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, then we believe they will often be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, with substantially all of its remaining assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Pursuant to the language of Section 3(c)(5)(C), we will treat an investment in real property as a qualifying real estate asset. In reliance on SEC staff published guidance, we take the view that certain mortgage loans, participations, mezzanine loans, convertible mortgages, and other types of real estate-related loans in which we may invest are qualifying real estate assets. Thus, we intend to treat these investments, to the extent we make sure investments, as qualifying real estate assets.

If any subsidiary relies on Section 3(c)(5)(C), we expect to limit the investments that the subsidiary makes, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

Investments in Real Properties and Real Estate-Related Investments

Real Estate Portfolio

As of June 30, 2021, our real estate portfolio was composed of 17 office properties (one of which was held for sale subsequent to June 30, 2021) and one mixed-use office/retail property encompassing in the aggregate approximately 7.5 million rentable square feet and was collectively 85% occupied. We also own an investment in the equity securities of Prime US REIT, a Singapore real estate investment trust listed on the SGX-ST.

The following charts illustrate the geographic diversification of our real estate properties based on total leased square feet and total annualized base rent as of June 30, 2021:

Leased Square Feet

CA 22% IL 17% MN 10% NC 7% KS 6% GA 5% VA 5% UT 3% TN 2% TN 23%

Annualized Base Rent (1)

TX 20% IL 13% VA 8% MN 6% NC 6% KS 5% GA 5% UT 2% TN 2% CA 33%

(1)

Annualized base rent represents annualized contractual base rental income as of June 30, 2021, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

We have a stable tenant base and we have tried to diversify our tenant base in order to limit exposure to any one tenant or industry. Our top ten tenants leasing space in our real estate portfolio represented approximately 26% of our total annualized base rent as of June 30, 2021. The chart below illustrates the diversity of tenant industries in our real estate portfolio based on total annualized base rent as of June 30, 2021:

Annualized Base Rent (1)

Computer Systems Design and Kelated Services 7% Management Consulting Services 6% Information 5% Insurance Carriers and Related Activities 4% Health Care and Social Assistance 4% Transportation and Warehousing 3% Other* 22% Finance 20% Real Estate and Rental and Leasing 10% Professional, Scientific. And Technical Services 10% Legal Services 9%

(1)

Annualized base rent represents annualized contractual base rental income as of June 30, 2021, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

* “Other” includes any industry less than 3% of total.

As of June 30, 2021, our real estate portfolio was composed of 17 office properties (one of which was held for sale subsequent to June 30, 2021) and one mixed-use office/retail property encompassing in the aggregate approximately 7.5 million rentable square feet and was collectively 85% occupied with a weighted-average remaining lease term of 4.7 years. We acquired each of these properties from third parties unaffiliated with us or our advisor. The following table provides summary information regarding the properties owned by us as of June 30, 2021:

Property/ Location of Property	Date Acquired	Property Type	Rentable Square Feet	Total Real Estate at Cost(1) (in thousands)	Annualized Base Rent(2) (in thousands)	Average Annualized Base Rent per Square Foot(3)	Average Remaining Lease Term in Years	% of Total Assets	Occupancy
Domain Gateway(4) Austin, TX	09/29/2011	Office	183,911	$69,464	$7,816	$42.50	11.7	2.3%	100.0%
Town Center Plano, TX	03/27/2012	Office	522,043	132,714	12,706	27.86	3.8	3.7%	87.4%
McEwen Building Franklin, TN	04/30/2012	Office	175,262	36,965	3,527	29.48	4.4	1.1%	68.3%
Gateway Tech Center Salt Lake City, UT	05/09/2012	Office	210,938	30,552	5,233	27.15	4.8	0.9%	91.4%
RBC Plaza Minneapolis, MN	01/31/2013	Office	710,332	154,918	13,430	19.93	3.1	4.0%	94.9%
Preston Commons Dallas, TX	06/19/2013	Office	427,799	135,581	9,468	26.74	4.5	4.3%	82.8%
Sterling Plaza Dallas, TX	06/19/2013	Office	313,609	84,818	7,131	26.05	3.5	2.5%	87.3%
201 Spear Street San Francisco, CA	12/03/2013	Office	252,591	150,703	18,251	76.34	4.3	5.0%	94.7%
Accenture Tower(5) Chicago, IL	12/16/2013	Office	1,457,724	475,221	28,726	26.54	6.3	14.8%	74.2%
Ten Almaden San Jose, CA	12/05/2014	Office	309,255	129,375	13,181	48.67	3.2	4.1%	87.6%

Property/ Location of Property	Date Acquired	Property Type	Rentable Square Feet	Total Real Estate at Cost(1) (in thousands)	Annualized Base Rent(2) (in thousands)	Average Annualized Base Rent per Square Foot(3)	Average Remaining Lease Term in Years	% of Total Assets	Occupancy
Towers at Emeryville(6) Emeryville, CA	12/23/2014	Office	593,484	211,017	22,053	48.17	2.8	6.8%	77.1%
3003 Washington Boulevard Arlington, VA	12/30/2014	Office	211,054	151,252	12,207	59.61	6.9	4.8%	97.0%
Park Place Village Leawood, KS	06/18/2015	Office/Retail	484,980	77,654	11,941	30.55	6.1	3.0%	80.6%
201 17th Street Atlanta, GA	06/23/2015	Office	355,870	103,788	10,393	30.70	5.5	3.2%	95.1%
515 Congress Austin, TX	08/31/2015	Office	263,058	128,085	7,832	35.07	3.0	4.3%	84.9%
The Almaden San Jose, CA	09/23/2015	Office	416,126	187,173	19,078	46.71	3.9	6.2%	98.2%
3001 Washington Boulevard Arlington, VA	11/06/2015	Office	94,836	60,862	5,021	53.72	7.3	2.1%	98.5%
Carillon Charlotte, NC	01/15/2016	Office	488,277	163,814	12,151	28.98	2.8	5.4%	85.9%

			7,471,149	$2,483,956	$220,145	$34.49	4.7	78.5%	85.4%

(1)	Total real estate at cost represents the total cost of real estate net of write-offs of fully depreciated/amortized assets.
(2)

Annualized base rent represents annualized contractual base rental income as of June 30, 2021, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

(3)	Average annualized base rent per square foot is calculated as the annualized base rent divided by the leased square feet.
(4)	This property was held for sale subsequent to June 30, 2021.
(5)	This property was formerly known as 500 West Madison and was re-named Accenture Tower in connection with our re-branding strategy for this property.
(6)	On July 18, 2019, we sold one of the three buildings at this property.

We do not intend to make significant renovations or improvements to our real estate investments listed above in the near term. We believe that our real estate investments are suitable for their respective intended purposes and adequately insured.

Portfolio Lease Expirations

The following table sets forth a schedule of expiring leases for our real estate portfolio by square footage and by annualized base rent as of June 30, 2021:

Year of Expiration	Number of Leases Expiring	Annualized Base Rent Expiring (1) (in thousands)	% of Portfolio Annualized Base Rent Expiring	Leased Square Feet Expiring	% of Portfolio Leased Square Feet Expiring
Month to Month	38	$ 4,936	2.2%	242,158	3.8%
July 1, 2021 through December 31, 2021	56	9,720	4.4%	293,396	4.6%
2022	121	35,961	16.3%	1,161,131	18.2%
2023	84	26,661	12.1%	740,154	11.6%
2024	82	20,232	9.2%	574,920	9.0%
2025	61	18,295	8.3%	484,328	7.6%
2026	47	20,370	9.3%	549,155	8.6%
2027	41	15,682	7.1%	529,519	8.3%
2028	22	10,289	4.7%	312,933	4.9%
2029	14	21,462	9.7%	427,067	6.7%
2030	13	15,034	6.8%	383,434	6.0%
Thereafter	17	21,503	9.9%	684,640	10.7%

Total	596	$ 220,145	100.0%	6,382,835	100.0%

(1)

Annualized base rent represents annualized contractual base rental income as of June 30, 2021, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

Significant Tenants and Industry Concentrations

As of June 30, 2021, our portfolio’s highest tenant industry concentrations (greater than 10% of annualized base rent) were as follows:

Industry	Number of Tenants	Annualized Base Rent(1) (in thousands)	Percentage of Annualized Base Rent
Finance	116	$43,269	19.7%
Real Estate	55	22,939	10.4%

(1)

Annualized base rent represents annualized contractual base rental income as of June 30, 2021, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

As of June 30, 2021, no other tenant industries accounted for more than 10% of annualized base rent and no tenant accounted for more than 10% of the annualized base rent.

Real Estate-Related Investments

As of June 30, 2021, we owned an investment in the equity securities of Prime US REIT. For purposes of the May 13, 2021 estimated value per share, we valued our investment in units of Prime US REIT at $223.7 million, based on the closing trading price of the units of Prime US REIT on the SGX-ST as of April 29, 2021 less a discount to account for holding period risk due to the quantity of units held by us relative to the normal level of trading volume in Prime US REIT units. As of October 26, 2021, the aggregate value of our investment in the units of Prime US REIT was $249.0 million, which was based solely on the closing price of the units on the SGX-ST of $0.86 per unit as of October 26, 2021 and did not take into account any potential discount for the holding period risk due to the quantity of units we hold. As of October 26, 2021, we owned 289,561,899 units of Prime US REIT, which represented 24.8% of the outstanding units of Prime US REIT.

Financings

As of June 30, 2021 and December 31, 2020, our notes payable consisted of the following (dollars in thousands):

	Book Value as of June 30, 2021	Book Value as of December 31, 2020	Contractual Interest Rate as of June 30, 2021 (1)	Effective Interest Rate as of June 30, 2021 (1)	Payment Type	Maturity Date (2)
The Almaden Mortgage Loan (3)	$123,000	$123,000	3.65%	3.65%	Interest Only	12/01/2023
201 Spear Street Mortgage Loan	125,000	125,000	One-month LIBOR + 1.45%	1.55%	Interest Only	01/05/2024
Carillon Mortgage Loan (4)	88,800	88,800	One-month LIBOR +1.40%	1.50%	Interest Only	04/11/2024
Modified Portfolio Loan Facility (5)	472,950	472,950	One-month LIBOR + 1.80%	1.90%	Interest Only	11/03/2021
Modified Portfolio Revolving Loan Facility (6)	162,500	162,500	One-month LIBOR + 1.50%	1.60%	Interest Only	03/01/2023
3001 & 3003 Washington Mortgage Loan	143,245	143,245	One-month LIBOR + 1.45%	1.55%	Interest Only (7)	06/01/2024
Accenture Tower Revolving Loan (8)	281,250	281,250	One-month LIBOR + 2.25%	2.35%	Interest Only	11/02/2023

Total notes payable principal outstanding	$1,396,745	$1,396,745
Deferred financing costs, net	(6,437)	(8,380)

Total Notes Payable, net	$1,390,308	$1,388,365

(1)

Contractual interest rate represents the interest rate in effect under the loan as of June 30, 2021. Effective interest rate is calculated as the actual interest rate in effect as of June 30, 2021, consisting of the contractual interest rate and using interest rate indices as of June 30, 2021, where applicable.

(2)	Represents the maturity date as of June 30, 2021; subject to certain conditions, the maturity dates of certain loans may be extended beyond the dates shown.
(3)

As of June 30, 2021, The Almaden Mortgage Loan has two 12-month extension options, subject to certain terms, conditions and fees as described in the loan documents. The Almaden Mortgage Loan bears interest at a fixed rate of 3.65% for the initial term of the loan and a floating rate of 350 basis points over one-month LIBOR during the extension options, subject to a minimum interest rate of 3.65%.

(4)

As of June 30, 2021, $88.8 million of term debt of the Carillon Mortgage Loan was outstanding and $22.2 million of revolving debt remained available for future disbursements, subject to certain terms and conditions set forth in the loan documents.

(5)

As of June 30, 2021, the Modified Portfolio Loan Facility was secured by RBC Plaza, Preston Commons, Sterling Plaza, Towers at Emeryville, Ten Almaden and Town Center. As of June 30, 2021, the face amount of the Modified Portfolio Loan Facility was $630.6 million, of which $472.9 million is term debt and $157.7 million is revolving debt. As of June 30, 2021, the outstanding balance under the loan consisted of $472.9 million of term debt and the entire revolving portion of the Portfolio Loan Facility remained available for future disbursements, subject to certain terms and conditions contained in the loan documents. The Modified Portfolio Loan Facility has one additional 12-month extension option, subject to certain terms and conditions as described in the loan documents.

(6)

As of June 30, 2021, the Modified Portfolio Revolving Loan Facility was secured by 515 Congress, Domain Gateway, the McEwen Building, Gateway Tech Center and 201 17th Street. As of June 30, 2021, the outstanding balance under the Modified Portfolio Revolving Loan Facility consisted of $162.5 million of term debt and an additional $162.5 million of revolving debt remained available upon satisfaction of certain loan conditions set forth in the loan documents. The Modified Portfolio Revolving Loan Facility has two 12-month extension options, subject to certain terms, conditions and fees as described in the loan documents.

(7)

Represents the payment type required as of June 30, 2021. Certain future monthly payments due under the loan also include amortizing principal payments. For more information on the Company’s contractual obligations under its notes payable, see the five-year maturity table below.

(8)

As of June 30, 2021, the outstanding balance under the Accenture Tower Revolving Loan consisted of $281.3 million of term debt and an additional $93.7 million of revolving debt remained available for future disbursements, subject to certain terms and conditions contained in the loan documents. As of June 30, 2021, the Accenture Tower Revolving Loan has two 12-month extension options, subject to certain terms and conditions contained in the loan documents.

As of June 30, 2021, we had debt obligations in the aggregate principal amount of $1.4 billion, with a weighted-average remaining term of 1.7 years. The maturity dates of certain loans may be extended beyond their current maturity date, subject to certain terms and conditions contained in the loan documents. As of June 30, 2021, we had $472.9 million of notes payable related to the Modified Portfolio Loan Facility maturing during the 12 months ending June 30, 2022, which could be extended beyond the next 12 months, subject to certain conditions set forth in the loan agreements. We plan to exercise our extension options available under our loan agreements or pay down or refinance the related notes payable prior to their maturity dates. As of June 30, 2021, our debt obligations consisted of $123.0 million of fixed rate notes payable and $1.3 billion of variable rate notes payable. As of June 30, 2021, the interest rates on $1.1 billion of our variable rate notes payable were effectively fixed through interest rate swap agreements. The interest rate and weighted-average effective interest rate of our fixed rate debt and variable rate debt as of June 30, 2021 were 3.7% and 3.2%, respectively. The weighted-average effective interest rate represents the actual interest rate in effect as of June 30, 2021 (consisting of the contractual interest rate and the effect of interest rate swaps, if applicable), using interest rate indices as of June 30, 2021, where applicable. As of June 30, 2021, we had $406.1 million of revolving debt available for future disbursement under various loans, subject to certain conditions set forth in the loan agreements.

We have tried to spread the maturity dates of our debt to minimize maturity and refinance risk in our portfolio. In addition, a majority of our debt allows us to extend the maturity dates, subject to certain conditions contained in the applicable loan documents. Although we believe we will satisfy the conditions to extend the maturity of our debt obligations, we can give no assurance in this regard. The following table shows the current maturities, including principal amortization payments, of our debt obligations as of June 30, 2021 (in thousands):

July 1, 2021 through December 31, 2021	$472,950
2022	—
2023	566,750
2024	357,045
2025	—
Thereafter	—

$1,396,745

Financings Subsequent to June 30, 2021

Unsecured Credit Facility

On July 30, 2021, we, through KBS REIT Properties III, an indirect wholly owned subsidiary, entered into a two-year unsecured credit facility with two unaffiliated lenders for a committed amount of up to $75.0 million (the “Unsecured Credit

Facility”), of which $37.5 million is term debt and $37.5 million is revolving debt. Subject to certain conditions contained in the loan documents, we may on three occasions request an increase of the aggregate committed amount, provided that the aggregate commitment under the Unsecured Credit Facility may not exceed $100.0 million and that the election to fund any such additional amounts shall be in the sole discretion of the lenders. At closing, $37.5 million of term debt was funded and $37.5 million of revolving debt remained available for future disbursements, subject to certain terms and conditions contained in the loan documents.

The Unsecured Credit Facility matures on July 30, 2023, with one 12-month extension option, subject to certain terms and conditions contained in the loan documents. The Unsecured Credit Facility bears interest at a floating rate of 210 basis points over one-month LIBOR. The Unsecured Credit Facility includes provisions for a “LIBOR Successor Rate” in the event LIBOR is unascertainable or ceases to be available. Monthly payments are interest only with the entire balance and all outstanding interest and fees due at maturity. We have the right to prepay the loan, without penalty or premium (other than any break funding or swap breakage fees), in part and in whole subject to certain conditions contained in the loan documents.

In addition, the Unsecured Credit Facility contains customary representations and warranties, financial and other affirmative and negative covenants, events of default and remedies typical for this type of facility, including without limitation: a maximum leverage ratio, a maximum secured recourse indebtedness ratio, a limitation on other unsecured indebtedness, a minimum consolidated net worth requirement, a minimum fixed charge coverage ratio, a minimum liquidity requirement, and a cross default to the borrower’s other material indebtedness and to the borrower’s other agreements with the administrative agent and the lenders (excluding swaps, unless a swap termination fee has not been paid when due). If an event of default exists under the Unsecured Credit Facility, our ability to pay dividends would be limited to the amount necessary to maintain our status as a REIT.

COVID-19 Pandemic and Portfolio Outlook

As of June 30, 2021, the novel coronavirus, or COVID-19, pandemic is ongoing. During 2020, the COVID-19 pandemic created disruption in the U.S. and global economies, adversely impacting many industries, including the U.S. office real estate industry and the industries of our tenants, directly or indirectly. In 2021, the global economy has, with certain setbacks, begun reopening and wider distribution of vaccines will likely encourage greater economic activity. Nonetheless, the recovery could remain uneven, particularly given uncertainty with respect to the distribution and acceptance of the vaccines and their effectiveness with respect to new variants of the virus.

The outbreak of COVID-19 and its impact on the current financial, economic, capital and real estate market environment, and future developments in these and other areas present uncertainty and risk with respect to our financial condition, results of operations, liquidity, and ability to pay distributions. Although a recovery is partially underway, it continues to be gradual, uneven and characterized by meaningful dispersion across sectors and regions, and could be hindered by persistent or resurgent infection rates. The most recent round of U.S. fiscal stimulus could provide meaningful support, along with continued accommodative monetary policy and wider distribution of vaccines. Issues with respect to the distribution and acceptance of vaccines or the spread of new variants of the virus could adversely impact the recovery. Overall, there remains significant uncertainty regarding the timing and duration of the economic recovery, which precludes any prediction as to the ultimate adverse impact COVID-19 may have on our business.

During the year ended December 31, 2020 and the six months ended June 30, 2021, we did not experience significant disruptions in our operations from the COVID-19 pandemic. Many of our tenants have suffered reductions in revenue since March 2020. Rent collections for the quarter ended June 30, 2021 were approximately 98%. We have granted a number of lease concessions related to the effects of the COVID-19 pandemic but these lease concessions did not have a material impact to our consolidated balance sheet as of June 30, 2021 or consolidated statements of operations for the three and six months ended June 30, 2021. As of June 30, 2021, we had entered into lease amendments related to the effects of the COVID-19 pandemic, granting $4.0 million of rent deferrals for the period from March 2020 through August 2021 and granting $2.4 million in rental abatements.

As of June 30, 2021, 78 tenants were granted rental deferrals, rental abatements and/or rent restructures, of which 41 of these tenants had begun to pay rent in accordance with their lease agreements subsequent to the deferral and/or abatement period, four of these tenants early terminated their leases and six of these tenant leases were modified at lower rental rates and/or based on a percentage of the tenant’s gross receipts. As of June 30, 2021, seven of the 78 tenants continue to be in the rental deferral and/or rental abatement periods as granted in accordance with their agreements. Through June 30, 2021, $1.8 million of rent previously deferred had been billed to the tenants, of which $1.6 million was collected.

As of June 30, 2021, we had $2.3 million of receivables for lease payments that had been deferred as lease concessions related to the effects of the COVID-19 pandemic, of which $1.7 million was reserved for payments not probable of collection. For the three and six months ended June 30, 2021, we recorded $0.2 million and $0.6 million, respectively, of rental abatements granted to tenants as a result of the COVID-19 pandemic. For the three and six months ended June 30, 2020, we recorded $0.6 million of rental abatements granted to tenants as a result of the COVID-19 pandemic. Subsequent to June 30, 2021, we have not seen a material impact on our rent collections. We will continue to evaluate any additional short-term rent relief requests from tenants on an individual basis. Not all tenant requests will ultimately result in modified agreements, nor are we forgoing our contractual rights under our lease agreements. In most cases, it is in our best interest to help our tenants remain in business and reopen when restrictions are lifted. Current collections and rent relief requests to date may not be indicative of collections or requests in any future period.

During the six months ended June 30, 2020, we recognized an impairment charge of $19.9 million for an office/retail property due to the continued deterioration of retail demand at the property which was further impacted by the COVID-19 pandemic.

We have also made a significant investment in the common units of Prime US REIT. Since early March 2020, the trading price of the common units of Prime US REIT has experienced substantial volatility; however, the units have recovered a substantial portion of their losses since the low in March 2020. As of October 26, 2021, the aggregate value of our investment in the units of Prime US REIT was $249.0 million, which was based solely on the closing price of the units on the SGX-ST of $0.86 per unit as of October 26, 2021 and did not take into account any potential discount for the holding period risk due to the quantity of units we hold. As of October 26, 2021, we owned 289,561,899 units of Prime US REIT, which represented 24.8% of the outstanding units of Prime US REIT.

Should we experience significant reductions in rental revenue in the future related to the impact of the COVID-19 pandemic, this may limit our ability to draw on our revolving credit facilities or exercise our extension options due to covenants described in our loan agreements. However, we believe that our cash flow from operations, cash on hand, proceeds from our dividend reinvestment plan, proceeds from asset sales and current and anticipated financing activities are sufficient to meet our liquidity needs for the foreseeable future.

Our business, like all businesses, is being impacted by the uncertainty regarding the COVID-19 pandemic, the effectiveness of policies introduced to neutralize the disease, and the impact of those policies on economic activity. While there are weakening macroeconomic conditions and some negative impact to our tenants, we believe with our diverse portfolio of core real estate properties with tenants across various industries, and with creditworthy tenants and limited retail exposure in our real estate portfolio, we are positioned to navigate this unprecedented period.

Management

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. Our charter and our policy with respect to certain charter provisions provide that a majority of the seats on the board of directors shall be for independent directors. See “Description of Capital Stock— Policy with Respect to Certain Charter Provisions.” Unless otherwise specified, all references to independent directors in this prospectus refer to compliance with the independent director criteria as specified in our charter, as set forth under “ – Director Independence” below.

Our board has retained KBS Capital Advisors to manage our day-to-day operations and our portfolio of real estate investments, subject to our board’s supervision. Because of the conflicts of interest created by the relationships among us, KBS Capital Advisors and various affiliates, many of the responsibilities of our board have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below and under “Conflicts of Interest.”

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Under our charter, a majority of the shares present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time. Any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for that purpose. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director(s) shall be removed.

Unless otherwise provided by Maryland law, our board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on our board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity, although our conflicts committee discharges the board of directors’ responsibilities relating to the compensation of our executives and our directors.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Director Independence

A majority of our board of directors, Messrs. Dritley, Gabriel and Sturzenegger, meet the independence criteria as specified in our charter. Our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor, KBS Holdings, or our advisor, KBS Capital Advisors. A director is deemed to be associated with our sponsor or our advisor if he or she (i) owns an interest in our sponsor, our advisor or any of their affiliates; (ii) is employed by our sponsor, our advisor or any of their affiliates; (iii) is an officer or director of our sponsor, our advisor or any of their affiliates, (iv) performs services, other than as a director, for us; (v) is a director for more than three REITs organized by our sponsor or advised by our advisor; or (vi) has any material business or professional relationship with our sponsor, our advisor or any of their affiliates. A business or professional relationship will be deemed material per se if the annual gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, our advisor or any of their affiliates.

In addition, and although our shares are not listed for trading on any national securities exchange, all of our current independent directors are “independent” as defined by the New York Stock Exchange. The board of directors has affirmatively determined that Jeffrey A. Dritley, Stuart A. Gabriel, Ph.D. and Ron D. Sturzenegger each satisfies the New York Stock Exchange independence standards.

Committees of Our Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors. Our board has two committees, the audit committee and the conflicts committee, each of which consists solely of independent directors.

Audit Committee

The audit committee’s function is to assist the board of directors in fulfilling its responsibilities by overseeing (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements, (iii) our independent registered public accounting firm’s qualifications, performance and independence, and (iv) the performance of our internal audit function. The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement and considers and approves the audit and non-audit services and fees provided by the independent public accountants.

The members of the audit committee are Jeffrey A. Dritley, Stuart A. Gabriel, Ph.D (chair) and Ron D. Sturzenegger. The board of directors has determined that all of the members of the audit committee are “independent” as defined by the New York Stock Exchange. All of the members of the audit committee have significant financial and/or accounting experience, and the board of directors has determined that all of the members of the audit committee satisfy the SEC’s requirements for an “audit committee financial expert.”

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both our board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors at our expense. See “Conflicts of Interest—Certain Conflict Resolution Measures.”

Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee also discharges the board’s responsibilities relating to the compensation of our executives. However, our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in our advisor, and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us. Subject to the limitations in our charter and with stockholder approval, the conflicts committee may also create stock-award plans. The members of our conflicts committee are: Jeffrey A. Dritley (chair), Stuart A. Gabriel, Ph.D. and Ron D. Sturzenegger.

Directors and Executive Officers

Our directors and executive officers are set forth below.

Name (1)	Age(2)	Position
Charles J. Schreiber, Jr.	70	Chairman of the Board, Chief Executive Officer, President and Director
Jeffrey K. Waldvogel	44	Chief Financial Officer, Treasurer and Secretary
Stacie K. Yamane	57	Chief Accounting Officer and Assistant Secretary
Jeffrey A. Dritley	65	Independent Director
Stuart A. Gabriel, Ph.D.	67	Independent Director
Ron D. Sturzenegger	61	Independent Director

(1)	The address of each named executive officer and director is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

(2)	As of October 1, 2021.

Charles J. Schreiber, Jr. is our Chairman of the Board, our Chief Executive Officer and one of our directors, positions he has held since January 2010, January 2010 and December 2009, respectively. In August 2019, he was also elected as our President. He is also the Chief Executive Officer of our advisor and Chairman of the Board, Chief Executive Officer and a director of KBS Growth & Income REIT, positions he has held for these entities since October 2004 and January 2015, respectively. Mr. Schreiber is Chairman of the Board, Chief Executive Officer and a director of KBS REIT II, positions he has held since August 2007, August 2007 and July 2007, respectively. In August 2019, Mr. Schreiber was also elected President of KBS Growth & Income REIT and KBS REIT II. Mr. Schreiber was Chairman of the Board, Chief Executive Officer and a director of KBS REIT I from June 2005 until its liquidation in December 2018. Other than de minimis amounts owned by family members or family trusts, Mr. Schreiber indirectly owns and controls a 50% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. In addition, Mr. Schreiber controls the voting rights with respect to the 50% interest of KBS Holdings LLC held indirectly by the estate of Peter M. Bren (together with other family members). KBS Holdings LLC is a sponsor of our company and is or was a sponsor of KBS REIT I, KBS REIT II, Pacific Oak Strategic Opportunity REIT I, KBS Legacy Partners Apartment REIT, Pacific Oak Strategic Opportunity REIT II and KBS Growth & Income REIT, which were formed in 2009, 2005, 2007, 2008, 2009, 2013 and 2015, respectively.

Mr. Schreiber is the Chief Executive Officer of KBS Realty Advisors and is a principal of Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities are registered as investment advisers with the SEC. Messrs. Bren and Schreiber were the founding partners of the KBS-affiliated investment advisors. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. As of June 30, 2021, KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, had been involved in the investment in or management of approximately $28.6 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, institutional and sovereign wealth funds, and the investors in us, KBS REIT I, KBS REIT II, Pacific Oak Strategic Opportunity REIT I (advisory agreement terminated as of October 31, 2019), KBS Legacy Partners Apartment REIT, Pacific Oak Strategic Opportunity REIT II (advisory agreement terminated as of October 31, 2019) and KBS Growth & Income REIT. Through October 31, 2019, our advisor also served as the U.S. asset manager for Keppel Pacific Oak US REIT, and KBS Realty Advisors serves as the U.S. asset manager for Prime US REIT, both Singapore real estate investment trusts.

Mr. Schreiber oversees all aspects of KBS Capital Advisors’ and KBS Realty Advisors’ operations, including the acquisition, management and disposition of individual investments and portfolios of investments for KBS-sponsored programs and KBS-advised investors. He also directs all facets of KBS Capital Advisors’ and KBS Realty Advisors’ business activities and is responsible for investor relationships.

In addition, since July 2018, Mr. Schreiber has served as Chairman of the Board and a director for KBS US Prime Property Management Pte. Ltd., which is the external manager of Prime US REIT, a Singapore real estate investment trust that is listed on the SGX-ST. Mr. Schreiber holds an indirect ownership interest in KBS US Prime Property Management Pte. Ltd. and KBS Asia Partners Pte. Ltd., which is the sponsor of Prime US REIT.

Mr. Schreiber has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for more than 30 years. Prior to forming the first KBS-affiliated investment advisor in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.

Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with an emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/School of Policy, Planning and Development and serves as a member of the Executive Committee for the Public Non-Listed REIT Council for the National Association of Real Estate Investment Trusts. He is also a member of the National Council of Real Estate Investment Fiduciaries. Mr. Schreiber has served as a member of the board of directors and executive committee of The Irvine Company since August 2016, and since December 2016, Mr. Schreiber has served on the Board of Trustees of The Irvine Company.

The board of directors has concluded that Mr. Schreiber is qualified to serve as a director, Chairman of the Board and as our Chief Executive Officer and President for reasons including his extensive industry and leadership experience. With more than 40 years of experience in real estate development, management, acquisition and disposition and more than 30 years of experience with the acquisition, origination, management, disposition and financing of real estate-related debt investments, he has the depth and breadth of experience to implement our business strategy. He gained his understanding of the real estate and real estate-finance markets through hands-on experience with acquisitions, asset and portfolio management, asset repositioning and dispositions. As our Chief Executive Officer and a principal of our advisor, Mr. Schreiber is best-positioned to provide the board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of KBS-affiliated investment advisors, as Chief Executive Officer, President, Chairman of the Board and a director of KBS REIT II and KBS Growth & Income REIT, as a director and trustee of The Irvine Company, as Chairman of the Board and a director of KBS US Prime Property Management Pte. Ltd. and as former Chief Executive Officer, Chairman of the Board and a director of KBS REIT I, Mr. Schreiber brings to the board of directors demonstrated management and leadership ability.

Jeffrey K. Waldvogel is our Chief Financial Officer, a position he has held since June 2015. In July 2018, he was also elected our Treasurer and Secretary. He is also the Chief Financial Officer of our advisor and KBS REIT II, positions he has held for each of these entities since June 2015. In August 2018, Mr. Waldvogel was elected the Treasurer and Secretary of KBS REIT II. He is also the Chief Financial Officer, Treasurer and Secretary of KBS Growth & Income REIT, positions he has held since June 2015, April 2017 and April 2017, respectively. From June 2015 until November 2019, he also served as the Chief Financial Officer, Treasurer and Secretary of Pacific Oak Strategic Opportunity REIT I and Pacific Oak Strategic Opportunity REIT II. He was Chief Financial Officer of KBS REIT I and KBS Legacy Partners Apartment REIT from June 2015 until their respective liquidations in December 2018.

Mr. Waldvogel has been employed by an affiliate of our advisor since November 2010. With respect to the KBS-sponsored REITs advised by our advisor, he served as the Director of Finance and Reporting from July 2012 to June 2015 and as the VP Controller Technical Accounting from November 2010 to July 2012. In these roles Mr. Waldvogel was responsible for overseeing internal and external financial reporting, valuation analysis, financial analysis, REIT compliance, debt compliance and reporting, and technical accounting.

Prior to joining an affiliate of our advisor in 2010, Mr. Waldvogel was an audit senior manager at Ernst & Young LLP. During his eight years at Ernst & Young LLP, where he worked from October 2002 to October 2010, Mr. Waldvogel performed or supervised various auditing engagements, including the audit of financial statements presented in accordance with GAAP, as well as financial statements prepared on a tax basis. These auditing engagements were for clients in a variety of industries, with a significant focus on clients in the real estate industry.

In April 2002, Mr. Waldvogel received a Master of Accountancy Degree and Bachelor of Science from Brigham Young University in Provo, Utah. Mr. Waldvogel is a Certified Public Accountant (California).

Stacie K. Yamane is our Chief Accounting Officer, a position she has held since January 2010. In July 2018, she was also elected our Assistant Secretary. Ms. Yamane is also the Chief Accounting Officer, Portfolio Accounting of our advisor and Chief Accounting Officer of KBS REIT II and KBS Growth & Income REIT, positions she has held for these entities since October 2008, October 2008 and January 2015, respectively. From August 2009 until November 2019 and from February 2013 until November 2019, she served as Chief Accounting Officer of Pacific Oak Strategic Opportunity REIT I and Pacific Oak Strategic Opportunity REIT II, respectively. From August 2009 until its liquidation in December 2018, she served as Chief Accounting Officer of KBS Legacy Partners Apartment REIT; from October 2008 until its liquidation in December 2018, she served as Chief Accounting Officer of KBS REIT I. From July 2007 to December 2008, Ms. Yamane served as the Chief Financial Officer of KBS REIT II and from July 2007 to October 2008 she served as Controller of KBS REIT II; from October 2004 to October 2008, Ms. Yamane served as Fund Controller of our advisor; from June 2005 to December 2008, she served as Chief Financial Officer of KBS REIT I and from June 2005 to October 2008 she served as Controller of KBS REIT I.

Ms. Yamane also serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors, a position she has held since 2004. She served as a Vice President/Portfolio Accounting with KBS-affiliated investment advisors from 1995 to 2004. At KBS Realty Advisors, from 2004 through 2015, Ms. Yamane was responsible for client accounting/reporting for two real estate portfolios. These portfolios consisted of industrial, office and retail properties as well as land parcels. Ms. Yamane worked closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assisted in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of KBS Realty Advisors in 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented in accordance with GAAP, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences with various KBS-affiliated entities and Kenneth Leventhal & Company give her almost 30 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a Certified Public Accountant (inactive California).

Jeffrey A. Dritley is one of our independent directors and is chair of the conflicts committee, positions he has held since October 2017 and July 2019, respectively. He is also an independent director and chair of the conflicts committee of KBS REIT II, positions he has held since October 2017 and July 2019, respectively. Mr. Dritley is Founder and Managing Partner of Kearny Real Estate Company. Kearny, headquartered in Los Angeles, is a partnership of experienced real estate professionals active in the acquisition, entitlement, repositioning, development, leasing, management and disposition of large, complex commercial projects in Southern California. Since 1993, Kearny has been involved in approximately $4.4 billion of projects including the acquisition and work-out of approximately $2.3 billion of distressed real estate debt.

From 1993 to 2001, Mr. Dritley served as a Managing Director of Morgan Stanley, where he was responsible for the Morgan Stanley Real Estate Fund’s (“MSREF”) West Coast operations and was a member of the global investment committee. During his tenure, MSREF was involved in over $3 billion of transactions, including significant acquisitions, refinancings and work-outs. From 1986 to 1993, Mr. Dritley was employed by The Koll Company, a major real estate development company in the western United States. From 1979 to 1984, Mr. Dritley was employed by Peat, Marwick, Mitchell in Kansas City and New York City.

Mr. Dritley has over 30 years of experience in the real estate industry. His experience has ranged from the acquisition, entitlement, development and redevelopment of over 14 million square feet of properties in Southern California, to creating and managing an organization with over 100 employees in the United States, Europe and Asia focused on buying and restructuring non-performing loans.

From 2009 to 2016 Mr. Dritley served as a director, chairman of the compensation committee and member of the investment committee of Bixby Land Company, a private REIT with assets exceeding $1 billion, and from 2008 to 2016, he served as a Senior Advisor to Trigate Property Partners, a real estate private equity firm that manages a partnership with CalSTRS. He also has been active in several professional organizations, including the Los Angeles County Economic Development Corporation, for which he served on the Executive Committee, the Urban Land Institute and the Los Angeles Chapter of NAIOP, of which he is a past president. His community involvement included serving on the board of the Neighborhood Youth Association in Venice, California and volunteering his time for youth sports and Boy Scouts. Mr. Dritley is a Certified Public Accountant and holds a Bachelor’s Degree in Business Administration from the University of Missouri and an MBA from Harvard Business School.

The board of directors has concluded that Mr. Dritley is qualified to serve as an independent director for reasons including his expertise in real estate acquisition, restructuring and disposition. His over 30 years of experience in the real estate industry gives him significant experience that will be of great benefit to our company and make him well-positioned to advise the board of directors with respect to potential investment, restructuring and disposition opportunities. As Founder and Managing Partner of Kearny Real Estate Company, Mr. Dritley has encountered the myriad of practical, operational and other challenges that face large real estate companies like ours. Further, in the course of serving on the board of directors of Bixby Land Company and as a Senior Advisor to Trigate Property Partners, Mr. Dritley has developed strong leadership and consensus building skills that are a valuable asset to the board of directors. In addition, as a Certified Public Accountant, he possesses valuable expertise in evaluating the financial and operational results of companies such as ours.

Stuart A. Gabriel, Ph.D. is one of our independent directors and is chair of the audit committee, positions he has held since September 2010 and August 2018, respectively. Professor Gabriel is also an independent director and is chair of the audit committee of KBS REIT II, positions he has held since March 2008 and August 2018, respectively. Professor Gabriel was an independent director of KBS REIT I from June 2005 until its liquidation in December 2018. Since June 2007, Professor Gabriel has served as Director of the Richard S. Ziman Center for Real Estate and Professor of Finance and Arden Realty Chair at the UCLA Anderson School of Management. Prior to joining UCLA he was Director and Lusk Chair in Real Estate at the USC Lusk Center for Real Estate, a position he held from 1999 to 2007. Professor Gabriel also served as Professor of Finance and Business Economics in the Marshall School of Business at the University of Southern California, a position he held from 1990 to 2007. He received a number of awards at UCLA and USC for outstanding graduate teaching. In 2004, he was elected President of the American Real Estate and Urban Economics Association. Professor Gabriel serves on the editorial boards of seven academic journals. He is also a Fellow of the Homer Hoyt Institute for Advanced Real Estate Studies. Since March 2016, Professor Gabriel has served on the board of directors of KB Home and is a member of its audit committee. Professor Gabriel has published extensively on the topics of real estate finance and urban and regional economics. His teaching and academic research experience include analysis of real estate and real estate capital markets performance as well as structured finance products, including credit default swaps, commercial mortgage-backed securities and collateralized debt obligations. Professor Gabriel serves as a consultant to numerous corporate and governmental entities. From 1986 through 1990, Professor Gabriel served on the economics staff of the Federal Reserve Board in Washington, D.C. He also has been a Visiting Scholar at the Federal Reserve Bank of San Francisco. Professor Gabriel holds a Ph.D. in Economics from the University of California, Berkeley.

The board of directors has concluded that Professor Gabriel is qualified to serve as an independent director for reasons including his extensive knowledge and understanding of the real estate and finance markets and real estate finance products. As a professor of real estate finance and economics, Professor Gabriel brings unique perspective to the board of directors. His years of research and analysis of the real estate and finance markets make Professor Gabriel well-positioned to advise us with respect to our investment and financing strategy. This expertise also makes him an invaluable resource for assessing and managing risks facing our company. Through his experience as a director of KBS REIT II and KB Home and as a former director of KBS REIT I, he also has an understanding of the requirements of serving on a public company board.

Ron D. Sturzenegger is one of our independent directors, a position he has held since August 28, 2019. On September 3, 2019, Mr. Sturzenegger was also appointed as an independent director of KBS REIT II.

Mr. Sturzenegger has over 30 years of experience in the real estate industry through his career at major financial institutions. From July 2014 to January 2018, Mr. Sturzenegger was Enterprise Business & Community Engagement Executive at Bank of America, responsible for leading Bank of America’s strategy to integrate the delivery of its products and services to customers and clients in 90 key U.S. markets. In his role overseeing Enterprise Business & Community Engagement, he was responsible for driving global integration opportunities across the enterprise. In addition, Mr. Sturzenegger led Bank of America’s strategy through which leaders representing all the company’s various businesses in a given market or community worked together to integrate the delivery of products and services for customers and clients, including the oversight of the Market Presidents Organization.

From August 2011 to April 2015, Mr. Sturzenegger was on the Management Committee of Bank of America and Legacy Asset Servicing (LAS) Executive at Bank of America, whose responsibilities included resolving legacy mortgage issues following Bank of America’s acquisition of Countrywide Financial and Merrill Lynch during the financial crisis and the downturn in the U.S. housing markets, the management of the servicing of current, delinquent and at-risk loans, and the development and implementation of operational capabilities and processes to address regulators’ concerns regarding robo-signing.

From January 2009 to August 2011, Mr. Sturzenegger served as Managing Director and Global Head of Real Estate, Gaming and Lodging Investment Banking at Bank of America Merrill Lynch, and from January 2002 to December 2008, Mr. Sturzenegger served as Managing Director and Global Head of Real Estate, Gaming and Lodging Investment Banking for Bank of America Securities. From July 1998 to December 2001, he served as Head of Real Estate Mergers and Acquisitions at Bank of America Securities. From July 1986 to June 1998, Mr. Sturzenegger served in various roles at Morgan Stanley in Real Estate Investment Banking. From 1982 to 1984, Mr. Sturzenegger was a Financial Analyst with Bain & Company.

Since January 2020, Mr. Sturzenegger has served on the board of trustees of Conversus StepStone Private Markets. He is a member of its audit committee and nominating and governance committee and serves as the chair of its independent trustees committee. Mr. Sturzenegger serves on the Executive Committee for the policy advisory board for the Fisher Center for Real Estate & Urban Economics. He a member of the advisory board of the Stanford Professionals in Real Estate. Mr. Sturzenegger and his wife previously served as Chairs of the Parents’ Advisory Board for Stanford University. Mr. Sturzenegger holds a Bachelor of Science Degree in Industrial Engineering from Stanford University and an MBA from Harvard Business School.

The board of directors has concluded that Mr. Sturzenegger is qualified to serve as an independent director for reasons including his extensive real estate industry, investment banking and leadership experience. Mr. Sturzenegger’s 30 years of experience in the real estate industry through his career at major financial institutions given him the depth and breadth of experience from which to draw in advising our company. Through his executive and management roles at Bank of America, Mr. Sturzenegger brings to the board demonstrated management and leadership ability.

Compensation of Directors

If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. We compensate each of our independent directors with an annual retainer of $135,000 as well as paying compensation to our independent directors for attending meetings as follows:

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each member of the audit committee and conflicts committee is paid $10,000 annually for service on such committees (except that the chair of each of the audit committee and conflicts committee is paid $20,000 annually for service as the chair of such committees);

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after the tenth board of directors meeting of each calendar year, each independent director is paid (i) $2,500 for each in-person board of directors meeting attended for the remainder of the calendar year and (ii) $2,000 for each teleconference board of directors meeting attended for the remainder of the calendar year;

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after the tenth audit committee meeting of each calendar year, each member of the audit committee is paid (i) $2,500 for each in-person audit committee meeting attended for the remainder of the calendar year and (ii) $2,000 for each teleconference audit committee meeting attended for the remainder of the calendar year (except that the audit committee chair is paid $3,000 for each in-person and teleconference audit committee meeting attended after the tenth audit committee meeting of each calendar year, for the remainder of each calendar year); and

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after the tenth conflicts committee meeting of each calendar year, each member of the conflicts committee is paid (i) $2,500 for each in-person conflicts committee meeting attended for the remainder of the calendar year and (ii) $2,000 for each teleconference conflicts committee meeting attended for the remainder of the calendar year (except that the conflicts committee chair is paid $3,000 for each in-person and teleconference conflicts committee meeting attended after the tenth conflicts committee meeting of each calendar year, for the remainder of each calendar year).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at board of directors meetings and committee meetings.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

To the extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages, and requires us to indemnify our directors, officers, KBS Capital Advisors and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

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in the case of a non-independent director, KBS Capital Advisors or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, KBS Capital Advisors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to KBS Capital Advisors and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have also purchased and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is KBS Capital Advisors LLC, a limited liability company formed in the State of Delaware on October 18, 2004. KBS Capital Advisors is registered as an investment adviser with the SEC. As our advisor, KBS Capital Advisors has contractual and fiduciary responsibilities to us and our stockholders.

Our advisor is owned and controlled by KBS Holdings LLC (“KBS Holdings”), our sponsor. Charles J. Schreiber, Jr. is one of the two managers of KBS Capital Advisors. In addition, Mr. Schreiber controls the voting rights with respect to the other manager of our advisor that is owned indirectly by the estate of Peter M. Bren (together with other family members). Charles J. Schreiber, Jr. is the Chairman of our Board, our Chief Executive Officer, our President and our affiliated director. For more information regarding the background and experience of Mr. Schreiber, see “Management—Directors and Executive Officers.”

Below is a brief description of the background and experience of the key real estate and debt finance professionals at KBS Capital Advisors who are not also one of our executive officers and who are members of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Chiboucas is a member of the investment committee for the limited purpose of approving potential investments from a legal and regulatory compliance standpoint.

James Chiboucas is Vice Chairman and Chief Legal Officer of KBS Capital Advisors. Mr. Chiboucas has served as the Chief Legal Officer of KBS Realty Advisors since its formation and the Chief Legal Officer of the other KBS-affiliated investment advisors since 1996. He became Vice Chairman of KBS Realty Advisors in 2006. He has represented KBS-affiliated entities since the first investment advisor was formed in 1992. As Vice Chairman and Chief Legal Officer, Mr. Chiboucas is responsible for the negotiation and documentation of real estate investments across the United States, including management of local counsel in each of the jurisdictions involved with acquisitions and dispositions. He also manages legal counsel retained to provide services for KBS Capital Advisors and KBS Realty Advisors.

Mr. Chiboucas has over 30 years of legal experience in the real estate industry, including real estate investment, finance, acquisitions, dispositions, development and management. Before joining KBS, Mr. Chiboucas was a partner of Paone, Callahan, McHolm & Winton, L.L.P. and Vice President of Signal Landmark, a national real estate development company, where he was responsible for all of Signal Landmark’s legal real estate transactional matters across the United States. Mr. Chiboucas received a Bachelor’s Degree in Business and a Juris Doctorate degree from the University of Southern California.

Marc DeLuca is Regional President, Eastern United States for KBS Capital Advisors and KBS Realty Advisors. As Regional President for the Eastern United States, Mr. DeLuca is responsible for all acquisitions, dispositions and asset management activities in the Northeast, Mid-Atlantic and Southeast regions of the United States and in Illinois, Missouri, Kansas and Ohio on behalf of KBS-sponsored programs and KBS-advised investors. He has served as Regional President, Eastern United States since November 2013. Mr. DeLuca is also chair of the investment committee formed by KBS Capital Advisors that meets regularly to evaluate and recommend all new investments for us.

From 1999 until he joined KBS, Mr. DeLuca worked for Clarion Partners and became Managing Director. While at Clarion, Mr. DeLuca was responsible for acquisitions and dispositions for the Mid-Atlantic region, from Delaware to South Florida, and for property management and asset management. From 1996 through 1999, Mr. DeLuca worked for SFRE, Inc., first as a Senior Property Manager and, beginning in 1998, as a Vice President and Principal. In these roles, Mr. DeLuca managed all operations of 1.4 million square feet of Class A and B commercial real estate and approximately 1,100 multifamily units. From 1994 until he joined SFRE, Inc., Mr. DeLuca managed American Property Services’ commercial and residential real estate portfolio. Mr. DeLuca graduated from George Washington University with a Bachelor of Science Degree in Economics and Public Policy and earned a Master of Science Degree in Real Estate from Johns Hopkins University.

Giovanni Cordoves is Regional President, Western United States for KBS Capital Advisors and KBS Realty Advisors. As Regional President for the Western United States, Mr. Cordoves is responsible for all acquisitions, dispositions and asset management activities in the Western region of the United States on behalf of KBS-sponsored programs and KBS-advised investors. He has served as Regional President, Western United States since September 3, 2020.

Prior to accepting his role as Regional President, Mr. Cordoves was a Senior Vice President and Asset Manager for KBS Capital Advisors and KBS Realty Advisors and co-director of the KBS asset management team, a leadership position he held since 2018. In addition to his co-director responsibilities, Mr. Cordoves was also responsible for carrying out investment objectives in the Houston, Austin, San Antonio, and Minneapolis markets with a portfolio size of approximately 3.7 million square feet of office and industrial space with a combined market value of nearly $1 billion. Prior to 2014, in addition to the markets noted above, Mr. Cordoves was also responsible for other U.S. markets, including St. Louis, Tulsa, Indianapolis, and Louisville, where he was actively involved all acquisition, disposition, and asset management activities.

Prior to joining KBS in 2007, Mr. Cordoves served as a senior associate at Ernst & Young LLP for three years where he provided a variety of professional services for several Southern California real estate firms. Mr. Cordoves received a Master’s Degree in Accounting from the Mendoza College of Business at the University of Notre Dame and Bachelor’s Degrees in both Business Administration and Accounting from the University of Southern California’s Marshall School of Business and Leventhal School of Accounting. In addition, he is both a licensed real estate broker and a Certified Public Accountant.

The Advisory Agreement

Under the terms of the advisory agreement, KBS Capital Advisors uses its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, KBS Capital Advisors manages our day-to-day operations, retains the property managers for our real estate investments (subject to the authority of our board of directors and officers) and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations and acquisitions;

•	arranging for financing and refinancing of our investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and our overall portfolio;

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formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Compensation” for a detailed discussion of the fees payable to KBS Capital Advisors under the advisory agreement. We also describe in that section our obligation to reimburse KBS Capital Advisors for certain expenses.

It is the duty of our board of directors to evaluate the performance of our advisor before renewing the advisory agreement. The criteria used in such evaluation will be reflected in the minutes of the meeting at which the performance and criteria are discussed. Our board of directors will determine that any successor entity possesses sufficient qualifications to perform the advisory functions and that the compensation provided for in the advisory agreement is justified.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function.

KBS Capital Advisors and its affiliates expect to engage in other business ventures and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, KBS Capital Advisors must devote sufficient resources to our business to discharge its obligations to us. KBS Capital Advisors may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Payment of Incentive Fee for Past Performance

Pursuant to the advisory agreement between us and KBS Capital Advisors in effect prior to the commencement of this offering, KBS Capital Advisors would be due a subordinated participation in our net cash flows (the “Subordinated Participation in Net Cash Flows”) if certain performance goals were met. After our stockholders had received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program, and (ii) an 8.0% per year cumulative, noncompounded return on such net invested capital, KBS Capital Advisors would be entitled to receive 15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. Net sales proceeds was defined as the net cash proceeds realized by us after deduction of all expenses incurred in connection with a sale, including disposition fees paid to KBS Capital Advisors. The 8.0% per year cumulative, noncompounded return on net invested capital was to be calculated on a daily basis. In making this calculation, the net invested capital was to be reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8.0% were paid (from whatever source), except to the extent such distributions would have been required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8.0% (invested capital was only reduced as described in this sentence; it was not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 8.0% per year cumulative, noncompounded return would not be based on the return provided to any individual stockholder. Accordingly, it would not be necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to participate in our net cash flows. In fact, if KBS Capital Advisors would be entitled to participate in our net cash flows, the returns of our stockholders would differ, and some may be less than an 8.0% per year cumulative, noncompounded return. This fee would be payable only if we are not listed on an exchange.

Alternatively, pursuant to the advisory agreement that was in effect with KBS Capital Advisors prior to the commencement of this offering, KBS Capital Advisors would due a subordinated incentive listing fee (the “Subordinated Participation Listing Fee”) upon a listing of our common stock on a national securities exchange equal to 15.0% of the amount by which (i) the market value of our outstanding stock plus distributions paid by us (including distributions that may constitute a return of capital for federal income tax purposes) prior to listing exceeded (ii) the sum of our stockholders’ net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program, and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return on such amount. The 8.0% per year cumulative, noncompounded return on net invested capital was to be calculated on a daily basis. In making this calculation, the net invested capital was to be reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8.0% were paid (from whatever source), except to the extent such distributions would have been required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8.0% (invested capital was only reduced as described in this sentence; it was not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 8.0% per year cumulative, noncompounded return would not be based on the return provided to any individual stockholder. Accordingly, it would not be necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to receive the listing fee. In fact, if KBS Capital Advisors would be entitled to the listing fee, the returns of our stockholders would differ, and some may be less than an 8.0% per year cumulative, noncompounded return.

Upon commencement of this offering, we will enter a new dealer manager agreement and advisory agreement and we will amend our Operating Partnership Agreement to provide for the compensation arrangements set forth under “Compensation.” As the triggering events for the incentive fee structure prior to the commencement of this offering were generally expected to occur, if ever, upon a listing of our shares of stock on a national securities exchange or a significant distribution of cash in connection with a sale of all or a substantial amount of our assets, these triggering events were inconsistent with a perpetual-life NAV REIT that intends to provide liquidity to its stockholders through a share redemption program. With respect to our historical performance period from inception through the launch of this offering, we believe it is appropriate to calculate the estimated value of the Subordinated Participation in Net Cash Flows based on a hypothetical liquidation of our assets and liabilities at their then-current estimated values used in our NAV calculation at the time of conversion to an NAV REIT, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and accelerate the payment of the historical incentive fee to our advisor to the extent of the potential liability at the time of conversion to an NAV REIT. Our stockholders approved the acceleration of this fee on May 7, 2020. The acceleration of the historical incentive fee is subject to further approval by the conflicts committee at the time of our conversion to an NAV REIT and will only be approved upon a determination by our conflicts committee and our board of directors that such acceleration of the historical incentive fee is in the best interest of us and our stockholders in accordance with their fiduciary duties. Following this transaction, our obligation to pay the Subordinated Participation in Net Cash Flows and the Subordinated Participation Listing Fee would be eliminated.

We expect any acceleration payment would be made in the form of restricted shares of our common stock (“Restricted Shares”) with terms that are still under consideration, but are currently expected to be structured as follows:

•	Each Restricted Share would be one share of our common stock.

•	The Restricted Shares would be awarded in connection with the launch of this offering as an NAV REIT.

•

The number of Restricted Shares awarded would equal the number of our shares of common stock, valued at the then-current NAV per share at the time of the award (i.e., the NAV per share at the time of our conversion to an NAV REIT), with a value equal to the estimated value of the Subordinated Participation in Net Cash Flows based on a hypothetical liquidation of our assets and liabilities at their then-current estimated values used in the NAV calculation at the time of conversion to an NAV REIT, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties. The foregoing would be calculated by our advisor (or its affiliate) in its good faith and approved by the conflicts committee.

•

The Restricted Shares awarded would vest after two years, provided our advisor or its affiliate is not terminated for “cause” during that time (where “cause” means fraud, criminal conduct if our advisor or its affiliate would have reasonable cause to believe that the conduct was unlawful, willful misconduct, or an uncured material breach of the advisory agreement). Both we and our advisor would have certain rights to accelerate vesting in certain situations, such as a change of control of our company.

•

We would agree with our advisor prior to the award of the Restricted Shares to repurchase 50% of the Restricted Shares upon vesting, with the repurchase price determined based on the then-current value of our shares. The main reason we would agree to repurchase 50% of the Restricted Shares upon vesting is to allow our advisor to have cash to pay its taxes.

•	The Restricted Shares would be entitled to dividends and have the same voting rights as all other shares of common stock.

•

After vesting and excluding the initial repurchase of 50% of the Restricted Shares upon vesting, the shares our advisor receives pursuant to this agreement would not be eligible for redemption under our share redemption program unless the company has satisfied all redemption requests from other stockholders received at that time; this restriction may be lifted in certain situations, such as upon a change of control of our company.

Because the award of Restricted Shares would be deemed an operating expense under our charter, such award may cause us to exceed the charter limitation on Total Operating Expenses (as described under “Compensation”). We expect that any agreement to award Restricted Shares to our advisor would provide that (i) the conflicts committee has determined that the expense to us as a result of such award is justified based on unusual and non-recurring factors and (ii) our advisor will not be required to reimburse us any expenses under this charter provision to the extent that we exceed the limit on Total Operating Expenses as a result of the expense incurred in connection with the award of Restricted Shares.

Initial Investment by Our Advisor

Prior to the commencement of our initial public offering, KBS Capital Advisors invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. As of October 26, 2021, KBS Capital Advisors owned 20,857 shares of our common stock.

Our charter provides that KBS Capital Advisors may not sell any of the 20,000 shares acquired prior to the commencement of our initial public offering during the period it serves as our advisor. KBS Capital Advisors has agreed to abstain from voting any shares it acquires in any vote regarding (i) the removal of KBS Capital Advisors, a director or any affiliate or (ii) any transaction between us and KBS Capital Advisors, a director or any affiliate.

Other Affiliates

Our Sponsor

KBS Holdings, LLC is our sponsor. Other than de minimis amounts owned by family members or family trusts, Charles J. Schreiber, Jr. indirectly owns and controls a 50% interest in KBS Holdings and is one of the two managers of KBS Holdings. In addition, Mr. Schreiber controls the voting rights with respect to the 50% interest of KBS Holdings held indirectly by the estate of Peter M. Bren (together with other family members), and Mr. Schreiber controls the voting rights with respect to the manager of KBS Holdings that is owned indirectly by the estate of Peter M. Bren (together with other family members).

Mr. Schreiber has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years. Peter M. Bren and Charles J. Schreiber, Jr. were the founding partners of the KBS-affiliated investment advisors. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. Mr. Schreiber is the Chief Executive Officer of KBS Capital Advisors and KBS Realty Advisors, and he is a principal of Koll Bren Schreiber Realty Advisors, Inc., each active and nationally recognized real estate investment advisers. These entities are each registered as investment advisers with the SEC. We refer to the investment advisors affiliated with Mr. Schreiber as KBS-affiliated investment advisors.

Since the formation of the first investment advisor affiliated with Messrs. Bren and Schreiber in 1992, the experience of KBS-affiliated investment advisors includes (as of June 30, 2021) sponsoring 14 private real estate programs that had invested over $5.1 billion (including equity, debt and investment of income and sales proceeds) in 308 real estate assets. In addition to their experience with these 14 private KBS-sponsored programs, KBS-affiliated investment advisors have also been engaged by five other KBS-advised investors to recommend real estate acquisitions and manage some of their investments. The investments made on behalf of these five KBS-advised investors were made pursuant to management agreements or partnership agreements that permitted the KBS-advised investors to reject acquisitions recommended by the KBS-affiliated investment advisor. The amounts paid for the assets acquired and/or managed and for subsequent capital expenditures for these five KBS-advised investors totaled over $4.4 billion.

In January 2006, KBS Holdings launched the initial public offering of their first of seven (including us) public non-traded REITs, KBS REIT I. In April 2008, our sponsor launched KBS REIT II; in November 2009, our sponsor launched Pacific Oak Strategic Opportunity REIT I; in March 2010, our sponsor, together with Legacy Partners Residential Realty LLC and certain of its affiliates, launched KBS Legacy Partners Apartment REIT; in July 2013, our sponsor launched Pacific Oak Strategic Opportunity REIT II; and in June 2015, our sponsor launched KBS Growth & Income REIT. KBS REIT I, KBS REIT II, Pacific Oak Strategic Opportunity REIT I and Pacific Oak Strategic Opportunity REIT II each acquired a diverse portfolio of commercial properties and real estate-related investments. KBS Legacy Partners Apartment REIT acquired a portfolio of equity investments in high-quality apartment communities. KBS Growth & Income REIT invested in a portfolio of core real estate properties.

Our advisor currently serves as the external advisor to KBS REIT II and KBS Growth & Income REIT. Our advisor served as the advisor to KBS REIT I and KBS Legacy Partners Apartment REIT until their respective liquidations in December 2018. On November 1, 2019, Pacific Oak Strategic Opportunity REIT I and Pacific Oak Strategic Opportunity REIT II transferred the management of the companies to a new external advisor, Pacific Oak Capital Advisors LLC. On October 5, 2020, Pacific Oak Strategic Opportunity REIT I acquired Pacific Oak Strategic Opportunity REIT II. The transfer of management allows KBS Capital Advisors to focus on its current core asset portfolios, while the Pacific Oak group of companies focuses primarily on its current opportunistic portfolios. Pacific Oak Capital Advisors, LLC is owned and managed by Keith D. Hall and Peter McMillan III. Together, through GKP Holding LLC, Messrs. Hall and McMillan formerly indirectly owned a 33 1/3% interest in KBS Holdings and formerly indirectly owned a 33 1/3% interest in KBS Capital Advisors and KBS Capital Markets Group LLC. On September 1, 2021, upon the transfer of GKP Holding LLC’s ownership interest in KBS Holdings, GKP Holdings LLC ceased to be a manager of KBS Capital Advisors and KBS Holdings and ceased to have an ownership interest in KBS Holdings, KBS Capital Advisors and KBS Capital Markets Group.

Through their affiliations with us, KBS REIT I, KBS REIT II, Pacific Oak Strategic Opportunity REIT I (through October 31, 2019), KBS Legacy Partners Apartment REIT, Pacific Oak Strategic Opportunity REIT II (through October 31, 2019), KBS Growth & Income REIT and KBS Capital Advisors, as of June 30, 2021, our sponsor had overseen the investment in and management of approximately $16.6 billion of real estate and real estate-related investments on behalf of the investors in us, KBS REIT I, KBS REIT II, Pacific Oak Strategic Opportunity REIT I, KBS Legacy Partners Apartment REIT, Pacific Oak Strategic Opportunity REIT II and KBS Growth & Income REIT.

In addition, through October 31, 2019, KBS Capital Advisors served as the U.S. asset manager for Keppel Pacific Oak US REIT, and KBS Realty Advisors serves as the U.S. asset manager for Prime US REIT.

When we refer to a “KBS-sponsored program,” we are referring to the private entities sponsored by an investment advisor affiliated with KBS and to the non-traded REITs – KBS REIT I, KBS REIT II, Pacific Oak Strategic Opportunity REIT I (through October 31, 2019), KBS Legacy Partners Apartment REIT, Pacific Oak Strategic Opportunity REIT II (through October 31, 2019), KBS Growth & Income REIT and our Company – that are or were sponsored by KBS Holdings as well as to Keppel Pacific Oak US REIT (through October 31, 2019) and Prime US REIT. As noted above, KBS Holdings sponsored KBS Legacy Partners Apartment REIT together with Legacy Partners Residential Realty LLC and certain of its affiliates. When we refer to a “KBS-advised investor,” we are referring to institutional investors that have engaged a KBS-affiliated investment advisor to provide real estate investment advice.

See “Management—Directors and Executive Officers” and “Management—The Advisor” for more information.

Dealer Manager

We have retained [•], an affiliate of our advisor, to conduct this offering. [•] provides wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus.

Management Decisions

The primary responsibility for the management decisions of KBS Capital Advisors and its affiliates, including the selection of real estate investments to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, resides in the investment committee formed by our advisor. All proposed investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of our board of directors.

Compensation

We pay our advisor, the Special Limited Partner, the dealer manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us, subject to the review and approval of our conflicts committee. Set forth below is a summary of the fees and expenses we expect to pay these entities in connection with this offering or our operations. The estimated amount that we may pay with respect to such fees and expenses is also set forth below, assuming the maximum gross proceeds from the primary offering and dividend reinvestment plan.

The upfront selling commissions and dealer manager fees listed below are effectively paid by purchasers of shares in the primary offering at the time of purchase and, therefore, have no effect on the NAV of any class. The purchase price of such shares is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees. The distribution fee listed below is allocated on a class-specific basis and may differ for each class, even when the NAV per share of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below are not class-specific. Accordingly, they are allocated among all holders of shares ratably according to the NAV of their shares.

We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is our advisor or an affiliate of our advisor) or development, or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We will, however, reimburse our advisor for costs and expenses paid or incurred by our advisor or its affiliates in connection with the foregoing activities.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees(1)—[•], Affiliated Dealer Manager

Our dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Our dealer manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Our dealer manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. Our dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our dividend reinvestment plan.

The actual amount will depend on the number of shares sold, the class of shares sold and the transaction price of each share sold in the primary offering.

Aggregate upfront selling commissions will equal approximately $41.1 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $0.4 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 5%, 65% and 5% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively, that the transaction prices of our Class T, Class S and Class D shares remain constant at $10.00, and that there is no reallocation of shares between our primary offering and our dividend reinvestment plan.

Distribution Fees(2)—[•], Affiliated Dealer Manager	Subject to FINRA limitations on underwriting compensation, we pay our dealer manager selling commissions over time as distribution fees:	Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares,

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

•            with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•            with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•            with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We do not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees are paid monthly in arrears. Our dealer manager reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.

The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Procedures” and “Description of Capital Stock—Distributions” for more information. In calculating our distribution fee, we will use our NAV the number of Class T shares, Class S shares and Class D shares purchased, when such shares are purchased and if such shares are outstanding.

For Class T shares, the distribution fees will equal approximately $0.7 million per annum if we sell the maximum amount. For Class S shares, the distribution fees will equal approximately $9.1 million per annum if we sell the maximum amount. For Class D shares, the distribution fees will equal approximately $0.2 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 5% of our offering proceeds are from the sale of Class T shares, 65% of our offering proceeds are from the sale of Class S shares and 5% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $10.00, that none of our stockholders participate in our dividend reinvestment plan and that there is no reallocation of shares between our primary offering and our dividend reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
before giving effect to accruals for the distribution fee or distributions payable on our shares.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between our dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a dividend reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the dividend reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.89.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the dividend reinvestment or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a dividend reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or dividend reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Additional Underwriting Compensation—[•], Affiliated Dealer Manager or KBS Capital Advisors

We may pay directly or reimburse our advisor and our dealer manager if they pay, on our behalf, certain additional items of underwriting compensation described under “Plan of Distribution– Underwriting Compensation,” including legal fees of our dealer manager, costs reimbursement for registered representatives of participating broker-dealers to attend educational conferences sponsored by us or our dealer manager, attendance fees for registered persons associated with our dealer manager to attend seminars conducted by participating broker-dealers, and promotional items.

In addition, our advisor may pay our dealer manager, without reimbursement by us, additional amounts in order to fund certain of our dealer manager’s costs and expenses related to the distribution of the offering, as described under “Plan of Distribution—Underwriting Compensation,” including compensation of certain registered employees of our dealer manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with our dealer manager incurred in the performance of wholesaling activities, as well as supplemental fees and commissions paid by our dealer manager with respect to sales of shares as described under “Plan of Distribution—Underwriting Compensation—Supplemental Fees and Commissions.”

We estimate additional underwriting compensation expenses paid by us to be approximately $6.4 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Such payments will be considered underwriting compensation subject to the 10% underwriting compensation limit of FINRA.

Other Organization and Offering Expenses (3)—KBS Capital Advisors and [•], Affiliated Dealer Manager

We also pay directly, or reimburse our advisor and our dealer manager if they pay on our behalf, any other organization and offering expenses (meaning organization and offering expenses other than underwriting compensation) as and when incurred. These expenses may include reimbursements for the bona fide due diligence expenses of participating broker-dealers, supported by detailed and itemized invoices, and similar diligence expenses of investment advisers.

After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that the cumulative organization and offering expenses that we incur (including underwriting compensation) exceed 15% of our gross proceeds from the applicable offering.

We estimate these other organization and offering expenses to be approximately $13.3 million if we sell the maximum offering amount.

Investment Activities

Acquisition and Disposition Expense Reimbursement(4)—KBS Capital Advisors	We do not intend to pay our advisor any acquisition, financing (except interest payments to the lender in cases where the lender is our advisor or an affiliate of our advisor), disposition or other similar fees in connection with making or disposing of investments. Subject to the limitations in our charter and the advisory agreement, we will reimburse our advisor for costs and expenses paid or incurred by our advisor or its affiliates in connection with the selection, evaluation, structuring, acquisition, financing, development and disposition of investments, whether or not such investments are acquired or disposed of, and we will make payments to third parties in connection with providing services to us. Such cost and expense reimbursements to our advisor include personnel and related employment costs, such as reasonable salaries and wages, benefits and overhead of employees directly involved in the performance of the services as well as payments made to third parties on our behalf. We will not reimburse our advisor for the salaries and benefits our advisor or its affiliates may pay our executive officers.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Activities

Management Fee (Fixed Component Fee) and Expense Reimbursement—KBS Capital Advisors and [●], Affiliated Dealer Manager	We pay our advisor a management fee with a fixed component equal to 1.25% of the Company’s NAV per annum payable monthly. Additionally, to the extent that our Operating Partnership issues Operating	Actual amounts depend upon our aggregate NAV, the changes in NAV and actual expenses incurred and, therefore, cannot be determined at

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Partnership units to parties other than us, our Operating Partnership will pay our advisor a management fee equal to 1.25% of the NAV of the Operating Partnership attributable to such Operating Partnership units not held by us per annum payable monthly. In calculating the management fee, we use our NAV and the NAV of the Operating Partnership units not held by us before giving effect to monthly accruals for the management fee and the performance participation allocation fee, distribution fees, or distributions payable on our outstanding shares or Operating Partnership units.

The management fee may be paid, at our advisor’s election, in cash, Class I shares or Class I units of our Operating Partnership. If our advisor elects to receive any portion of its management fee in our Class I shares or Class I units of our Operating Partnership, we may be obligated to repurchase such Class I shares or Class I units from our advisor at a later date, at our advisor’s election. Such repurchases will be outside of our share redemption program and thus will not be subject to the redemption limits of our share redemption program (except as described below) or any Early Redemption Deduction or Transition Deduction. To the extent that our advisor elects to receive any portion of its management fee in Class I shares, we will repurchase such shares (including any shares issued in a dividend reinvestment plan or issued as a stock dividend related thereto) from our advisor, at our advisor’s election, unless such repurchase would both (i) when combined with any redemption requests submitted by stockholders through our share redemption program, cause our aggregate redemptions for such month to exceed 2% of our aggregate NAV as of the last day of the previous calendar month or, in any calendar quarter, cause our aggregate redemptions for such quarter to exceed 5% of our aggregate NAV as of the last day of the previous calendar quarter and (ii) in the sole determination of the conflicts committee, materially adversely affect our liquidity or financial condition. The Operating Partnership will repurchase any such Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law, our charter or the Operating Partnership Agreement, in which case such Operating Partnership units will be repurchased for Class I shares of our common stock with an equivalent aggregate NAV, and our advisor may elect to have us repurchase such Class I shares, subject to the limitations of the immediately preceding sentence. The advisory agreement provides that with respect to any shares of our common stock received as payment for the management fee, within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with our this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
advisor for the shares received as payment for the management fee, with terms mutually agreeable to us and our advisor.

In addition to the organization and offering expense and acquisition and disposition expense reimbursements described above, subject to the limitations in our charter and the advisory agreement, our advisor has the right to seek reimbursement from us for all costs and expenses paid or incurred by our advisor or its affiliates in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, personnel and related employment costs (including reasonable salaries and wages, benefits and overhead of employees directly involved in the performance of such services), utilities, accounting software costs and cybersecurity costs. We currently reimburse our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, our advisor may seek reimbursement for additional employee costs. We will not reimburse our advisor for the salaries and benefits our advisor or its affiliates may pay our executive officers. In addition, we reimburse our advisor for certain of our direct costs incurred from third parties that were initially paid by our advisor on our behalf.

We have also entered into a fee reimbursement agreement with our dealer manager pursuant to which we agreed to reimburse our dealer manager for certain fees and expenses it incurs for administering our participation in the DTCC Alternative Investment Product Platform with respect to certain accounts of our investors serviced through the platform.

Additionally, we have entered into, together with KBS REIT II, KBS Growth & Income REIT, our advisor and other KBS-affiliated entities, an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each of the various entities covered by the program, and is billed directly to each entity.

Performance Participation Allocation—The Special Limited Partner	So long as the advisory agreement has not been terminated (including by means of non-renewal), the Special Limited Partner holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 6% Hurdle Amount and a High Water Mark, with a partial Catch-Up (each term as defined below). Such allocation is made annually and accrues monthly.	Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:

•            First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 5.0% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•            Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i)            all distributions accrued or paid (without duplication) on the Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year plus

(ii)            the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Operating Partnership units, (y) any allocation/accrual to the performance participation interest and (z) applicable distribution fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 6% annualized internal rate of return on the NAV of the Operating Partnership units outstanding at the beginning of the then-current calendar year and all Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable distribution fee expenses. For the avoidance of doubt, the calculation of the Hurdle

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Amount for any period will exclude any Operating Partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.

Except as described in Loss Carryforward Amount below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Operating Partnership units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High Water Mark.”

The Special Limited Partner will also be allocated a performance participation with respect to all Operating Partnership units that are repurchased at the end of any month (in connection with redemptions or repurchases of our shares in our share redemption program or otherwise) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

Distributions on the performance participation interest may be payable in cash or Class I units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such Operating Partnership units from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to the Early Repurchase Deduction or Transition Deduction but will be subject to the same redemption limits that exist under our share redemption program.

The Operating Partnership will repurchase any such Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law, our charter or

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
the Operating Partnership Agreement, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV. The Operating Partnership Agreement provides that with respect to any shares of our common stock issued to the Special Limited Partner or our advisor upon the repurchase of Operating Partnership units, within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with the Special Limited Partner and our advisor for these shares, with terms mutually agreeable to us, the Special Limited Partner and our advisor.

See “Summary of Our Operating Partnership Agreement—Special Limited Partner Interest.”

Because the Special Limited Partner acquired its performance participation interest on [•], for purposes of the calculation above, the initial “calendar year” will be deemed to begin on [•] and end on December 31, 2022.

In addition, immediately prior to the commencement of this offering, we may compensate our advisor for past performance as part of a restructuring of the incentive fees we pay to our advisor. For more information, see “ —Payment of Incentive Fee for Past Performance” below.

(1)

Upfront selling commissions and dealer manager fees for sales of Class T, Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

(2)

We will cease paying distribution fees at the date following the completion of this primary offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our dividend reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.

(3)

These amounts represent estimated expenses incurred in connection with this offering, including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses and fees and expenses of our transfer agent.

(4)

We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, transaction support services, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. Our charter and our policy with respect to certain charter provisions limit the amount of combined acquisition fees and acquisition expenses we can incur to an amount that is reasonable and does not exceed 6% of the contract purchase price for a property or, in the case of a loan, the origination fees and origination expenses are limited to an amount that is reasonable and does not exceed 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. See “Description of Capital Stock— Policy with Respect to Certain Charter Provisions.”

Our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our conflicts committee has made a finding that, based on such unusual and non-recurring factors as it deems sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of the meeting of the conflicts committee. For purposes of these limits:

•

“Total Operating Expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain on the sale of our assets; and (f) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

•

“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•

“Net Income” means, for any period, total revenues applicable to such period less the total expenses applicable to such period other than additions for depreciation or bad debt or other similar non-cash reserves.

Performance Participation Allocation Example

The following example illustrates how we would calculate our Special Limited Partner’s performance participation allocation at the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to the units outstanding at the end of the year. Actual results may differ materially from the following example.

A.	Beginning NAV	$2,000,000,000
B.	Loss Carryforward Amount	—
C.	Net proceeds from new issuances	—
D.	Distributions paid (in twelve equal monthly installments)	$100,000,000
E.	Change in NAV required to meet 6% annualized internal rate of return(1)	$17,300,000
F.	Hurdle Amount(1) (D plus E)	$117,300,000
G.	Actual change in NAV	$100,000,000
H.	Annual Total Return prior to performance participation allocation (D plus G)	$200,000,000
I.	Excess Proceeds (H minus the sum of B and F)	$82,700,000
J.	Performance participation allocation is equal to 12.5% of annual Total Return (H) because the annual Total Return exceeds the Hurdle Rate (F) plus loss carryforward account balance (B) with enough Excess Proceeds (I) to achieve the partial Catch-Up	$15,700,000

(1)

Amounts rounded to the nearest $100,000. The Hurdle Amount for any period is that amount that results in a 6% annualized internal rate of return on the NAV of the units outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication) and any issuances of such units during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment, and is calculated according to a standard formula that determines the total return provided by gains on an investment over time. We believe our fee structure described herein, including the requirement that a minimum internal rate of return be achieved before the performance allocation is paid, aligns the interests of our stockholders with our advisor and its affiliates in a manner that is typically offered to institutional investors.

Payment of Incentive Fee for Past Performance

Upon commencement of this offering, we will enter a new dealer manager agreement and advisory agreement and we will amend our Operating Partnership Agreement to provide for the compensation arrangements set forth in the table above. The advisory agreement in effect with our advisor prior to commencement of this offering contained a different incentive fee structure as described under “Management – Payment of Incentive Fee for Past Performance.” The triggering events for the prior incentive fee structure with our advisor were generally expected to occur, if ever, upon a listing of our shares of stock on a national securities exchange or a significant distribution of cash in connection with a sale of all or a substantial amount of our assets. These triggering events were inconsistent with a perpetual-life NAV REIT that intends to provide liquidity to its stockholders through a share redemption program.

With respect to our historical performance period from inception through the launch of this offering, we believe it is appropriate to calculate the estimated value of the Subordinated Participation in Net Cash Flows (defined under “Management – Payment of Incentive Fee for Past Performance”) based on a hypothetical liquidation of our assets and liabilities at their then-current estimated values used in our NAV calculation at the time of conversion to an NAV REIT, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and accelerate the payment of the historical incentive fee to our advisor to the extent of the potential liability at the time of conversion to an NAV REIT. Our stockholders approved the acceleration of this fee on May 7, 2020. The acceleration of the historical incentive fee is subject to further approval by the conflicts committee at the time of our conversion to an NAV REIT and will only be approved upon a determination by our conflicts committee and our board of directors that such acceleration of the historical incentive fee is in the best interest of us and our stockholders in accordance with their fiduciary duties. Following this transaction, our obligation to pay the Subordinated Participation in Net Cash Flows and the Subordinated Participation Listing Fee would be eliminated.

We expect any acceleration payment would be made in the form of Restricted Shares with terms that are still under consideration, but are currently expected to be structured as follows:

•	Each Restricted Share would be one share of our common stock.

•	The Restricted Shares would be awarded in connection with the launch of this offering as an NAV REIT.

•

The number of Restricted Shares awarded would equal the number of our shares of common stock, valued at the then-current NAV per share at the time of the award (i.e., the NAV per share at the time of our conversion to an NAV REIT), with a value equal to the estimated value of the Subordinated Participation in Net Cash Flows based on a hypothetical liquidation of our assets and liabilities at their then-current estimated values used in the NAV calculation at the time of conversion to an NAV REIT, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties. The foregoing would be calculated by our advisor (or its affiliate) in its good faith and approved by the conflicts committee.

•

The Restricted Shares awarded would vest after two years, provided our advisor or its affiliate is not terminated for “cause” during that time (where “cause” means fraud, criminal conduct if our advisor or its affiliate would have reasonable cause to believe that the conduct was unlawful, willful misconduct, or an uncured material breach of the advisory agreement). Both we and our advisor would have certain rights to accelerate vesting in certain situations, such as a change of control of our company.

•

We would agree with our advisor prior to the award of the Restricted Shares to repurchase 50% of the Restricted Shares upon vesting, with the repurchase price determined based on the then-current value of our shares. The main reason we would agree to repurchase 50% of the Restricted Shares upon vesting is to allow our advisor to have cash to pay its taxes.

•	The Restricted Shares would be entitled to dividends and have the same voting rights as all other shares of common stock.

•

After vesting and excluding the initial repurchase of 50% of the Restricted Shares upon vesting, the shares our advisor receives pursuant to this agreement would not be eligible for redemption under our share redemption program unless the company has satisfied all redemption requests from other stockholders received at that time; this restriction may be lifted in certain situations, such as upon a change of control of our company.

Because the award of Restricted Shares would be deemed an operating expense under our charter, such award may cause us to exceed the charter limitation on Total Operating Expenses. We expect that any agreement to award Restricted Shares to our advisor would provide that (i) the conflicts committee has determined that the expense to us as a result of such award is justified based on unusual and non-recurring factors and (ii) our advisor will not be required to reimburse us any expenses under this charter provision to the extent that we exceed the limit on Total Operating Expenses as a result of the expense incurred in connection with the award of Restricted Shares.

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our advisor, KBS Capital Advisors, and its affiliates, some of whom serve as our executive officers and our affiliated director. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other KBS-Sponsored Programs and KBS-Advised Investors

General

All of our executive officers, our affiliated director and other key real estate and debt finance professionals at our advisor (i) are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor and/or other KBS-affiliated investment advisors that are the sponsors of other KBS-sponsored programs or are the advisors of KBS-advised investors; and (ii) are also executive officers, the affiliated director and/or key professionals of KBS REIT II and KBS Growth & Income REIT, which are also public, non-traded REITs advised by KBS Capital Advisors. Through affiliates of our advisor, key real estate and debt finance professionals at our advisor also serve as investment advisors to KBS-advised investors. In addition, KBS Realty Advisors, an affiliate of our advisor, serves as the U.S. asset manager for Prime US REIT, a Singapore real estate investment trust. Our advisor and its affiliates have legal and financial obligations with respect to KBS-sponsored programs and KBS-advised investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our advisor may organize other KBS-sponsored programs, serve as the investment advisor and/ or asset manager to other KBS-advised programs and investors and acquire for their own account real estate investments that may be suitable for us.

Since 1992, KBS-affiliated investment advisors have sponsored 14 private KBS-sponsored programs. Six of these programs were still operating as of June 30, 2021. Our sponsor is or was also the sponsor of KBS REIT I (which liquidated in December 2018), KBS REIT II, Pacific Oak Strategic Opportunity REIT I (advisory agreement terminated as of October 31, 2019), KBS Growth & Income REIT and Pacific Oak Strategic Opportunity REIT II (advisory agreement terminated as of October 31, 2019) and, together with Legacy Partners Residential Realty LLC and certain of its affiliates, KBS Holdings sponsored another public real estate investment trust, KBS Legacy Partners Apartment REIT (which liquidated in December 2018). Through October 31, 2019, our advisor also served as the U.S. asset manager for Keppel Pacific Oak US REIT, and KBS Realty Advisors serves as the U.S. asset manager for Prime US REIT, both Singapore real estate investment trusts. All of these KBS-sponsored programs have or had investment objectives that are similar to ours. Conflicts of interest may arise between us and the current programs advised by KBS-affiliated investment advisors, between us and future programs and between us and the KBS-advised investors.

Allocation of Investment Opportunities

We rely on the key real estate and debt finance professionals of our advisor, including Mr. Schreiber, to identify suitable investments. KBS REIT II and KBS Growth & Income REIT are also advised by KBS Capital Advisors and rely on many of these same professionals. Mr. Schreiber and other real estate professionals at KBS Capital Advisors are also the key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to KBS-advised investors. In addition, KBS Realty Advisors serves as the U.S. asset manager for Prime US REIT. As such, other KBS-sponsored programs and KBS-advised investors that have funds available for investment rely on many of the same professionals, as will future programs and investors.

Currently, Prime US REIT is in its acquisition stage. In the future, our advisor and its affiliates may sponsor other KBS programs, serve as the investment advisor and/ or asset manager to other KBS-advised investors and/or acquire for their own account real estate investments. Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs and KBS-advised investors. Although there may be some overlap of investment opportunities, we generally do not expect to be in direct competition with these programs due to their specific investment focus and timing of funds available for investment. When these real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investors, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these KBS real estate and debt finance professionals could direct attractive investment opportunities to other programs or investors.

In connection with the Singapore Transaction (defined herein), our advisor and KBS Realty Advisors proposed that our conflicts committee and board of directors adopt an asset allocation policy (the “Allocation Process”) among us, KBS REIT II and KBS Growth & Income REIT (collectively, the “Core Strategy REITs”) and Prime US REIT. The board of directors and conflicts committee adopted the Allocation Process as proposed. The Allocation Process provides that, in order to mitigate potential conflicts of interest that may arise among the Core REITs and Prime US REIT, upon the listing of Prime US REIT (which occurred on July 19, 2019), potential asset acquisitions that meet all of the following criteria would be offered first to Prime US REIT:

i.	Class A office building;

ii.	Purchase price of at least $125.0 million;

iii.	Average occupancy of at least 90% for the first two years based on contractual in-place leases; and

iv.	Stabilized property investment yield that is generally supportive of the distributions per unit of Prime US REIT.

To the extent Prime US REIT does not have the funds to acquire the asset or to the extent the external manager of Prime US REIT decides to forego the acquisition opportunity, such asset may then be offered to the Core Strategy REITs at the discretion of KBS Capital Advisors.

For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us. It is the duty of our board of directors, including the independent directors, to ensure that the allocation method established by our advisor is applied fairly to us. Further, our advisory agreement with KBS Capital Advisors requires that KBS Capital Advisors inform the conflicts committee each quarter of the investments that have been purchased by other KBS-sponsored programs and KBS-advised investors for whom KBS Capital Advisors, KBS Realty Advisors or one of their affiliates serves as an investment advisor so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. See “—Certain Conflict Resolution Measures.”

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other KBS-sponsored programs, KBS-advised investors or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another KBS-sponsored program, KBS-advised investor or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another KBS-sponsored program, KBS-advised investor or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors—Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or KBS Capital Advisors seek to employ developers, contractors, building managers or other third parties. Our advisor and the advisors of other KBS-sponsored programs, KBS-advised investors and affiliated entities will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other KBS-sponsored programs, KBS-advised investors and affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other KBS-sponsored programs, KBS-advised investors and affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on our sponsor, our officers, KBS Capital Advisors and the key real estate, debt finance, management and accounting professionals our advisor has assembled, including Messrs. Schreiber and Waldvogel and Ms. Yamane, for the day-to-day operation of our business. KBS REIT II and KBS Growth & Income REIT are also advised by KBS Capital Advisors. In addition, KBS Capital Advisors may serve as the advisor to future KBS-sponsored programs and KBS-advised investors. Further, our officers and affiliated director are also officers and/or the affiliated director of other public KBS-sponsored programs. Messrs. Schreiber and Waldvogel and Ms. Yamane are also executive officers of KBS REIT II and KBS Growth & Income REIT. Messrs. Schreiber and Waldvogel and Ms. Yamane are the executive officers of KBS Realty Advisors and its affiliates, the advisors of the private KBS-sponsored programs and KBS-advised investors and the U.S. asset manager for Prime US REIT. Further, Mr. Schreiber is the Chairman of the Board and a director of the external manager of Prime US REIT.

As a result of their interests in other KBS-sponsored programs, their obligations to KBS-advised investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Schreiber and Waldvogel and Ms. Yamane face conflicts of interest in allocating their time among us, KBS Capital Advisors, KBS Realty Advisors, other KBS-sponsored programs, KBS-advised investors and other business activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and their affiliates share many of the same key real estate, debt finance, management and accounting professionals. Our executive officers and the key real estate, debt finance, management and accounting professionals affiliated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us.

Our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of KBS-sponsored programs are very similar, there are significant efficiencies created by the same team of individuals at our advisor providing services to multiple programs. For example, our advisor has streamlined the structure for financial reporting, internal controls and investment approval processes for the programs.

Receipt of Fees and Other Compensation by KBS Capital Advisors and its Affiliates

Subject to limitations in our charter and approval by our conflicts committee, KBS Capital Advisors and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers, our affiliated director and the key real estate, debt finance, management and accounting professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•

equity offerings by us, including using our securities to acquire portfolios or other companies, which may entitle our dealer manager to additional dealer manager fees and would likely entitle our advisor to additional advisory fees;

•	whether we engage affiliates of our advisor for other services, which affiliates may receive fees in connection with the services regardless of the quality of the services provided to us;

•

whether we pursue a liquidity event such as a listing of our shares of common stock on a national securities exchange, a sale of the company or a liquidation of our assets, which (i) may make it more likely for us to become self-managed or internalize our management, (ii) could positively or negatively affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade or the consideration received by our stockholders, and/or (iii) would affect the advisory fees received by our advisor; and

•

recommendations to our board of directors with respect to developing, overseeing, implementing, coordinating and determining our NAV and our NAV procedures, the provision of forward-looking property-level information to the Independent Valuation Firm or the decision to adjust the value of certain of our assets or liabilities in connection with the determination of our NAV, especially given that the advisory fees we pay our advisor, the Special Limited Partner’s performance participation interest and the fees we pay our dealer manager are based on our NAV.

We will pay our advisor a management fee regardless of the performance of our portfolio. Moreover, because the management fee and performance participation are based on our NAV, our advisor may also be motivated to delay or curtail redemptions to maintain a higher NAV, which would increase amounts payable to our advisor and the Special Limited Partner. In order to avoid a reduction in NAV, our advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets.

Valuation Conflicts

Our advisor is paid a management fee for its services based on our NAV, which is calculated by our advisor, based on valuations provided by the advisor. In addition, the distributions to be received by the Special Limited Partner with respect to its performance participation interest in the Operating Partnership will be based in part upon the Operating Partnership’s net assets (which is a component of our NAV). The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. If our NAV is calculated in a way that is not reflective of our actual NAV, then the transaction price of shares of our common stock or the price paid for the redemption of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the transaction price or more than the redemption price.

We pay our advisor a management fee regardless of the performance of our portfolio. Our advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay our advisor a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The existence of the Special Limited Partner’s performance participation interest in our Operating Partnership, which is based on our total distributions plus the change in NAV per share, may create an incentive for our advisor to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation interest may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.

Because the management fee and performance participation are based on our NAV, our advisor may also be motivated to delay or curtail redemptions to maintain a higher NAV, which would increase amounts payable to our advisor and the Special Limited Partner. Our advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a possible reduction in our NAV that could result from a distribution of the proceeds.

Our Board of Directors’ Loyalties to KBS REIT II, KBS Growth & Income REIT, Prime US REIT and Possibly to Future KBS-Sponsored Programs

All of our directors are also directors of KBS REIT II and our affiliated director is also an affiliated director of KBS Growth & Income REIT and an affiliated director of the external manager of Prime US REIT. The loyalties of our directors serving on the boards of directors of KBS REIT II, KBS Growth & Income REIT and the external manager of Prime US REIT, or possibly on the boards of directors of future KBS-sponsored programs, may influence the judgment of our board of directors when considering issues for us that also may affect other KBS-sponsored and advised programs, such as the following:

•

The conflicts committee of our board of directors must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other KBS-sponsored programs or if our advisor is giving preferential treatment to other KBS-sponsored programs in this regard, our conflicts committee may not be well-suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•

We could enter into transactions with other KBS-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle our advisor or its affiliates to increased fees and other compensation from either or both parties to the transaction. Decisions of our board or the conflicts committee regarding the terms of those transactions may be influenced by our board’s or the conflicts committee’s loyalties to such other KBS-sponsored programs.

•

A decision of our board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with offerings of other KBS-sponsored programs.

•	A decision of our board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

•

A decision of our board or the conflicts committee regarding whether we pursue a liquidity event such as a listing of our shares of common stock on a national securities exchange, a sale of the company or a liquidation of our assets, which could positively or negatively affect the sales efforts for other KBS-sponsored programs.

Like us, KBS REIT II compensates each independent director with an annual retainer of $135,000, as well as compensation for attending meetings as follows:

•

each member of the audit committee and conflicts committee is paid $10,000 annually for service on such committees (except that the chair of each of the audit committee and conflicts committee is paid $20,000 annually for service as the chair of such committees);

•

after the tenth board of directors meeting of each calendar year, each independent director is paid (i) $2,500 for each in-person board of directors meeting attended for the remainder of the calendar year and (ii) $2,000 for each teleconference board of directors meeting attended for the remainder of the calendar year;

•

after the tenth audit committee meeting of each calendar year, each member of the audit committee is paid (i) $2,500 for each in-person audit committee meeting attended for the remainder of the calendar year and (ii) $2,000 for each teleconference audit committee meeting attended for the remainder of the calendar year (except that the audit committee chair is paid $3,000 for each in-person and teleconference audit committee meeting attended after the tenth audit committee meeting of each calendar year, for the remainder of each calendar year); and

•

after the tenth conflicts committee meeting of each calendar year, each member of the conflicts committee is paid (i) $2,500 for each in-person conflicts committee meeting attended for the remainder of the calendar year and (ii) $2,000 for each teleconference conflicts committee meeting attended for the remainder of the calendar year (except that the conflicts committee chair is paid $3,000 for each in-person and teleconference conflicts committee meeting attended after the tenth conflicts committee meeting of each calendar year, for the remainder of each calendar year).

In addition, KBS REIT II pays independent directors for attending other committee meetings as follows: each independent director is paid $2,000 for each in-person and teleconference committee meeting attended (except that the committee chair is paid $3,000 for each in-person and teleconference committee meeting attended).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at board of directors meetings and committee meetings.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers, our affiliated director and the key real estate and debt finance professionals at our advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in or for:

•	KBS Capital Advisors, our advisor, and other KBS-affiliated investment advisors, including KBS Realty Advisors;

•	[•], our dealer manager; and/or

•	other KBS-sponsored programs.

Through KBS-affiliated investment advisors, some of these persons also serve as the investment advisors to KBS-advised investors. As a result, they owe fiduciary duties to each of these KBS-sponsored programs, their stockholders, members and limited partners and the KBS-advised investors. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since our dealer manager is an affiliate of KBS Capital Advisors, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

From time to time [•] may serve as the dealer manager for future public or private programs with those offerings conducted concurrently with our offering. As a result, our sponsor and the dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.

Certain Conflict Resolution Measures

Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, we have created a conflicts committee of our board of directors composed of all of our independent directors. An independent director is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors, our sponsor or their affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. All of our independent directors serve as independent directors of KBS REIT II.

Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both our board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors at our expense. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	offerings of securities;

•	the provision of direction and oversight to our advisor in connection with its authority to make the decisions regarding our investments;

•	sales of properties and other investments;

•	investments in assets;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers, should we ever employ and compensate our officers directly, and affiliated director;

•	whether we seek to list our shares of common stock on a national securities exchange;

•	whether we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor; and

•	whether we seek to sell the company or substantially all of its assets.

Our charter provides that all proposed real estate investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed real estate investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of our board of directors.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter and our policy with respect to certain charter provisions contain many other restrictions relating to conflicts of interest including the restrictions discussed below. See also “Description of Capital Stock— Policy with Respect to Certain Charter Provisions.”

Advisor Compensation. The conflicts committee evaluates at least annually whether the compensation that we contract to pay to KBS Capital Advisors and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee supervises the performance of KBS Capital Advisors and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•

the amount of the fees and any other compensation, including stock-based compensation, paid to KBS Capital Advisors and its affiliates in relation to the size, composition and performance of our investments;

•	whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of KBS Capital Advisors in generating appropriate investment opportunities for us;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by KBS Capital Advisors and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by KBS Capital Advisors and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by KBS Capital Advisors and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor, a director, our sponsor or an affiliate thereof, a disposition fee in connection with the sale of an asset if that person provides a substantial amount of the services in the effort to sell the asset, the commission does not exceed 3% of the sales price of the asset, and, if in connection with a disposition commissions are paid to third parties unaffiliated with our sponsor, the commission paid to our advisor, a director, our sponsor or an affiliate thereof does not exceed the commissions paid to such unaffiliated third parties. Moreover, our charter also provides that the commission paid to our advisor, a director, our sponsor or an affiliate thereof, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on Total Operating Expenses (described below). If we sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us. Although our charter limits the disposition fee we may pay to our advisor, a director, our sponsor or an affiliate thereof, our advisory agreement does not provide for a disposition fee to our advisor. Any decision to pay a disposition fee to our advisor in the future could be made without the approval of our stockholders, subject to the approval of a majority of the members of the conflicts committee.

In order to be excluded from the limit on Total Operating Expenses, our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in the gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Prior to the commencement of this offering, we will amend our Operating Partnership Agreement to provide for the Special Limited Partner’s 12.5% performance participation interest in our Operating Partnership, which interest will be based on total distributions on the Operating Partnership units plus the change in the aggregate NAV of the Operating Partnership units, and the performance participation interest will be subject to the limit on Total Operating Expenses. See the description of the Performance Participation Allocation under “Compensation.”

Our charter and our policy with respect to certain charter provisions limit the amount of combined acquisition fees and acquisition expenses we can incur to an amount that is reasonable and does not exceed 6% of the contract purchase price for a property or, in the case of a loan, the origination fees and origination expenses are limited to an amount that is reasonable and does not exceed 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. See “Description of Capital Stock— Policy with Respect to Certain Charter Provisions.” Prior to the commencement of this offering, we will amend our advisory agreement to eliminate any acquisition or origination fees payable to our advisor. Any decision to pay an acquisition or origination fee to our advisor in the future could be made without the approval of our stockholders, subject to the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with KBS Capital Advisors without cause or penalty on 60 days’ written notice. In such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function.

Our Acquisitions. We will not purchase or lease assets in which KBS Capital Advisors, our sponsor, any of our directors or officers or an affiliate thereof has an interest without a determination by a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to KBS Capital Advisors, our sponsor, any of our directors or officers or an affiliate thereof, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value. Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of our board of directors, or the approval of a majority of a committee of the board, provided that the members of the committee approving the transaction would also constitute a majority of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from KBS Capital Advisors, our sponsor, any of our directors or officers or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with KBS Capital Advisors, our sponsor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest owned by KBS Capital Advisors, our sponsor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. Our charter provides that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and KBS Capital Advisors, our sponsor, any of our officers or directors or any of their affiliates are fair and reasonable to us and are either on terms and conditions not less favorable to us than those available from unaffiliated third parties or, in the case of joint ventures, are on substantially the same terms and conditions as those received by the other joint venturers.

Limitation on Operating Expenses. KBS Capital Advisors must reimburse us the amount by which our aggregate Total Operating Expenses for the four fiscal quarters then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total Operating Expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. We will not issue options or warrants to purchase our common stock to KBS Capital Advisors, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than KBS Capital Advisors, our directors, our sponsor and their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to KBS Capital Advisors, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant. In addition, our conflicts committee has adopted a policy whereby we will not issue stock or stock-based compensation awards pursuant to a stock plan to our officers, directors or employees or the officers, directors, employees or managers of our advisor or our dealer manager, without approval for such issuances from our stockholders.

Repurchase of Our Shares. Our charter provides that we may not voluntarily repurchase shares of our common stock if such repurchase would impair our capital or operations. In addition, our charter prohibits us from paying a fee to KBS Capital Advisors, our sponsor or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans to Affiliates. We will not make any loans to KBS Capital Advisors, our sponsor or to our directors or officers or any of their affiliates. In addition, our charter provides that we will not borrow from these affiliates unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or KBS Capital Advisors, our sponsor or their affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid to KBS Capital Advisors and any affiliates of KBS Capital Advisors by us or third parties doing business with us during the year;

•	our Total Operating Expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. No shares of our common stock may be transferred or issued to our advisor, our directors or any affiliate unless such persons agree that they will not vote their shares of common stock regarding (i) the removal of the advisor, a director or any affiliate, or (ii) any transaction between the advisor, a director or any affiliate and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee have approved and ratified our charter by a vote of the majority of their respective members, as required by our charter.

Internalization Fee Restriction

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter requires that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties. In the event our board of directors and conflicts committee determine that it is in our best interest to obtain the personnel needed to become self-managed by entering into a business combination with affiliates of our sponsor (an “Internalization Transaction”), then we will not enter into such an Internalization Transaction unless our advisor or one of its affiliates agrees to proceed with the Internalization Transaction without the payment of any internalization fee or other consideration by us, whether in the form of a cash payment or in the form of stock, warrants or options.

Stock and Stock-Based Compensation Awards

Our conflicts committee has adopted a policy whereby we will not issue stock or stock-based compensation awards pursuant to a stock plan to our officers, directors or employees or the officers, directors, employees or managers of our advisor or our dealer manager, without approval for such issuances from our stockholders.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs, as well as for the KBS-advised investors, for whom our advisor, KBS Realty Advisors and their affiliates serve as investment advisors. KBS Capital Advisors, our advisor and the advisor to KBS REIT II and KBS Growth & Income REIT, and KBS Realty Advisors and its affiliates share many of the same key real estate and debt finance professionals. When these real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investors, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. The factors that the real estate and debt finance professionals will consider when determining the KBS-sponsored program or KBS-advised investor for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program or investor;

•	the cash requirements of each program or investor;

•

the effect of the investment on the diversification of each program’s or investor’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program or investor relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program or investor;

•	the size of the investment; and

•	the amount of funds available to each program or investor and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of our advisor’s real estate and debt finance professionals, to be more appropriate for another KBS-sponsored program or KBS-advised investor, they may offer the investment to such KBS-sponsored program or KBS-advised investor.

In connection with the Singapore Transaction (defined herein), our advisor and KBS Realty Advisors proposed that our conflicts committee and board of directors adopt the Allocation Process described below among us, KBS REIT II and KBS Growth & Income REIT (collectively, the “Core Strategy REITs”) and Prime US REIT. The board of directors and conflicts committee adopted the Allocation Process as proposed. The Allocation Process provides that, in order to mitigate potential conflicts of interest that may arise among the Core REITs and Prime US REIT, upon the listing of Prime US REIT (which occurred on July 19, 2019), potential asset acquisitions that meet all of the following criteria would be offered first to Prime US REIT:

i.	Class A office building;

ii.	Purchase price of at least $125.0 million;

iii.	Average occupancy of at least 90% for the first two years based on contractual in-place leases; and

iv.	Stabilized property investment yield that is generally supportive of the distributions per unit of Prime US REIT.

To the extent Prime US REIT does not have the funds to acquire the asset or to the extent the external manager of Prime US REIT decides to forego the acquisition opportunity, such asset may then be offered to the Core Strategy REITs at the discretion of KBS Capital Advisors.

Currently, Prime US REIT is in its acquisition stage. In the future, our advisor and its affiliates may sponsor other KBS programs, serve as the investment advisor and/ or asset manager to other KBS-advised investors and/or acquire for their own account real estate investments. Although there may be some overlap of investment opportunities, we generally do not expect to be in direct competition with these programs due to their specific investment focus and timing of funds available for investment.

It shall be the duty of our board of directors, including the independent directors, to ensure that the allocation method described above is applied fairly to us. Our advisory agreement with KBS Capital Advisors requires that KBS Capital Advisors inform the conflicts committee each quarter of the investments that have been purchased by other KBS-sponsored programs and KBS-advised investors for whom KBS Capital Advisors, KBS Realty Advisors or one of their affiliates serves as an investment advisor so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. KBS Capital Advisors’ success in generating investment opportunities for us and the fair allocation of opportunities among KBS-sponsored programs and KBS-advised investors are important factors in the conflicts committee’s determination to continue or renew our arrangements with KBS Capital Advisors and its affiliates. The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other KBS-sponsored programs or KBS-advised investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us.

Net Asset Value Calculation and Valuation Guidelines

Our board of directors, including a majority of our independent directors, adopted valuation procedures, that may be amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from the amount reported as stockholder’s equity on the face of our financial statements prepared in accordance with GAAP. When the fair value of our assets and liabilities are calculated for the purposes of determining our NAV per share, the calculation is done generally in accordance with the fair value principles detailed within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Firm

With the approval of our board of directors, including a majority of our independent directors, we have engaged [•], an independent valuation firm (the “Independent Valuation Firm”), to serve as our independent valuation advisor. The Independent Valuation Firm will perform or review annual independent third-party appraisals of our properties, confirm the reasonableness of monthly real estate portfolio and real estate-related asset and liability valuations prepared by our advisor, and confirm the reasonableness of our overall monthly NAV and NAV per share determinations. While the Independent Valuation Firm will provide these services to us, the Independent Valuation Firm is not responsible for, and does not determine our NAV. Our advisor is ultimately responsible for the determination of our NAV.

The Independent Valuation Firm is engaged in the business of valuing commercial real estate properties and companies and is not affiliated with us or our advisor. The compensation we pay to the Independent Valuation Firm will not be based on the estimated values of our real estate portfolio or company. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm. We will promptly disclose any changes to the identity or role of the Independent Valuation Firm in this prospectus and in reports we publicly file with the SEC.

The Independent Valuation Firm discharges its responsibilities in accordance with our valuation procedures described below and under the oversight of our board of directors. Our board of directors is not involved in the day-to-day valuation of the real estate portfolio or our company, but periodically receives and reviews such information about the valuation of the real estate portfolio and our company as it deems necessary to exercise its oversight responsibility.

At this time, the Independent Valuation Firm is engaged solely to provide the services set forth above, but the Independent Valuation Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our advisor and its related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the Independent Valuation Firm or, if different, the applicable appraiser as certified in the applicable appraisal report.

Valuation of Investments

Consolidated Properties

For the purposes of calculating our monthly NAV, any new property acquisitions will initially be valued at cost, which we expect to represent fair value at that time, subject to any variation pursuant to our valuation guidelines. In accordance with GAAP, we determine whether the acquisition of a property qualifies as an asset acquisition or business combination. We capitalize acquisition-related costs associated with asset acquisitions and expense such costs associated with business combinations. Each newly acquired property will then be valued by an independent third-party appraisal firm within the first full quarter after acquisition.

Existing properties in our portfolio will be valued by an independent third-party appraisal firm at least once per calendar year. In order to provide a smooth and orderly appraisal process, we seek to have approximately 1/4th of the portfolio appraised each quarter, although we may have more or less appraised in a quarter. Properties purchased as a portfolio may be valued as a single asset.

Each third party appraisal is performed in accordance with the Uniform Standards of Professional Appraisal Practice and reviewed by the Independent Valuation Firm for reasonableness. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated gross market value of the property. Each appraisal must be performed and signed by an individual with the professional designation of MAI (a Designated Member of the Appraisal Institute). We believe our policy of obtaining appraisals by independent third parties will meaningfully enhance the accuracy of our NAV calculation. We generally expect the Independent Valuation Firm to provide our real estate appraisals, although we may use other independent third-party appraisal firms, provided that when provided by other independent third-party appraisal firms, such appraisals will be performed in accordance with our valuation guidelines and will not be considered in our advisor’s valuation of the applicable property until the Independent Valuation Firm has confirmed the reasonableness of such appraisal.

With respect to each property, the then most recent appraised value will be used by our advisor in the first monthly NAV determination made after the appraisal is given, but thereafter our advisor will update the valuations of our properties monthly, based on current material market data and other information deemed relevant, with review and confirmation for reasonableness by the Independent Valuation Firm. These updates to valuations may be different than the value provided in the most recent third-party appraisal. Although monthly reviews of each of our real property valuations will be performed by the Independent Valuation Firm, such reviews are based on asset and portfolio level information provided by our advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by the Independent Valuation Firm.

Our advisor will monitor our properties for events that our advisor believes may be expected to have a material impact on the most recent estimated values of such property, and will notify the Independent Valuation Firm of such events. If, in the opinion of our advisor, an event becomes known to our advisor (including through communication with the Independent Valuation Firm) that is likely to have any material impact on previously provided estimated values of the affected properties, our advisor will adjust the valuation of such properties, subject to the review and confirmation for reasonableness of the Independent Valuation Firm. If deemed appropriate by our advisor or the Independent Valuation Firm, any necessary adjustment will be determined as soon as practicable. Updated appraisals received during the year on a more frequent than annual basis may also trigger an adjustment in the value of a property.

For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a wholly-owned property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by our advisor or the Independent Valuation Firm which may impact more than a specific property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.

In general, we expect that any adjustments to appraised values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by our advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. We expect to use the discounted cash flow methodology (income approach) as the primary methodology to value properties, whereby a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed new buyer’s normalized weighted average cost of capital for the subject property. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Under the sales comparison approach, the independent third-party appraiser develops an opinion of value by comparing the subject property to similar, recently sold properties in the surrounding or competing area. The replacement cost approach relies on the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. Because the appraisals performed by the independent third-party appraisal firms and any subsequent updates to the valuation of our properties made by our advisor involve subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our properties.

In conducting their investigations and analyses, the Independent Valuation Firm and other independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by our advisor, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; and (v) any other information relevant to valuing the real estate property. Although the Independent Valuation Firm may review information supplied or otherwise made available by our advisor for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with the Independent Valuation Firm, the Independent Valuation Firm will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of our management and our advisor, and will rely upon our advisor to advise the Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.

In performing their analyses, our advisor, the Independent Valuation Firm and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond their and our control, as well as certain factual matters. For example, the Independent Valuation Firm and other independent third-party appraisal firms will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, the Independent Valuation Firm’s review, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect the Independent Valuation Firm’s review and conclusions. The Independent Valuation Firm’s review reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the review, opinions and conclusions set forth therein. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.

Pursuant to our valuation services agreement with the Independent Valuation Firm, each individual appraisal report for our assets will be addressed solely to us to assist our advisor in calculating our NAV. The appraisal reports relating to our properties will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing appraisal reports, independent third-party appraisal firms will not, and will not be requested to, solicit third-party indications of interest for our common stock or any of our properties in connection with possible purchases thereof or the acquisition of all or any part of us.

Our advisor’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be based on appraisals, but will be incorporated into our NAV by our advisor and confirmed by the Independent Valuation Firm for reasonableness.

Portfolio Assets, Joint Ventures and Developments

Properties purchased or operated as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset, which may result in a different value than if they were valued as individual assets. Investments in joint ventures that hold properties are valued by our advisor in a manner that is consistent with the procedures described above and approved by our board of directors, including a majority of our independent directors, with the agreed approach taking into account the size of our investment in the joint venture, the assets owned by the joint venture, the terms of the joint venture including any promotional interests, minority discount and control, if applicable, and other relevant factors. Development assets, if any, will be valued at cost plus capital expenditures and will join the appraisal cycle upon the earlier of stabilization or 24 months from substantial completion.

Valuation of Real Estate-Related Assets and Liquid Non-Real Estate-Related Assets

Real estate-related assets that we own or may acquire include, among other things, debt and equity interests backed principally by real estate, such as mortgage loans secured by real estate; mezzanine debt; debt and derivative securities related to real estate assets; real estate-related equity securities, such as common stocks, preferred stocks and convertible preferred securities of other REITs and real estate companies; and other related investments.

The fair value of real estate-related assets is determined generally in accordance with GAAP and adjusted upon the occurrence of a material event, or in the case of liquid securities, each month, as applicable, thereafter, according to the procedures specified below. Estimates of the fair value of real estate-related assets are determined using widely accepted methodologies and, where available, on the basis of publicly available pricing quotations and information.

Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans

Individual investments in mortgages, mortgage participations and mezzanine loans are generally included in our determination of NAV at fair value. Such estimates of fair value are prepared by our advisor and reviewed for reasonableness by the Independent Valuation Firm. Our advisor will estimate the value of real estate loans receivable by applying a discounted cash flow analysis over the remaining expected life of the investment, excluding any potential transaction costs. The cash flow estimate used in the analysis during the term of the investment will be based on the investment’s contractual cash flow, which we anticipate we will receive. The expected cash flow for the loans will be discounted at a rate that we expect a market participant would require for an instrument with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral, current performance, credit enhancements and other factors.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as REIT stock and bonds) that are not restricted as to salability or transferability are valued monthly based on publicly available information. Generally, to the extent the information is available, such securities are valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the mean of the last “bid” and “ask” prices. The value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability, whether due to contractual restrictions or the quantity of units held relative to the normal level of trading volume, may be adjusted either by the pricing source or by our advisor for a liquidity discount to account for holding period risk. In determining the amount of such discount, consideration will be given to the nature and length of such restriction or sales constraints and the relative volatility of the market price of the security.

We expect to value our investment in the units of Prime US REIT based on the SGX-ST trading price of the units as of the closing on the valuation date less a discount to account for holding period risk due to the quantity of units held by us relative to the normal level of trading volume in Prime US REIT units (“blockage”). We will continue to evaluate whether a blockage discount is appropriate.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets include derivatives, credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets are valued monthly on the basis of publicly available information, if available, or model-derived valuations using the relevant significant inputs.

Valuation of Liabilities

We will include an estimate of the fair value of our liabilities as part of our NAV calculation. Our real estate-related liabilities consist of financing for our portfolio of assets. These liabilities will typically be valued at fair value generally in accordance with GAAP. Estimates of fair value for property-level mortgages and corporate-level credit facilities will be prepared by our advisor and reviewed for reasonableness by the Independent Valuation Firm. Costs and expenses incurred to secure the financing are amortized over the life of the applicable loan. Unless costs can be specifically identified, we allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

There are some circumstances where liabilities may be included in our determination of NAV using an alternative methodology to fair value in accordance with GAAP. In addition, if the fair value of a loan exceeds the value of the underlying real property and the loan is otherwise a non-recourse loan, we will assume an equity value of zero for purposes of the combined real property and the loan in the determination of our NAV. Another example would be if a loan restructure or modification has caused the legal liability of the loan to significantly deviate from the fair value according to GAAP, we would recognize the legal liability rather than the GAAP fair value determination of the liability.

NAV and NAV per Share Calculation

We are offering to the public four classes of shares of our common stock, Class T, S, D and I shares. Our NAV per share is calculated as of the last calendar day of each month for each of our outstanding classes of stock and will be available generally within 15 calendar days after the end of the applicable month. Our NAV per share is calculated by our advisor and our advisor is ultimately responsible for the determination of our NAV.

Each month, before taking into consideration accrued dividends or class-specific fee accruals, any change in the aggregate NAV (the “Aggregate Fund NAV”) of our outstanding shares of common stock, along with the units in our Operating Partnership held by parties other than us (collectively, “Fund Interests”), from the prior month (whether an increase or decrease) is allocated among each class of Fund Interest based on each class’s relative percentage of the previous Aggregate Fund NAV. Changes in the Aggregate Fund NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real estate portfolio, real estate-related assets and liabilities, and monthly accruals for income and expenses (including accruals for performance based fees, if any, management fees and the distribution fee) and distributions to investors.

Our most significant source of net income is property income. We accrue estimated income and expenses on a monthly basis based on actual operating results and in-place contractual arrangements. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition.

Our liabilities are included as part of our NAV calculation and will generally be valued at fair value in accordance with GAAP. Our liabilities include, without limitation, property-level mortgages, accrued distributions, the fees payable to our advisor and our dealer manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities. Under GAAP, we will record liabilities for distribution fees that we currently owe our dealer manager under the terms of our dealer manager agreement and for an estimate that we may pay to our dealer manager in future periods. As of the date of this prospectus, we have not recorded any such liabilities, though we expect that we will upon the sale of shares in this offering. We will not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time should not include consideration of any estimated future distribution fees that may become payable after such date.

Following the calculation and allocation of changes in the Aggregate Fund NAV as described above, the NAV for each class is adjusted for accrued dividends and the ongoing distribution fee, to determine the monthly NAV. The ongoing distribution fee is allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to these valuation procedures, the class-specific fee allocations may lower the NAV of a share class. Therefore, as a result of the different ongoing fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class.

Upfront selling commissions and dealer manager fees, which are effectively paid by purchasers of shares in the primary offering at the time of purchase, have no effect on the NAV of any class. The purchase price of such shares is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class on such day. Each month the Independent Valuation Firm will review and confirm the reasonableness of our overall monthly NAV and NAV per share determinations.

Probability-Weighted Adjustments

In certain circumstances, such as in an acquisition or disposition process, we may be aware of a contingency or contingencies that could impact the value of our assets, liabilities, income or expenses for purposes of our NAV calculation. For example, we may be party to an agreement to sell a property at a value different from that used in our current NAV calculation. The same agreement may require the buyer to assume a related mortgage loan with a fair value that is different from that used in our current NAV calculation. The transaction may also involve costs for brokers, transfer taxes, and other items upon a successful closing. To the extent such contingencies may affect the value of a property, our advisor may take such contingencies into account when determining the value of such property for purposes of our NAV calculation. Similarly, we may adjust the other components of our NAV (such as the value of our liabilities or expense accruals) for purposes of our NAV calculation. These adjustments may be made either in whole or in part over a period of time, and both our advisor and the Independent Valuation Firm may take into account (a) the estimated probability of the contingencies occurring and (b) the estimated impact to NAV if the contingencies were to occur when determining the timing and magnitude of any adjustments to NAV.

NAV of Our Operating Partnership and Operating Partnership Units

Our valuation procedures include the following methodology to determine the monthly NAV of our Operating Partnership and the Operating Partnership units. Our Operating Partnership has classes of units that are each economically equivalent to our corresponding classes of shares. Accordingly, on the last day of each month, the NAV per Operating Partnership unit of such units equals the NAV per share of the corresponding class. To the extent our Operating Partnership has classes of units that do not correspond to a class of our shares, such units will be valued in a manner consistent with these guidelines. The NAV of our Operating Partnership on the last day of each month equals the sum of the NAVs of each outstanding Operating Partnership unit on such day.

Oversight by our Board of Directors

All parties engaged by us in the calculation of our NAV, including our advisor, are subject to the oversight of our board of directors. As part of this process, our advisor reviews the estimates of the values of our real estate portfolio and real estate-related assets for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and informs our board of directors of its conclusions.

The Independent Valuation Firm is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation Procedures

At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. With respect to the valuation of our properties, our advisor and the Independent Valuation Firm provide the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

Limitations on the Calculation of NAV

The largest component of our NAV consists of real property investments and, as with any real estate valuation protocol, each property valuation is based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real property investments. Although the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in the relevant markets, a terrorist attack or an act of nature), our ability to calculate our NAV may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend this offering and the share redemption program if it determines that the calculation of NAV may be materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

Relationship between NAV and Our Transaction Price

Generally, our transaction price will equal our most recently disclosed monthly NAV. The transaction price will be the price at which we redeem shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on our most recently disclosed monthly NAV per share, the most recently disclosed monthly NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or redemption occurs.

In addition, in cases where we believe there has been a material change (positive or negative) to our NAV per share relative to the most recently disclosed monthly NAV per share, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share (including by updating a previously disclosed transaction price) or suspend our offering and/or our share redemption program. In cases where our transaction price is not based on the most recently disclosed monthly NAV per share, the offering price and redemption price may not equal our NAV per share as of any time.

Our Current NAV Calculation

Our first transaction prices for this offering will be based on our NAV per share calculated pursuant to the valuation procedures set forth above as of [•]. We will then commence monthly NAV determinations starting with the [•] NAV. Set forth below are the components of (i) our [•] NAV calculation calculated in accordance with the valuation procedures set forth above and (ii) our previous most recent NAV calculation, which was calculated with different procedures than those set forth above.

Our [•] NAV was determined before we renamed our unclassified shares of common stock as “Class I” shares and classified three new class of common stock: Class T, S and D shares. Pursuant to our valuation policies, after the share class restructuring above occurs, the NAV of our unclassified shares of common stock will become the NAV of our Class I shares, and until we sell Class T, S and D shares, we will deem the NAV per share of these classes to be the NAV per share of our Class I shares. We will separately compute the NAV per share of our Class T, S and D shares, as applicable, once we have shares of those classes outstanding.

The following table sets forth the components of NAV for the company as of [•], 2022 (amounts in thousands except per share information).

Components of NAV	[Date]
Investments in real properties	$
Investments in real estate related securities
Cash and cash equivalents
Restricted cash
Other assets
Debt obligations
Other liabilities
Non-controlling interests in joint ventures

Net asset value	$

Number of outstanding shares/units

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of [•] ($ and shares/units in thousands, except per share/unit data):

NAV Per Share/Unit	Class S Shares	Class T Shares	Class D Shares	Class I Shares		Special Limited Partner Units	Total
Net asset value	$-	$-	$-	$	[ ]	$-	$	[ ]
Number of outstanding shares/units	-	-	-		[ ]	-		[ ]

NAV Per Share/Unit as of [ ]	$-	$-	$-	$	[ ]	$-		[ ]

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the [            ] valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate

These assumptions are determined by our advisor, and reviewed by the Independent Valuation Firm. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Office Investment Values	Other Investment Values
Discount Rate	0.25% decrease
(weighted average)	0.25% increase
Exit Capitalization Rate	0.25% decrease
(weighted average)	0.25% increase

Historical Estimated Values per Share

Prior to the implementation of our current valuation procedures, the board of directors approved an estimated value of our common stock at least once per year from 2014 through 2021, and declared a special dividend of $0.80 per share of common stock in a combination of cash and shares for stockholders of record as of November 4, 2019. These estimated values were not calculated in exactly the same manner as our current NAV per share is calculated. Important information about the assumptions, methods and limitations of each estimated valuation is set forth in each of the filings set forth below. Below are our prior estimated values per share in the last five years.

Estimated Value Per Share	Effective Date of Valuation	Filing with the Securities and Exchange Commission
$10.77	May 13, 2021	Current Report on Form 8-K, filed May 14, 2021
$10.74	December 7, 2020	Part II, Item 5 of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2020, filed March 12, 2021
$11.65 (1)	December 4, 2019	Part II, Item 5 of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2019, filed March 6, 2020
$12.02	December 3, 2018	Part II, Item 5 of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2018, filed March 14, 2019
$11.73	December 6, 2017	Part II, Item 5 of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2017, filed March 8, 2018
$10.63	December 9, 2016	Part II, Item 5 of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2016, filed March 13, 2017

(1)

The estimated value per share of $11.65 resulted, in part, from the payment of a special dividend of $0.80 per share of common stock to stockholders of record as of November 4, 2019 (the “Special Dividend”). Excluding the impact of the Special Dividend, the estimated value per share of common stock would have been $12.45 as of December 4, 2019. The Special Dividend was payable in the form of either (1) cash or (2) shares of our common stock, at the election of stockholders; provided that the aggregate amount of cash distributed by us was limited to a maximum of 35% of the total Special Dividend, with the remainder to be paid in shares of common stock.

[            ] Transaction Price

The most recent transaction price for each share class of our common stock is as follows:

Transaction Price (per share)
Class T	$
Class S	$
Class D	$
Class I	$

Our share sales and redemptions are made based on the applicable per share transaction price, which generally equals the most recently disclosed monthly NAV per share, plus, in the case of the offering price, the upfront selling commissions and dealer manager fees. Our most recent NAV per share for each class is (1) posted on our website, [www.kbsreitiii.com], and (2) made available on our toll-free telephone number 866-584-1381. In addition, we will disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our monthly NAV calculations. Each new transaction price for each share class will become effective three business days after such transaction price is disclosed by us. We will not accept any subscription agreements during the three business day period following publication of the new transaction prices.

Stock Ownership of Certain Beneficial Owners and Management

The following table shows, as of October 26, 2021, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of all Outstanding Shares
Jeffrey A. Dritley, Independent Director	-	-
Stuart A. Gabriel, Ph.D., Independent Director	-	-
Charles J. Schreiber, Jr., Chairman of the Board, Chief Executive Officer, President and Director	20,857 (3)	*
Ron D. Sturzenegger, Independent Director	-	-
Jeffrey K. Waldvogel, Chief Financial Officer, Treasurer and Secretary	-	-
Stacie K. Yamane, Chief Accounting Officer and Assistant Secretary	-	-
All executive officers and directors as a group	20,857 (3)	*

* Less than 1% of the outstanding common stock.

(1)	The address of each named beneficial owner is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.
(2)	None of the shares is pledged as security.
(3)	These 20,857 shares are owned by KBS Capital Advisors, which is indirectly controlled by Charles J. Schreiber, Jr.

Selected Information Regarding Our Operations

Selected Financial Information

The following table presents selected historical consolidated financial information for the five years ended December 31, 2020 and the six months ended June 30, 2021. Because the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, you should read it in conjunction with our historical financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2020, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated herein by reference, and for the period ended June 30, 2021, which are included in our Quarterly Report on Form 10-Q for the period ended June 30, 2021 and incorporated herein by reference. The amounts in the table are in thousands except share and per share data.

		December 31,
	June 30, 2021	2020	2019	2018	2017	2016

Balance sheet data

Total real estate, net	$1,934,562	$2,028,943	$2,175,621	$3,036,521	$2,962,134	$2,988,855

Total assets	2,466,520	2,504,325	2,638,927	3,300,791	3,220,807	3,182,676

Notes payable, net	1,390,308	1,388,365	1,459,879	2,184,538	1,941,786	1,783,468

Total liabilities	1,784,180	1,559,566	1,601,913	2,345,409	2,100,484	1,927,429

Redeemable common stock	162,188	46,723	51,704	24,487	40,915	61,871

Total equity	520,152	898,036	985,310	930,895	1,079,408	1,193,376
		For the Years Ended December 31,
	For the Six Months Ended June 30, 2021	2020	2019	2018	2017	2016

Operating data

Total revenues	$148,589	$306,918	$385,272	$426,257	$414,049	$400,407

Net income (loss) attributable to common stockholders	27,511	(18,497)	261,211	3,327	1,374	763

Net income (loss) per common share attributable to common stockholders—basic and diluted	0.15	(0.10)	1.49	0.02	0.01	—

Other data

Cash flows provided by operating activities	43,993	101,730	70,628	100,927	124,439	114,157

Cash flows provided by (used in) investing activities	64,740	84,277	846,863	(104,255)	(163,475)	(198,884)

Cash flows (used in) provided by financing activities	(46,815)	(157,468)	(944,257)	13,880	32,454	48,553

Distributions declared	55,395	109,322	161,887	115,419	117,738	117,025

Distributions declared per common share(1)	0.298	0.598	1.450	0.650	0.650	0.650

Weighted-average number of common shares outstanding, basic and diluted	185,278,533	182,806,753	174,874,422	177,594,478	181,138,045	180,043,027

Reconciliation of funds from operations (2)

Net income (loss) attributable to common stockholders	$27,511	$(18,497)	$261,211	$3,327	$1,374	$763

Depreciation of real estate assets	42,758	83,323	94,546	96,978	86,573	77,676

Amortization of lease-related costs	12,561	27,483	46,556	61,869	77,716	83,688

Impairment charges on real estate	—	19,896	8,706	—	—	—

Gain on sale of real estate, net (3)	(20,459)	(49,457)	(327,211)	(11,942)	—	—

Adjustment for noncontrolling interests – consolidated entities (4)	—	6,144	(28)	—	—	—

Adjustment for investment in unconsolidated entities (5)	9,029	16,040	8,571	1,537	—	—

Gain as a result of unconsolidated joint venture purchase (6)	—	—	—	(2,034)	—	—

FFO	$71,400	$84,932	$92,351	$149,735	$165,663	$162,127

(1)

Distributions declared per common share assumes each share was issued and outstanding each day from January 1, 2016 through February 28, 2016 and March 1, 2016 through December 31, 2018. For each day that was a record date for distributions during the period from January 1, 2015 through February 28, 2016 and March 1, 2016 through December 31, 2018, distributions were calculated at a rate of $0.00178082 per share per day. Distributions declared per common share assumes each share was issued and outstanding each day that was a record date for distributions for each month during the period commencing January 2019 through June 30, 2021 and during this period, other than the Special Dividend, distributions were based on a monthly record date. For each monthly record date for distributions during the period from January 1, 2019 through December 31, 2019, distributions were calculated at a rate of $0.05416667 per share. For each monthly record date for distributions during the period from January 1, 2020 through June 30, 2021, distributions were calculated at a rate of $0.04983333 per share. In addition, on October 23, 2019, the Company’s board of directors authorized the Special Dividend in the amount of $0.80 per share of common stock to stockholders of record as of the close of business on November 4, 2019.

(2)

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of an equity REIT. We compute FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. FFO represents net income, excluding gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), gains and losses from change in control, impairment losses on real estate assets, depreciation and amortization of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. We believe FFO facilitates comparisons of operating performance between periods and among other REITs. However, our computation of FFO may not be comparable to other REITs that do not define FFO in accordance with the NAREIT definition or that interpret the current NAREIT definition differently than we do. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and provides a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO does not reflect adjustments for the operations of properties sold or under contract to sale during the periods presented.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Investors should exercise caution when using non-GAAP performance measures, such as FFO, to make investment decisions. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.

(3)	Reflects an adjustment to eliminate gain on sale of real estate.

(4)	Reflects adjustments to eliminate the noncontrolling interest holders’ share of the adjustments to convert our net income (loss) attributable to common stockholders to FFO.

(5)

Reflects adjustments to add back our noncontrolling interest share of the adjustments to convert our net income (loss) attributable to common stockholders to FFO for our equity investments in unconsolidated entities. On October 11, 2018, we purchased the unaffiliated developer’s 25% equity interest and consolidated Village Center Station II.

(6)

Reflects the remeasurement gain as a result of change in control upon our purchase of the developer’s 25% equity interest and consolidation of Village Center Station II on October 11, 2018, which was previously accounted for under the equity method of accounting.

Share Redemptions

Below is a summary of common stock redemptions pursuant to our share redemption program for each quarter during 2020 and the first and second quarters of 2021. We intend to amend and restate our share redemption program prior to commencement of this offering, as described under “Share Redemptions.”

For the Quarter Ended:	Number of Shares Requested for Redemption	Number of Shares Redeemed	Percentage of Shares Requested for Redemption Redeemed	Percentage of Shares Requested for Redemption Redeemed Pro Rata	Average Price Paid per Share
March 31, 2020	(1)	259,621	(1)	(1)	$11.65
June 30, 2020	(1)	278,382	(1)	(1)	$11.65
September 30, 2020	(1)	201,155	(1)	(1)	$11.65
December 30, 2020	(1)	201,104	(1)	(1)	$11.15
Average 2020	(1)	235,065	(1)	(1)	$11.54
March 31, 2021	(1)	289,739	(1)	(1)	$10.74
June 30, 2021	(1)	276,362	(1)	(1)	$10.75
Average 2021	(1)	283,051	(1)	(1)	$10.75

(1)

In December 2019, our board of directors determined to temporarily suspend ordinary redemptions under the share redemption program, and ordinary redemptions remained suspended through June 30, 2021. Ordinary redemptions are all redemptions other than those that qualify for the special provisions for redemptions sought in connection with a stockholder’s death, “Qualifying Disability” or “Determination of Incompetence” (each as defined in the share redemption program and, together, “Special Redemptions”). Upon suspension, all ordinary redemption requests that had been received were cancelled and no ordinary redemption requests were accepted or collected during the suspension of the share redemption program. Further, on June 3, 2021, we announced that, in connection with the approval of the Self-Tender (defined below), our board of directors had approved a temporary suspension of all redemptions under the share redemption program, including Special Redemptions. Upon suspension, all outstanding redemption requests under the share redemption program were cancelled, and no requests were accepted or collected under the share redemption program. As such, Special Redemptions under the share redemption program were suspended for the June 30, 2021 redemption date, meaning no Special Redemptions were made under the share redemption program in June 2021.

In addition to the redemptions under the share redemption program described above, during the year ended December 31, 2020, we repurchased an additional 2,089 shares of our common stock at a weighted-average price of $11.65 per share for an aggregate price of $24,000.

During the year ended December 31, 2020 and the first and second quarters of 2021, we funded redemptions under our share redemption program with the net proceeds from our dividend reinvestment plan.

In order to provide stockholders with additional liquidity that was in excess of that permitted under our share redemption program that was in effect prior to the commencement of this offering, on June 4, 2021, we commenced a self-tender offer (the “Self-Tender”) for up to 33,849,130 shares of common stock at a price of $10.34 per share, or approximately $350.0 million of shares. On July 12, 2021, we accepted for purchase 26,377,990 shares properly tendered and not properly withdrawn at a purchase price of $10.34 per share, or approximately $272.7 million of shares, excluding fees and expenses relating to the tender offer.

Distribution Information

Distributions declared, distributions paid and cash flow from operating activities were as follows during the year ended December 31, 2020 and the six months ended June 30, 2021 (in thousands, except per share amounts):

Period	Distributions Declared	Distributions Declared Per Share	Distributions Paid in Cash	Distributions Reinvested	Total	Cash Flow from Operating Activities

First Quarter 2020	$27,149	$0.149	$15,573	$11,904	$27,477	$17,410

Second Quarter 2020	27,268	0.149	15,512	11,718	27,230	25,311

Third Quarter 2020	27,388	0.150	15,693	11,655	27,348	30,700

Fourth Quarter 2020	27,517	0.150	16,027	11,445	27,472	28,309

First Quarter 2021	27,640	0.149	16,274	11,326	27,600	16,295

Second Quarter 2021	27,755	0.149	22,024	14,959	36,983	27,698

	$164,717	$0.896	$101,103	$73,007	$174,110	$145,723

For the year ended December 31, 2020, we paid aggregate distributions of $109.5 million, including $62.8 million of distributions paid in cash and $46.7 million of distributions reinvested through our dividend reinvestment plan. Our net loss attributable to common stockholders for the year ended December 31, 2020 was $18.5 million. FFO for the year ended December 31, 2020 was $84.9 million and cash flow from operating activities was $101.7 million. See the reconciliation of FFO to net income (loss) attributable to common stockholders below. For the six months ended June 30, 2021, we paid aggregate distributions of $64.6 million, including $38.3 million of distributions paid in cash and $26.3 million of distributions reinvested through our dividend reinvestment plan. Our net income attributable to common stockholders for the six months ended June 30, 2021 was $27.5 million. FFO for the six months ended June 30, 2021 was $71.4 million and cash flow from operating activities was $44.0 million. See the reconciliation of FFO to net income (loss) attributable to common stockholders below. We funded our cumulative distributions during the year ended December 31, 2020 and the six months ended June 30, 2021 with $145.7 million of cash flow from operating activities, $12.0 million of debt financing and $16.4 million of proceeds from asset sales. To the extent that we pay distributions from sources other than our cash flow from operating activities, the overall return to our stockholders may be reduced.

Funds from Operations and Modified Funds from Operations

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of an equity REIT. We compute FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. FFO represents net income, excluding gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), gains and losses from change in control, impairment losses on real estate assets, depreciation and amortization of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. We believe FFO facilitates comparisons of operating performance between periods and among other REITs. However, our computation of FFO may not be comparable to other REITs that do not define FFO in accordance with the NAREIT definition or that interpret the current NAREIT definition differently than we do. Our management believes that historical cost accounting for real estate assets in accordance with U.S. generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and provides a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Changes in accounting rules have resulted in a substantial increase in the number of non-operating and non-cash items included in the calculation of FFO. As a result, our management also uses MFFO as an indicator of our ongoing performance as well as our dividend sustainability. MFFO excludes from FFO: acquisition fees and expenses (to the extent that such fees and expenses have been recorded as operating expenses); adjustments related to contingent purchase price obligations; amounts relating to straight-line rents and amortization of above and below market intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; amortization of closing costs relating to debt investments; impairments of real estate-related investments; mark-to-market adjustments included in net income; and gains or losses included in net income for the extinguishment or sale of debt or hedges. We compute MFFO in accordance with the definition of MFFO included in the practice guideline issued by the IPA in November 2010 as interpreted by management. Our computation of MFFO may not be comparable to other REITs that do not compute MFFO in accordance with the current IPA definition or that interpret the current IPA definition differently than we do.

We believe that MFFO is helpful as a measure of ongoing operating performance because it excludes costs that management considers more reflective of investing activities and other non-operating items included in FFO. Management believes that excluding acquisition fees and expenses (to the extent that such fees and expenses have been recorded as operating expenses) from MFFO provides investors with supplemental performance information that is consistent with management’s analysis of the operating performance of the portfolio over time. MFFO also excludes non-cash items such as straight-line rental revenue. Additionally, we believe that MFFO provides investors with supplemental performance information that is consistent with the performance indicators and analysis used by management, in addition to net income and cash flows from operating activities as defined by GAAP, to evaluate the sustainability of our operating performance. MFFO provides comparability in evaluating the operating performance of our portfolio with other non-traded REITs. MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes.

FFO and MFFO are non-GAAP financial measures and do not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO and MFFO include adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization and the other items described above. Accordingly, FFO and MFFO should not be considered as alternatives to net income as an indicator of our current and historical operating performance. In addition, FFO and MFFO do not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an indication of our liquidity. We believe FFO and MFFO, in addition to net income and cash flows from operating activities as defined by GAAP, are meaningful supplemental performance measures; however, neither FFO nor MFFO reflects adjustments for the operations of properties sold or under contract to sale during the periods presented. During periods of significant disposition activity, FFO and MFFO are much more limited measures of future performance and dividend sustainability. In connection with our presentation of FFO, MFFO and Adjusted MFFO, we are providing information related to the proportion of Adjusted MFFO related to properties sold as of June 30, 2021 and a real estate loan receivable paid off in full on December 11, 2020.

Although MFFO includes other adjustments, the exclusion of adjustments for straight-line rent, the amortization of above- and below-market leases, amortization of discounts and closing costs, unrealized losses (gains) on derivative instruments, adjustments related to contingent purchase price obligations and the exclusion of loss from extinguishment of debt are the most significant adjustments for the periods presented. We have excluded these items based on the following economic considerations:

•

Adjustments for straight-line rent. These are adjustments to rental revenue as required by GAAP to recognize contractual lease payments on a straight-line basis over the life of the respective lease. We have excluded these adjustments in our calculation of MFFO to more appropriately reflect the current economic impact of our in-place leases, while also providing investors with a useful supplemental metric that addresses core operating performance by removing rent we expect to receive in a future period or rent that was received in a prior period;

•

Amortization of above- and below-market leases. Similar to depreciation and amortization of real estate assets and lease related costs that are excluded from FFO, GAAP implicitly assumes that the value of intangible lease assets and liabilities diminishes predictably over time and requires that these charges be recognized currently in revenue. Since market lease rates in the aggregate have historically risen or fallen with local market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the realized economics of the real estate;

•

Amortization of discounts and closing costs. Discounts and closing costs related to debt investments are amortized over the term of the loan as an adjustment to interest income. This application results in income recognition that is different than the underlying contractual terms of the debt investments. We have excluded the amortization of discounts and closing costs related to our debt investments in our calculation of MFFO to more appropriately reflect the economic impact of our debt investments, as discounts will not be economically recognized until the loan is repaid and closing costs are essentially the same as acquisition fees and expenses on real estate. We believe excluding these items provides investors with a useful supplemental metric that directly addresses core operating performance;

•

Unrealized losses (gains) on derivative instruments. These adjustments include unrealized losses (gains) from mark-to-market adjustments on interest rate swaps. The change in fair value of interest rate swaps not designated as a hedge are non-cash adjustments recognized directly in earnings and are included in interest expense. We have excluded these adjustments in our calculation of MFFO to more appropriately reflect the economic impact of our interest rate swap agreements;

•

Adjustments relating to contingent purchase price obligations. These are adjustments relating to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income. We believe that the elimination of the contingent purchase price consideration adjustment, included in other income for GAAP purposes, is appropriate because the adjustment is a non-cash adjustment that is not reflective of our ongoing operating performance; and

•

Loss from extinguishment of debt. A loss from extinguishment of debt, which includes prepayment fees related to the extinguishment of debt, represents the difference between the carrying value of any consideration transferred to the lender in return for the extinguishment of a debt and the net carrying value of the debt at the time of settlement. We have excluded the loss from extinguishment of debt in our calculation of MFFO because these losses do not impact the current operating performance of our investments and do not provide an indication of future operating performance.

Our calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table, along with our calculation of MFFO and Adjusted MFFO, for the years ended December 31, 2020, 2019, and 2018 and the six months ended June 30, 2021, respectively (in thousands). No conclusions or comparisons should be made from the presentation of these periods.

	For the Six Months Ended June 30, 2021	For the Years Ended December 31,
		2020	2019	2018

Net income (loss) attributable to common stockholders	$27,511	$(18,497)	$261,211	$3,327

Depreciation of real estate assets	42,758	83,323	94,546	96,978

Amortization of lease-related costs	12,561	27,483	46,556	61,869

Impairment charges on real estate	—	19,896	8,706	—

Gain on sale of real estate, net	(20,459)	(49,457)	(327,211)	(11,942)

Adjustment for noncontrolling interests – consolidated entities (1)	—	6,144	(28)	—

Adjustment for investment in unconsolidated entities (2)	9,029	16,040	8,571	1,537

Gain as a result of purchase and consolidation of joint venture (3)	—	—	—	(2,034)

FFO attributable to common stockholders (4)	$71,400	$84,932	$92,351	$149,735

Straight-line rent and amortization of above- and below-market leases, net	(4,716)	(7,371)	(9,739)	(13,900)

Loss from extinguishment of debt	—	199	2,229	225

Amortization of discounts and closing costs	—	(2,415)	—	—

Unrealized (gains) losses on derivative instruments	(9,830)	25,165	35,664	(11,192)

	For the Six Months Ended June 30, 2021	For the Years Ended December 31,
		2020	2019	2018

Adjustment relating to contingent purchase price obligation	—	—	—	(1,575)

Income tax expense relating to contingent purchase price obligation (5)	—	—	—	418

Adjustment for investment in unconsolidated entities (2)	(2,713)	4,426	2,017	(148)

MFFO attributable to common stockholders (4)	$54,141	$104,936	$122,522	$123,563

Adjustment for a contractual rent payment received but deferred (6)	—	3,843	—	—

Adjusted MFFO attributable to common stockholders (4)	$54,141	$108,779	$122,522	$123,563

(1)	Reflects adjustments to eliminate the noncontrolling interest holders’ share of the adjustments to convert our net income (loss) attributable to common stockholders to FFO.
(2)

Reflects adjustments to add back our noncontrolling interest share of the adjustments to convert our net income (loss) attributable to common stockholders to FFO and MFFO for our equity investments in unconsolidated entities.

(3)

Reflects the remeasurement gain as a result of change in control upon our purchase of the developer’s 25% equity interest and consolidation of Village Center Station II on October 11, 2018, which was previously accounted for under the equity method of accounting.

(4)

FFO, MFFO and Adjusted MFFO include $1.2 million, $8.2 million, and $1.3 million of lease termination income for the years ended December 31, 2020, 2019 and 2018, respectively. FFO, MFFO and Adjusted MFFO include $1.0 million of lease termination income for the six months ended June 30, 2021.

(5)	Relates to income tax expense on the income recorded as a result of a reduction in contingent liability of $1.6 million.
(6)

Adjustment for rent contractually due and collected per the terms of a lease agreement, but deferred and not recognized into rental income for purposes of GAAP as the tenant improvements were under construction. We began recognizing this deferred revenue over the term of the lease beginning January 1, 2021.

Our calculation of Adjusted MFFO above includes amounts related to the operations of an office property sold on January 19, 2021, the multifamily apartment complex held by the Hardware Village joint venture that was sold on May 7, 2020 as well as interest income from our real estate loan receivable paid off in full on December 11, 2020, the Singapore Portfolio (defined below) sold on July 18, 2019 and one property sold in May 2018. Please refer to the table below with respect to the proportion of Adjusted MFFO related to the real estate properties sold as of June 30, 2021 and the real estate loan receivable paid off in full on December 11, 2020 (in thousands).

	For the Six Months Ended June 30, 2021	For the Years Ended December 31,
		2020	2019	2018

MFFO by component

Assets held for investment	$54,133	$101,677	$99,476	$94,678

Real estate properties sold	8	4,398	23,046	28,885

Real estate loan receivable paid off	—	2,704	—	—

MFFO	$54,141	$108,779	$122,522	$123,563

FFO and MFFO may also be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.

Management Compensation

The table below provides information regarding fees and expenses paid or payable to our advisor and its affiliates in connection with their services provided to us pursuant to the terms of the agreements with them in effect at such times. The table includes amounts incurred and payable for the year ended December 31, 2020 and the six months ended June 30, 2021 (amounts in thousands). We intend to amend the fees we pay to our advisor and its affiliates prior to the commencement of this offering to those described under “Compensation.”

	Incurred		Payable as of
	Six Months Ended June 30, 2021	Year Ended December 31, 2020	June 30, 2021	December 31, 2020

Form of Compensation

Acquisition and Development

Acquisition and origination fees (1)	$—	$34	$—	$—

Operational Stage

Asset management fees (2)	9,839	20,990	9,565	8,529

Reimbursable operating expenses (3)	331	479	43	97

Dispositions

Disposition fee (1)	1,005	1,715	—	—

	$11,175	$23,218	$9,608	$8,626

(1)	Prior to the commencement of this offering, we will amend our advisory agreement to eliminate any acquisition or origination fees and disposition fees payable to our advisor.
(2)

As of June 30, 2021 and December 31, 2020, we had accrued $9.6 million and $8.5 million of asset management fees, respectively, of which $8.5 million and $7.2 million were deferred as of June 30, 2021 and December 31, 2020, respectively, pursuant to the provision for deferral of asset management fees under the advisory agreement in effect at the time.

(3)

Reimbursable operating expenses primarily consists of internal audit personnel costs, accounting software costs and cybersecurity related expenses incurred by the advisor under the advisory agreement. We have reimbursed our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. These amounts totaled $232,000 for the six months ended June 30, 2021 and $338,000 for the year ended December 31, 2020, and were the only employee costs reimbursed under our advisory agreement for the six months ended June 30, 2021 and the year ended December 31, 2020. In addition to the amounts above, we reimburse our advisor for certain of our direct costs incurred from third parties that were initially paid by our advisor on our behalf.

In connection with our initial public offering, Messrs. Bren, Hall, McMillan and Schreiber agreed to provide additional indemnification to one of the participating broker-dealers. We agreed to add supplemental coverage to our directors’ and officers’ insurance coverage to insure Messrs. Bren, Hall, McMillan and Schreiber’s obligations under this indemnification agreement in exchange for reimbursement by Messrs. Bren, Hall, McMillan and Schreiber to us for all costs, expenses and premiums related to this supplemental coverage. During the year ended December 31, 2020, our advisor incurred $0.1 million for the costs of the supplemental coverage obtained by us. During the six months ended June 30, 2021, our advisor did not incur any costs for the supplemental coverage obtained by us.

As of January 1, 2020, we, together with KBS REIT II, KBS Growth & Income REIT, our advisor and other KBS-affiliated entities, had entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage were shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each of the various entities covered by the program, and is billed directly to each entity. In June 2021, we renewed our participation in the program. The program is effective through June 30, 2022.

Singapore Transaction

In connection with our sale of 11 properties to Prime US REIT on July 18, 2019 (the “Singapore Portfolio”), on July 19, 2019, we acquired 307,953,999 units in Prime US REIT at a price of $271.0 million, or $0.88 per unit, representing a 33.3% ownership interest in Prime US REIT (such transactions, the “Singapore Transaction”). On August 21, 2019, we sold 18,392,100 of our units in Prime US REIT for $16.2 million pursuant to an over-allotment option granted to the underwriters of Prime US REIT’s offering, reducing our ownership in Prime US REIT to 31.3% of the outstanding units of Prime US REIT as of that date. As of June 30, 2021, we held 289,561,899 units of Prime US REIT, which represented 27.3% of the outstanding units of Prime US REIT. Prime US REIT is affiliated with Charles J. Schreiber, Jr., our Chief Executive Officer, President, Chairman of the Board and one of our directors. Prime US REIT is externally managed by an entity (the “Prime Manager”) in which Charles J. Schreiber, Jr. currently holds an indirect ownership interest. Mr. Schreiber is also a director of the Prime Manager. Prime US REIT pays the Prime Manager an annual base fee of 10% of annual distributable income and an annual performance fee of 25% of the increase in distributions per unit of Prime US REIT from the preceding year. For acquisitions other than the Singapore Portfolio, Prime US REIT pays the Prime Manager an acquisition fee of 1% of the acquisition price. Prime US REIT will also pay the Prime Manager a divestment fee of 0.5% of the sale price of any real estate sold and a development management fee of 3% of the total project costs incurred for development projects. A portion of the fees paid to the Prime Manager are paid to KBS Realty Advisors LLC, an entity controlled by Mr. Schreiber, for sub-advisory services. The Schreiber Trust, a trust whose beneficiaries are Charles J. Schreiber, Jr. and his family members, and the Linda Bren 2017 Trust also acquired units in Prime US REIT. The Schreiber Trust agreed it will not sell any portion of its units in Prime US REIT unless it has received the consent of our conflicts committee. The Linda Bren 2017 Trust has agreed it will not sell $5.0 million of its investment in Prime US REIT unless it has received the consent of our conflicts committee.

For purposes of the May 13, 2021 estimated value per share, we valued our investment in units of Prime US REIT at $223.7 million, based on the closing trading price of the units of Prime US REIT on the SGX-ST as of April 29, 2021 less a discount to account for holding period risk due to the quantity of units held by us relative to the normal level of trading volume in Prime US REIT units. As of October 26, 2021, the aggregate value of our investment in the units of Prime US REIT was $249.0 million, which was based solely on the closing price of the units on the SGX-ST of $0.86 per unit as of October 26, 2021 and did not take into account any potential discount for the holding period risk due to the quantity of units we hold.

Lease to Affiliate

On May 29, 2015, our indirect wholly owned subsidiary (the “Lessor”) that owns 3003 Washington Boulevard entered into a lease with an affiliate of our advisor for 5,046 rentable square feet, or approximately 2.4% of the total rentable square feet, at 3003 Washington Boulevard. The lease commenced on October 1, 2015 and was to terminate on August 31, 2019.

On March 14, 2019, the Lessor entered into a First Amendment to Deed of Lease with the Lessee to extend the lease period commencing on September 1, 2019 and terminating on August 31, 2024 (the “Amended Lease”) and set the annual base rent during the extension period. The annualized base rent from the commencement of the Amended Lease is approximately $0.3 million, and the average annual rental rate (net of rental abatements) over the term of the Amended Lease through its termination is $62.55 per square foot.

From January 1, 2020 through December 31, 2020, we recognized $0.3 million of rental income related to the lease and the Amended Lease. From January 1, 2021 through June 30, 2021, we recognized $0.2 million of rental income related to the Amended Lease.

Participation Fee Liability and Potential Change in Fee Structure

Pursuant to our advisory agreement in effect with our advisor prior to the commencement of this offering, our advisor would be due a subordinated participation in our net cash flows (the “Subordinated Participation in Net Cash Flows”) if certain performance goals were met. After our stockholders have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption program, and (ii) an 8.0% per year cumulative, noncompounded return on such net invested capital, our advisor would be entitled to receive 15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. Net sales proceeds means the net cash proceeds realized by us after deduction of all expenses incurred in connection with a sale, including disposition fees paid to our advisor. The 8.0% per year cumulative, noncompounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8.0% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 8.0% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder. Accordingly, it would not be necessary for each of our stockholders to have received any minimum return in order for our advisor to participate in our net cash flows. In fact, if our advisor would be entitled to participate in our net cash flows, the returns of our stockholders would differ, and some may be less than an 8.0% per year cumulative, noncompounded return. This fee would be payable only if we are not listed on an exchange.

With respect to our historical performance period from inception through the launch of this offering, we believe it is appropriate to calculate the estimated value of the Subordinated Participation in Net Cash Flows based on a hypothetical liquidation of our assets and liabilities at their then-current estimated values used in our NAV calculation at the time of conversion to an NAV REIT, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and accelerate the payment of the historical incentive fee to our advisor to the extent of the potential liability at the time of conversion to an NAV REIT. Our stockholders approved the acceleration of this fee on May 7, 2020. The acceleration of the historical incentive fee is subject to further approval by the conflicts committee at the time of our conversion to an NAV REIT and will only be approved upon a determination by our conflicts committee and our board of directors that such acceleration of the historical incentive fee is in the best interest of us and our stockholders in accordance with their fiduciary duties. Following this transaction, our obligation to pay the Subordinated Participation in Net Cash Flows and the Subordinated Participation Listing Fee would be eliminated. For more information, see “Compensation—Payment of Incentive Fee for Past Performance.”

Description of Capital Stock

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following is a summary of all material provisions concerning our stock. You should refer to the Maryland General Corporation Law, our charter, our bylaws and our policy with respect to certain charter provisions for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter, our bylaws and our policy with respect to certain charter provisions. Copies of our charter, our bylaws and our policy with respect to certain charter provisions are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of these and every other exhibit to our registration statement. See the “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” sections below.

Under our charter, we have authority to issue a total of 2,010,000,000 shares of capital stock. Of the total shares of stock authorized, 2,000,000,000 shares are classified as common stock with a par value of $0.01 per share, 500,000,000 of which are classified as Class T shares, 500,000,000 of which are classified as Class S shares, 500,000,000 of which are classified as Class D shares and 500,000,000 of which are classified as Class I shares, and 10,000,000 shares are classified as preferred stock with a par value $0.01 per share. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restrictions on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors (or a committee of the board of directors) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any new class or series of shares of stock.

We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.

Class T Shares

Each Class T share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the dealer manager selling commissions over time as a distribution fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, this distribution fee consists of an advisor distribution fee and a dealer distribution fee. We expect that generally the advisor distribution fee will equal 0.65% per annum and the dealer distribution fee will equal 0.20% per annum, of the aggregate NAV of our outstanding Class T shares. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The distribution fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.

The upfront selling commission and dealer manager fee are each not payable in respect of any Class T shares sold pursuant to our dividend reinvestment plan, but such shares will be charged the distribution fee payable with respect to all our outstanding Class T shares.

We will cease paying the distribution fee with respect to any Class T share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a dividend reinvestment plan). At the end of such month, each such Class T share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share over approximately 7 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the dividend reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for this time period, this fee with respect to a Class T share would total approximately $0.91.

Class S Shares

Each Class S share issued in the primary offering is subject to an upfront selling commission of up to 3.5% of the transaction price of each Class S share sold in the offering on the date of the purchase. The dealer manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the dealer manager selling commissions over time as a distribution fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The distribution fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.

The upfront selling commission is not payable in respect of any Class S shares sold pursuant to our dividend reinvestment plan, but such shares will be charged the distribution fee payable with respect to all our outstanding Class S shares.

We will cease paying the distribution fee with respect to any Class S share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a dividend reinvestment plan). At the end of such month, each such Class S share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class S share over approximately 7 years from the date of purchase, assuming payment of the full upfront selling commissions, opting out of the dividend reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for this time period, this fee with respect to a Class S share would total approximately $0.91.

Class D Shares

Each Class D share issued in the primary offering is subject to an upfront selling commission of up to 1.5% of the transaction price of each Class D share sold in the offering on the date of the purchase. The dealer manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the dealer manager selling commissions over time as a distribution fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. The distribution fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.

The upfront selling commission is not payable in respect of any Class D shares sold pursuant to our dividend reinvestment plan, but such shares will be charged the distribution fee payable with respect to all our outstanding Class D shares.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

We will cease paying the distribution fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a dividend reinvestment plan). At the end of such month, each such Class D share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class D share over approximately 30 years from the date of purchase, assuming opting out of the dividend reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for this time period, this fee with respect to a Class D share would total approximately $0.89.

Class I Shares

No upfront selling commissions or distribution fees are paid for sales of any Class I shares.

Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and its affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (7) other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S, Class T or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares.

Other Terms of Common Stock

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable limit as described in the “—Class T Shares,” “—Class S Shares” and “—Class D Shares” sections above, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the dividend reinvestment or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a dividend reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or dividend reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval. A majority of our independent directors who do not have an interest in the transaction must approve any issuance of preferred stock.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of common stockholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary, within ten days of receipt of such request, will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days nor more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. Under our charter, a majority of the shares present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of our board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that the Maryland General Corporation Law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares of common stock entitled to vote on the matter, our board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with KBS Capital Advisors is one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Our independent directors annually review our advisory agreement with KBS Capital Advisors. While the stockholders do not have the ability to vote to replace KBS Capital Advisors or to select a new advisor, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for the purpose of removing a director.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Forum for Certain Litigation

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (i) any derivative action brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim that is governed by the internal affairs doctrine. In the event that any action or proceeding described in the preceding sentence is pending in the Circuit Court for Baltimore City, Maryland, any record or beneficial stockholder of the Company who commences such an action shall cooperate in a request that the action be assigned to the court’s Business and Technology Case Management Program. This provision of our bylaws does not apply to claims brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction or to claims under state securities laws.

Restrictions on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences did not apply to any period prior to the second year for which we elected to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if our board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements (provided that the minimum purchase requirement solely for your transfer or subsequent sale of Class I shares is $2,500), except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Distributions

We have paid, and expect to continue to pay, distributions on a monthly basis. We expect to declare distributions based on monthly record dates. We commenced paying distributions in July 2011 and have paid distributions each month since such date. Any distributions we make are at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. You will not be entitled to receive a distribution if your shares are redeemed or repurchased prior to the applicable record date for a distribution.

There is no assurance we will pay distributions in any particular amount, if at all. Generally, our policy is to pay distributions from current or prior period cash flow from operations (except with respect to distributions related to sales of our assets). From time to time, we may not pay distributions solely from our current or prior period cash flow from operations. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our dividend reinvestment plan, the extent to which our advisor elects to receive its management fee in Class I shares or Class I units and the Special Limited Partner elects to receive distributions on its performance participation interest in Class I units, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that, from time to time, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we have funded our distributions with debt financings and we may utilize debt financing in the future, if necessary, to fund at least a portion of our distributions. As discussed above, we may also fund distributions with proceeds from the sale of assets. Our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. Our distribution policy is not to use the proceeds from an offering to pay distributions. If we pay distributions from sources other than our cash flow from operations, the overall return to our stockholders may be reduced.

The per share amount of any distributions for any class of common stock relative to the other classes of common stock shall be determined as described in the most recent multiple class plan approved by our board of directors. Under our multiple class plan in effect, distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and distributions on Class D shares will be lower than Class I shares because we are required to pay higher ongoing distribution fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing distribution fees with respect to Class D shares (compared to Class I shares). We use the record share method of determining the per share amount of distributions on each class of shares, although our board of directors may choose other methods. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on shares of our common stock is increased by the sum of all class-specific fees accrued for such period. Such amount is divided by the number of shares of our common stock outstanding on the record date. Such per share amount is reduced for each class of common stock by the per share amount of any class-specific fees allocable to such class.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements Applicable to REITs.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our dividend reinvestment plan at a discount to fair market value, if any. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Inspection of Books and Records

As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We update this stockholder list at least quarterly and it is available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to, but not limited to, their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Additionally, pursuant to our charter, any common stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: KBS Real Estate Investment Trust III, Inc. [•]. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s shares or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or our board of directors.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Exchange Act and provide us notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Policy with Respect to Certain Charter Provisions

As a condition to the registration of this offering in certain states, our board of directors and conflicts committee have adopted a policy to interpret our charter in a manner that is consistent with how the board of directors and conflicts committee would interpret our charter if certain provisions of our charter conformed to the exact wording of the NASAA REIT Guidelines. A copy of this policy is filed as an exhibit to the registration statement of which this prospectus is a part.

Registrar and Transfer Agent

We have engaged DST Systems, Inc. to serve as the registrar and transfer agent for our common stock.

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, distribution mailing address, or dividend reinvestment plan election, as well as stockholder redemption requests under our share redemption program.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•

a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter, our policy with respect to certain charter provisions and our bylaws, including rights with respect to the election of directors, the removal of our advisor, a director or any affiliate, any transaction between the Company and our advisor, a director or any affiliate, annual reports, annual and special meetings of common stockholders, the inspection of our books and records, the amendment of our charter, and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Capital Stock—Inspection of Books and Records”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

Dividend Reinvestment Plan

Our dividend reinvestment plan allows you to have your cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. A copy of our dividend reinvestment plan is included as Appendix A to this prospectus. You will automatically become a participant unless you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington, are a client of a participating broker-dealer that does not permit automatic enrollment in the dividend reinvestment plan, or you elect not to become a participant by noting such election on your subscription agreement. If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, or a client of a participating broker-dealer that does not permit automatic enrollment in the dividend reinvestment plan, you may choose to enroll as a participant in our dividend reinvestment plan.

The per share purchase price for shares purchased pursuant to the dividend reinvestment plan will be equal to the transaction price for such shares in effect on the distribution date. Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased (which will be our most recently disclosed NAV per share at such time). Although the price you pay for shares of our common stock pursuant to our dividend reinvestment plan will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share relative to the most recently disclosed monthly NAV per share, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed transaction price). However, our board of directors may determine, in its sole discretion, to designate certain distributions as ineligible for reinvestment through the dividend reinvestment plan, without notice to participants, without suspending the plan and without affecting the future operation of the plan with respect to participants.

Stockholders do not pay selling commissions or a dealer manager fee when purchasing shares pursuant to the dividend reinvestment plan. The ongoing distribution fees with respect to Class T, Class S and Class D shares are allocated on a class-specific basis and borne by all shares of the applicable class, including shares issued under the dividend reinvestment plan with respect to such share classes. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Procedures” and “Description of Capital Stock—Distributions” for more information.

Shares acquired under the dividend reinvestment plan entitle the participant to the same rights and will be treated in the same manner as shares of that class purchased in the primary offering.

Participants may terminate their participation in the dividend reinvestment plan at any time by delivering a written notice to us. Such notice must be received by us at least ten days prior to a distribution date in order for a participant’s termination to be effective for such distribution date. If we redeem a portion of a participant’s shares, the participant’s participation in the dividend reinvestment plan with respect to the participant’s shares that were not redeemed will not be terminated unless the participant requests such termination pursuant to the dividend reinvestment plan. Our board of directors may amend, suspend or terminate the dividend reinvestment plan for any reason at any time upon ten days’ notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated.

If a stockholder elects to participate in the dividend reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See “Material U.S. Federal Income Tax Considerations.” However, the tax consequences of participating in our dividend reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the dividend reinvestment plan.

We will provide on a monthly basis to each participant in the dividend reinvestment plan a statement of account describing, as to such participant, (1) the dividends reinvested during the period, (2) the number of shares purchased during the period, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.

Summary of our Operating Partnership Agreement

We have summarized the material terms and provisions of the Limited Partnership Agreement of KBS Limited Partnership III, which we refer to as the “Operating Partnership Agreement.”

Management of Our Operating Partnership

KBS Limited Partnership III was formed on January 5, 2010 to acquire and hold assets on our behalf.

We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.

We are and expect to continue to be the sole general partner of the Operating Partnership. As of the date of this prospectus, the only limited partners of the Operating Partnership are KBS REIT Holdings III LLC, our wholly owned subsidiary, in its capacity as limited partner, and KBS Special Limited Partner III LLC, the special limited partner of the Operating Partnership and an affiliate of our advisor.

As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the Operating Partnership Agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the advisory agreement, we have delegated to the advisor authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.

The Special Limited Partner has expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners may be resolved in favor of our stockholders. We are not liable under the Operating Partnership Agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Capital Contributions

We intend to contribute the net proceeds from this offering, after payment of fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering and our operations.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, the purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners or our stockholders. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Operating Partnership Agreement.

Partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into four classes of units: (a) Class T units; (b) Class S units; (c) Class D units; and (d) Class I units.

Class T Units, Class S Units, Class D Units and Class I Units

In general, the Class T units, Class S units, Class D units and Class I units are intended to correspond on a one-for-one basis with our Class T shares, Class S shares, Class D shares and Class I shares. When we receive proceeds from the sale of shares of our common stock, we will contribute such proceeds to the Operating Partnership and receive Operating Partnership units that correspond to the classes of our shares sold.

In general, each Class T unit, Class S unit, Class D unit and Class I unit will share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the Operating Partnership’s liquidation, Class T units, Class S units and Class D units will automatically convert to Class I units, in each case in proportion to the NAV per unit of each class, and the resulting Class I units will share on a unit-by-unit basis in the assets of the Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the Operating Partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the Operating Partnership.

For each Class T unit, Class S unit, Class D unit or Class I unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of Operating Partnership units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Operating Partnership units without our consent as general partner.

Our advisor may elect to receive its management fee in cash, Class I shares or Class I units, and distributions on the Special Limited Partner’s performance participation allocation may be payable in cash or Class I units at the election of the Special Limited Partner. See “Compensation” above and “—Special Limited Partner Interest” below.

For holders other than us, our advisor or the Special Limited Partner, after owning an Operating Partnership unit for one year, Operating Partnership unit holders generally may, subject to certain restrictions, exchange Operating Partnership units for a corresponding number of shares of our common stock or cash, as determined by us, as the sole general partner of the Operating Partnership.

Our advisor may exchange Class I units for a corresponding number of Class I shares or cash, at our advisor’s election (except as described herein). Class I units of our Operating Partnership obtained by our advisor will not be subject to the redemption limits of our share redemption program or any Early Redemption Deduction or Transition Deduction. The Operating Partnership will repurchase any such Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law, our charter or the Operating Partnership Agreement, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV, and our advisor may subsequently elect to have us repurchase such Class I shares, subject to the limitations described under “Compensation.” The advisory agreement provides that with respect to any shares of our common stock received as payment for the management fee, within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with our advisor for the shares received as payment for the management fee, with terms mutually agreeable to us and our advisor.

The exchange rights with respect to Class I units distributed to the Special Limited Partner in payment of its performance participation interest are described below under “—Special Limited Partner Interest.”

Special Limited Partner Interest

So long as the advisory agreement has not been terminated (including by means of non-renewal), the Special Limited Partner holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 6% Hurdle Amount and a High Water Mark, with a partial Catch-Up (each term as defined below). Such allocation is made annually and accrues monthly.

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:

•

First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 5.0% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i)	all distributions accrued or paid (without duplication) on the Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year plus

(ii)

the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Operating Partnership units, (y) any allocation/accrual to the performance participation interest and (z) applicable distribution fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 6% annualized internal rate of return on the NAV of the Operating Partnership units outstanding at the beginning of the then-current calendar year and all Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable distribution fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Operating Partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.

Except as described in Loss Carryforward Amount below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Operating Partnership units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High Water Mark.”

The Special Limited Partner will also be allocated a performance participation with respect to all Operating Partnership units that are repurchased at the end of any month (in connection with redemptions or repurchases of our shares in our share redemption program or otherwise) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

Distributions on the performance participation interest may be payable in cash or Class I units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Class I units, the Special Limited Partner may request the Operating Partnership to repurchase such Class I units from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to the Early Repurchase Deduction or Transition Deduction but will be subject to the same redemption limits that exist under our share redemption program. The Operating Partnership will repurchase any such Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law, our charter or the Operating Partnership Agreement, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV. The Operating Partnership Agreement provides that with respect to any shares of our common stock issued to the Special Limited Partner or our advisor upon the repurchase of Operating Partnership units, within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with the Special Limited Partner and our advisor for these shares, with terms mutually agreeable to us, the Special Limited Partner and our advisor.

Because the Special Limited Partner acquired its performance participation interest on [•], for purposes of the calculation above, the initial “calendar year” will be deemed to begin on [•] and end on December 31, 2022.

The measurement of the foregoing net assets change is also subject to adjustment by our board of directors to account for any unit dividend, unit split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions made after the commencement of this offering that the board of directors deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets).

The Special Limited Partner will not be obligated to return any portion of performance participation paid based on our subsequent performance.

Changes in our Operating Partnership’s NAV per unit of each class will generally correspond to changes in our NAV per share of the corresponding class of our common stock. Distributions with respect to the performance participation interest are calculated from the Operating Partnership’s Total Return over a calendar year. As a result, the Special Limited Partner may be entitled to receive compensation under the performance participation for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance participation at such time, even if no performance participation allocation for such year is ultimately payable to the Special Limited Partner at the end of such calendar year.

In the event the advisory agreement is terminated, the Special Limited Partner will be allocated any accrued performance participation with respect to all Operating Partnership units as of the date of such termination.

Issuance of Additional Limited Partnership Interests

As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests (including Operating Partnership units), preferred partnership interests or convertible securities.

Our Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including Operating Partnership units) on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

Transferability of Interests

We may not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of the Operating Partnership.

With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the Operating Partnership Agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the Operating Partnership Agreement.

Indemnification

The Operating Partnership Agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are the Operating Partnership’s partnership representative and have the authority to make tax elections under the Internal Revenue Code on the Operating Partnership’s behalf.

Material U.S. Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “ —Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, non-U.S. holders that are “qualified foreign pension funds”, “foreign governments” or “controlled entities” of foreign governments, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. This summary does not discuss any state, local, foreign, alternative minimum, Medicare or estate or other tax considerations not specifically addressed below. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code and Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction (including state, local and non-U.S. jurisdictions).

References to “partnerships” in this section refer to any entities treated as a partnership for U.S. federal income tax purposes, and references to “corporations” in this section refer to any entities treated as corporations for U.S. federal income tax purposes.

Our Taxation as a REIT

We elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2011. We believe that we have been organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Internal Revenue Code so long as our board of directors determines that REIT qualification remains in our best interest. However, no assurances can be provided regarding our qualification as a REIT because such qualification depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which will depend, in part, on our operating results.

In connection with this offering, DLA Piper LLP (US) is expected to render an opinion that, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable years ended December 31, 2014 through December 31, 2021, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2022 and in the future. Investors should be aware that the opinion of DLA Piper LLP (US) will be based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business, and will assume that such representations and covenants are accurate and complete and that we will take no action inconsistent with our status as a REIT. Investors should be aware that opinions of counsel are not binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, the opinion of DLA Piper LLP (US) will be based on existing U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. DLA Piper LLP (US) will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given by DLA Piper LLP (US) or us that our actual results of operations for any particular taxable year will satisfy such requirements. In addition, DLA Piper LLP (US) will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding Treasury Regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following sets forth only the material aspects of those sections. The following discussion is qualified in its entirety by the applicable Code provisions, rules and Treasury Regulations promulgated thereunder, and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C” corporation. A “C” corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our stockholders, is taxed only at the stockholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•

We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by or payments made to a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•

If we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT “C” corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury Regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT “C” corporation unless and until we dispose of that built-in gain asset during the five-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

No assurance can be given that the amount of any such federal income taxes will not be substantial. In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. We may also be subject to payroll taxes, property and other taxes on our assets and operations. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT. The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) after applying certain attribution rules;

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked;

(8) that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws; and

(9) that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, and (8), must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we have maintained and will maintain sufficient diversity of ownership to allow us to continue to satisfy conditions (5) and (6) above.

In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Restrictions on Ownership of Shares.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement. In rendering its opinion that we are organized in a manner that permits us to qualify as a REIT, DLA Piper LLP (US) is relying on our representation that the ownership of our stock satisfies condition (6).

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Internal Revenue Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. Thus, the Company’s proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets and liabilities and items of income with respect to any partnership (or disregarded entity) in which it holds an interest, will be treated as the Company’s assets and liabilities and its items of income for purposes of applying the requirements described in this prospectus. The Company has control over the Operating Partnership and intends to operate the Operating Partnership in a manner that is consistent with the requirements for the qualification of the Company as a REIT. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (e.g., if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” or “TRS” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Several provisions of the Internal Revenue Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary may be limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by and payments made to, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt obligations secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•

gain from the sale or other disposition of real property or mortgage loans (including interests in real property and interests in mortgages on real property, and including gain from the sale of certain personal property ancillary to such real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Internal Revenue Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our non-qualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

The following paragraphs discuss the specific application of certain relevant aspects of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

All interest income (as defined above) qualifies under the 95% gross income test. Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. All interest earned on a mortgage loan secured by both real property and personal property shall be treated as qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

Certain mezzanine loans are secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. If we invest in mezzanine loans, we intend to do so in a manner that will enable us to satisfy the gross income tests and asset tests.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury Regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. If certain requirements are satisfied, we may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by the following:

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interests in real property, including leaseholds and options to acquire real property and leaseholds (including, for the avoidance of doubt, personal property leased with real property to the extent rents attributable to such personal property would be treated as rents from real property as described above under “—Income Tests”);

•	interests in mortgages on real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities; and

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer that (i) are not straight debt or other excluded securities (prior to the application of this rule), and (ii) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those asset tests with respect to our investments in any non-REIT “C” corporations for which we do not make a taxable REIT subsidiary election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

It is not possible to state whether, in all circumstances, we will be entitled to these relief provisions.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements and we expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Affiliated REITs

We may own significant equity interests (directly and indirectly) in entities that have elected to be treated as REITs. These affiliated REITs must also meet the REIT tests discussed above. The failure of any of these affiliated REITs to qualify as a REIT could cause us to fail to qualify as a REIT, because we would then own more than 10% of the securities of an issuer that was neither a REIT, a qualified REIT subsidiary nor a taxable REIT subsidiary. We believe that the affiliated REITs have been organized and operated in a manner that will permit them to qualify as REITs. The affiliated REITs, however, may be “personal holding companies” within the meaning of the Code, and may thereby be subject to the personal holding company tax.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year for which the applicable period for assessment has not expired and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships

General. Substantially all of our assets will be held through our Operating Partnership. In addition, our Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. If our Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of our Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Legislation was enacted that significantly changes the rules for U.S. federal income tax audits of partnerships, such as our Operating Partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes. Such audits will continue to be conducted at the entity level, but with respect to tax returns for taxable years beginning after December 31, 2017, unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of this new legislation on us are uncertain. The application of these rules could cause us to economically bear more than our share of any U.S. federal income tax, interest, and/or penalties arising from a federal income tax audit of any of the partnerships in which we hold a direct or indirect interest.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to our Operating Partnership in exchange for Operating Partnership units in connection with future acquisitions. The Operating Partnership Agreement requires that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. Treasury Regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Internal Revenue Code and the applicable Treasury Regulations as chosen by the general partner under the Operating Partnership Agreement. Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code will not apply.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT “C” corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions. Under the TCJA, U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. Without further legislation, this deduction would sunset after 2025.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury Regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other “C”

corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Redemptions of Our Common Stock. A repurchase or redemption of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock. U.S. holders are urged to consult their own tax advisors regarding the Medicare tax.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder on our common stock that are neither attributable to gain from sales or exchanges by us of “United States real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Internal Revenue Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•

The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder,” a “qualified foreign pension fund” or an entity all the interests of which are owned by “qualified foreign pension funds.” Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Subject to the discussion below under “—Redemptions of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•

the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a qualified shareholder, a qualified foreign pension fund (each as defined below) or an entity all the interests of which are owned by “qualified foreign pension funds” and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically-controlled REIT.

Even if we were not a domestically-controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury Regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Internal Revenue Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. Any distribution to a qualified foreign pension fund who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate.

We urge non-U.S. holders to consult their own tax advisers to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund (or entities all the interests of which are held by qualified foreign pension funds).

Redemptions of Our Common Stock. A repurchase or redemption of our common stock that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Holders of Our Common Stock—Redemptions of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Internal Revenue Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Internal Revenue Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) of the Internal Revenue Code the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Internal Revenue Code, is tax-exempt under Section 501(a) of the Internal Revenue Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Internal Revenue Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our charter’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Dividend Reinvestment Plan

Holders who participate in the dividend reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax at a rate of 24% may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Internal Revenue Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Internal Revenue Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to Treasury Regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

The REIT will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our stock.

Certain ERISA Considerations

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA or by an entity that includes such assets. This summary is based on provisions of ERISA and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, or any entity that includes such assets, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Material U.S. Federal Income Tax Considerations— Taxation of Tax-Exempt Holders of Our Common Stock”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

All investors, including Benefit Plan fiduciaries, should be aware that neither the Company, the advisor, the sponsor, the dealer manager nor any of their respective officers, directors, employees and affiliates is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of our common stock and that the advisor and the dealer manager have financial interests associated with the purchase of our common stock, including the fees, expense reimbursements and other payments and distributions they anticipate receiving from the Company in connection with the purchase of our common stock.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.”

Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general “look-through” rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the advisor of the fiduciary duties mandated under ERISA.

If the advisor or affiliates of the advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved per year prior to correction, and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code and could also result in excise taxes with respect to an early “deemed distribution” of the IRA.

The Plan Assets Regulation provides that the underlying assets of an entity, including a REIT, will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet these registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We believe that this requirement will be met with respect to Class T, Class S, Class D and Class I shares. Although all classes of our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of our common stock are subject to certain restrictions on transferability, including restrictions intended to ensure that we continue to qualify for federal income tax treatment as a REIT and restrictions to comply with federal and state securities laws. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in (1) a termination or reclassification of the entity for state or federal tax purposes or (2) a violation of any state or federal statute or regulation, will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in Class T, S and D shares of our common stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT and to comply with federal and state securities laws and regulations (including state laws and regulations with respect to investor suitability) should not cause the shares of common stock to be deemed not freely transferable. The minimum initial investment for Class I shares is $1,000,000, unless waived by us. However, each Class I share has a value substantially below $10,000 and, after they are purchased, such shares can be sold or otherwise disposed of in a block of any number of shares, provided that shares may not be transferred in a manner that causes the transferor or transferee to own less than $2,500 in our shares with certain exceptions. Because the Class I shares may be sold in amounts less than $10,000 after the initial purchase, and because there are no restrictions on who may purchase such shares after the initial purchase (subject to federal and state securities laws and regulations), we believe the restrictions on these shares should also be disregarded in determining whether such shares are “freely transferable.” Although there can be no assurance that the freely transferable requirement will be met with respect to these classes of shares, we believe that these classes of shares should be treated as “freely transferable.”

Taking into account all of the relevant facts and circumstances, including those referred to in the preceding paragraph, and assuming that the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. No assurance can be given, however, that the publicly offered securities exception will apply. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. However, because the redemption of our common stock may be limited as to timing and as to the amount of shares of common stock that can be redeemed, you may not be able to realize the current NAV per share for your common stock at any given time. Accordingly, there can be no assurance that such determinations of current net asset value per share will satisfy the applicable annual valuation requirements under ERISA or the Internal Revenue Code.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

Plan of Distribution

We are offering up to $2,000,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through [•], the dealer manager, a registered broker-dealer affiliated with our advisor. Because this is a “best efforts” offering, the dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person has any firm commitment or obligation to purchase any shares or to obtain any subscriptions on our behalf. Our offering consists of up to $1,700,000,000 in shares in our primary offering and up to $300,000,000 in shares pursuant to our dividend reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our dividend reinvestment plan.

We are offering to the public four classes of shares of our common stock: Class T shares, Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and dealer manager fees and different ongoing distribution fees.

Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and its affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (7) other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S, Class T or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. The minimum initial investment for Class I shares is $1,000,000 in this offering, unless waived by the dealer manager. If you are eligible to purchase all four classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and distribution fees attributable to the Class T, Class S or Class D shares. Before making your investment decision, please consult with your financial professional regarding your account type and whether additional fees may be charged with respect to the type of account in which the shares will be held, whether additional fees may be charged by their firm with respect to these share classes and the classes of common stock you may be eligible to purchase. Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or bank trust department by a potential investor as an inducement for such investment adviser or bank trust department to advise favorably for an investment in us.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 of the Securities Act. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Shares will generally be sold at the prior month’s NAV per share (which will be our most recently disclosed NAV per share at such time) of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share redemption program. Each class of shares may have a different NAV per share due to the allocation of distribution fees, which differ with respect to each class. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our dividend reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the dividend reinvestment plan will be equal to the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

Underwriting Compensation

We will enter into a dealer manager agreement with the dealer manager, pursuant to which the dealer manager will agree to, among other things, manage our relationships with third-party broker-dealers engaged by the dealer manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial professionals. The dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T, Class S, Class D or Class I shares.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T shares(1)	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	up to 1.5%	None
Class I shares	None	None

(1)	Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price.

The following table shows the distribution fees we pay the dealer manager with respect to the Class T, Class S, Class D and Class I on an annualized basis as a percentage of our NAV for such class. The distribution fees will be paid monthly in arrears.

Distribution Fee as a % of NAV
Class T shares	0.85%(1)
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None

(1)	Consists of an advisor distribution fee and a dealer distribution fee.

Upfront Selling Commissions and Dealer Manager Fees

Class T, Class S and Class D Shares. Subject to any discounts described below, the dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts described below, the dealer manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Subject to any discounts described below, the dealer manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

Investors who purchase $150,000 or more in Class T or Class S shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The dealer manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class T and Class S shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S Share	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%

If you qualify for a volume discount as the result of multiple purchases of our Class T or Class S shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class T or Class S shares issued and sold in this offering you will receive the benefit of such Class T or Class S share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser”; provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.

Requests to combine purchase orders of Class T or Class S shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial professional or broker-dealer through which you purchase your Class T or Class S shares. Any discounts or fee waivers will reduce the purchase price per Class T or Class S share, as applicable, and thereby allow the purchase of additional shares for the same investment amount. However, discounts or fee waivers may have the effect of lengthening the period of time such shares are subject to distribution fees, as lower upfront selling commissions or dealer manager fees will lengthen the amount of time it takes to reach the conversion thresholds described below under “—Distribution Fees—Class T, Class S and Class D Shares.” You should consult with your financial professional regarding discounts or fee waivers before purchasing Class T or Class S shares.

Class I Shares. No upfront selling commissions will be paid with respect Class I shares sold in this offering.

Distribution Fees—Class T, Class S and Class D Shares

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the dealer manager selling commissions over time as a distribution fee (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees will be paid monthly in arrears. The dealer manager will reallow (pay) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them. The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Procedures” and “Description of Capital Stock—Distributions” for more information. In calculating our distribution fee, we will use our NAV before giving effect to accruals for the distribution fee or distributions payable on our shares.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between our dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a dividend reinvestment plan). At the end of such month, such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the dividend reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.89.

In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a dividend reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or dividend reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering.

Further, if not already converted into Class I shares as described above, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the dividend reinvestment or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets.

Eligibility to receive the distribution fees with respect to any Class T, Class S or Class D share is conditioned on a broker-dealer acting as the broker-dealer of record or acting as a servicing broker-dealer with respect to such share. If the applicable broker-dealer is not eligible to receive the distribution fees, the dealer manager will rebate to us the distribution fees that such broker-dealer would have otherwise been eligible to receive. The distribution fees are ongoing fees that are not paid at the time of purchase.

Supplemental Fees and Commissions

In addition to the fees and commissions described above, the dealer manager may elect to pay supplemental fees or commissions to participating broker-dealers and servicing broker-dealers with respect to shares sold in the primary offering. If such supplemental fees or commissions are paid with respect to an investment, the investor will be notified through disclosure on the subscription agreement. Such supplemental fees or commissions may be paid at the time of sale or over time. Any such supplemental fees and commissions will be considered underwriting compensation subject to the 10% underwriting compensation limit described below and will not be reimbursed by us, but may be reimbursed by the advisor. Assuming that we sell the maximum primary offering in equal dollar amounts of each class offered, we do not expect such supplemental fees and commissions to exceed $2.0 million.

Other Compensation

We or the advisor may also pay directly, or reimburse the dealer manager if the dealer manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions and distribution fees).

Limitations on Underwriting Compensation

The dealer manager will monitor the aggregate amount of underwriting compensation that we and the advisor pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules, which rules limit total underwriting compensation to 10% of our gross offering proceeds from the primary portion of this offering. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, the advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

The following table sets forth the estimated maximum amount of underwriting compensation that may be paid in connection with this offering, assuming that (1) we sell all of the shares offered by this prospectus, (2) 5% of our gross offering proceeds are from the sale of Class T shares, 65% of our gross offering proceeds are from the sale of Class S shares, 5% of our gross offering proceeds are from the sale of Class D shares, 25% of our gross offering proceeds are from the sale of Class I shares, (3) no shares are reallocated between the primary offering and the dividend reinvestment plan, (4) all Class T shares, Class S shares, and Class D shares are sold with the highest possible upfront selling commissions and dealer manager fees, as applicable, and (5) NAV per share is a constant $10.00. The table does not give effect to any shares issued pursuant to our dividend reinvestment plan. The following table also assumes that we will cease paying distribution fees with respect to any Class T stockholder, Class S stockholder or Class D stockholder, as applicable, after the time the total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares in such Class T, Class S or Class D stockholder’s account, as applicable, reach, in the aggregate, 8.75% of the gross proceeds from the sale of such Class T shares, Class S shares or Class D shares, as applicable, and purchased in a primary offering (assuming such stockholder purchased all of his/her Class T shares, Class S shares or Class D shares, as applicable, at the same time). We have assumed the percentage of shares of each class that will be sold based on discussions with the dealer manager, but there can be no assurance as to how many shares of each class will be sold. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the dividend reinvestment plan.

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $1,700,000,000

Upfront selling commissions and dealer manager fees	$41,497,704	2.44%
Distribution fees(1)	70,064,796	4.12%
Supplemental fees and commissions	2,000,000	0.12%
Reimbursement of wholesaling activities(2)	41,985,500	2.47%

Total(3)	$155,548,000	9.15%

(1)

We will pay the dealer manager a distribution fee with respect to (a) our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, (b) our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, and (c) our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. The numbers presented reflect that distribution fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% or 0.25%, as applicable, over time. The dealer manager will reallow (pay) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers with respect to such shares, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them. The distribution fees are ongoing fees that are not paid at the time of purchase.

(2)

Wholesale reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, (c) commissions and non-transaction based compensation paid to registered persons associated with the dealer manager in connection with the wholesaling of our offering, (d) expense reimbursements for actual costs incurred by employees of the dealer manager in the performance of wholesaling activities, (e) expense reimbursements for technology costs incurred by participating broker-dealers, (f) dealer manager legal fees and (g) promotional items. The advisor will reimburse the dealer manager for the expenses set forth in (c) and (d) above without reimbursement from us, and we will reimburse the dealer manager or its affiliates for the other expenses set forth above, in each case, to the extent permissible under applicable FINRA rules.

(3)

To the extent that total underwriting compensation for this offering is less than 10% of the gross offering proceeds of this primary offering, [•] may, at some point after the end of this primary offering, establish a bonus pool program for employees that participated in the offering. The amount of funds available for any such bonus pool would be specifically limited to an amount that would not cause total underwriting compensation in this primary offering to exceed 10% of gross offering proceeds of this primary offering. The bonus pool would be funded by our sponsor, most likely from advisory fees payable to KBS Capital Advisors under the advisory agreement, although the exact source of funds has not been determined.

Term of the Dealer Manager Agreement

Either party may terminate the dealer manager agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the dealer manager agreement. Our obligations under the dealer manager agreement to pay the distribution fees with respect to the Class T, Class S and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “—Distribution Fees—Class T, Class S and Class D Shares”).

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

How to Subscribe

You may buy or request that we redeem shares of our common stock through your financial professional, a participating broker-dealer or other financial intermediary that has a selling agreement with the dealer manager. Because an investment in our common stock involves many considerations, your financial professional or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month, in our discretion, or if our board of directors modifies or suspends the share redemption program.

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the dealer manager. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.

•

Deliver a check, submit a wire transfer, instruct your broker-dealer to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. Checks should be made payable, or wire transfers directed, to “KBS Real Estate Investment Trust III, Inc.” For Class T, Class S and Class D shares, after you have satisfied the applicable minimum purchase requirement of $2,500 in this offering, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000 in this offering, additional purchases must be in increments of $500, unless such minimums are waived by the dealer manager. The minimum subsequent investment does not apply to purchases made under our dividend reinvestment plan.

•

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (generally based on the prior month’s transaction price, which will be our most recently disclosed NAV per share at such time), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, at least five business days prior to the first calendar day of the month and payment of the full purchase price of our common stock being subscribed must be received at least two business days prior to the first calendar day of the month (unless waived by the dealer manager or otherwise agreed to between the dealer manager and the applicable participating broker-dealer).

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before, and full payment must be received at least two business days before, November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at www.kbsreitiii.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available.

Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.

If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.

Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

You have the option of placing a transfer on death (TOD) designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial professional, in order to effect the designation.

Purchase Price

Shares will generally be sold at the prior month’s NAV per share (which will be our most recently disclosed NAV per share at such time) of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering. Each class of shares may have a different NAV per share due to the allocation of distribution fees, which differ with respect to each class. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D and Class I shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our dividend reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our dividend reinvestment plan at the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•

On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month, and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order at least five business days prior to the first calendar day of the month and payment of the full purchase price of our common stock being subscribed must be received at least two business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month or full payment is received less than two business days prior to the first calendar day of the month, unless waived by the dealer manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

•

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.

•

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

•

Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free telephone number 866-584-1381.

•

You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website, www.kbsreitiii.com, including supplements to the prospectus.

Our transaction price will generally be based on our prior month’s NAV (which will be our most recently disclosed NAV per share at such time), and shares will be sold at the transaction price plus applicable selling commissions and dealer manager fees. Our NAV may vary significantly from one month to the next. Through our website at [www.kbsreitiii.com] and prospectus supplement filings, you will have information about the transaction price and NAV per share. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and redeem outstanding shares will not change depending on the level of demand by investors or the volume of requests for redemptions.

Share Redemptions

General

While you should view your investment as long term with limited liquidity, we have adopted a share redemption program whereby on a monthly basis stockholders may request that we redeem all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar month and quarter. See “—Redemption Limitations” below.

You may request that we redeem shares of our common stock through your financial professional or directly with our transfer agent. The procedures relating to the redemption of shares of our common stock are as follows:

•

Certain broker-dealers require that their clients process redemptions through their broker-dealer, which may impact the time necessary to process such redemption, impose more restrictive deadlines than described under our share redemption program, impact the timing of a stockholder receiving redemption proceeds and require different paperwork or a different process than described in our share redemption program. Please contact your broker-dealer first if you want to request the redemption of your shares.

•

Under our share redemption program, to the extent we choose to redeem shares in any particular month, we will only redeem shares as of the opening of the last calendar day of that month (a “Redemption Date”). To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will generally be made within three business days of the Redemption Date. Redemption requests received and processed by our transfer agent will be effected at a redemption price equal to the transaction price on the applicable Redemption Date (which will generally be equal to our prior month’s NAV per share, which will be our most recently disclosed NAV per share at such time), subject to any Early Redemption Deduction or Transition Deduction (as defined below).

•

A stockholder may withdraw his or her redemption request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free telephone number, 866-584-1381. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Redemption requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

•

If a redemption request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the redemption request will be executed, if at all, on the next month’s Redemption Date at the transaction price applicable to that month (subject to any Early Redemption Deduction or Transition Deduction), unless such request is withdrawn prior to the redemption. Redemption requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of redemption requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.

•

Redemption requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a redemption request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a redemption request by mail to the transfer agent, you must complete and sign a redemption authorization form, which can be found in our share redemption program filed as an exhibit to this registration of which this prospectus forms a part and which will also be available on our website, www.kbsreitiii.com. Written requests should be sent to the transfer agent at the following address:

KBS Real Estate Investment Trust III, Inc.

c/o DST Systems, Inc.

PO Box 219015

Kansas City, MO 64121-9015

Overnight Address:

KBS Real Estate Investment Trust III, Inc.

c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A medallion signature guarantee may be required in connection with redemption requests.

•

For processed redemptions, stockholders may request that redemption proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Please check with your broker-dealer that such payment may be made via check or wire transfer, as further described below.

•

Stockholders may also receive redemption proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•

A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) you wish to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any redemption request will be processed on a first in/first out basis unless otherwise requested in the redemption request.

Minimum Account Redemptions

In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Redemption Deduction or Transition Deduction. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. The Early Redemption Deduction and Transition Deduction will also generally apply to minimum account redemptions.

Sources of Funds for Redemptions

We may fund redemption requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may use to fund redemptions from such sources.

In an effort to have adequate cash available to support our share redemption program, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to redeem shares presented for redemption during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all redemption requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund redemptions.

Redemption Limitations

We may redeem fewer shares than have been requested in any particular month to be redeemed under our share redemption program, or none at all, in our discretion at any time. In addition, the total amount of aggregate redemptions of Class T, Class S, Class D and Class I shares will be limited in any calendar month, to shares whose aggregate value (based on the redemption price per share on the date of the redemption) is no more than 2% of our aggregate NAV as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV as of the last day of the previous calendar quarter.

In the event that we determine to redeem some but not all of the shares submitted for redemption during any month, shares submitted for redemption during such month will be redeemed on a pro rata basis. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption program, as applicable.

In the transitional [•] quarter of 2022, we will allow redemptions in up to the maximum permitted as if the share redemption program had been effective and open the entire quarter (taking into consideration redemptions under our prior share redemption program in the quarter).

If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests. The transaction price for each month will be available on our website at [www.kbsreitiii.com.] and in prospectus supplements filed with the SEC.

Should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of the Company as a whole, we may choose to redeem fewer shares in any particular month than have been requested to be redeemed, or none at all. Further, our board of directors may modify or suspend our share redemption program if in its reasonable judgment it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on redemptions, and suspensions of the share redemption program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or in a Current Report on Form 8-K or in annual or quarterly reports, all publicly filed with the SEC. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share redemption program due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are redeemed. Once the share redemption program is suspended, our share redemption program requires that we consider the recommencement of the program at least quarterly. Continued suspension of our share redemption program would only be permitted under the program if our board of directors determines that the continued suspension of the share redemption program is in our best interest and the best interest of our stockholders. Our board of directors must affirmatively authorize the recommencement of our share redemption program before stockholder requests will be considered again. Our board of directors cannot terminate our share redemption program absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law.

Shares held by our advisor acquired as payment for our advisor’s management fee will not be subject to our share redemption program, including with respect to any redemption limits (except as described below), the Early Redemption Deduction or the Transition Deduction. To the extent that our advisor elects to receive any portion of its management fee in shares, we will repurchase such shares (including any shares issued in a dividend or distribution reinvestment plan or issued as a stock dividend related thereto) from our advisor, at our advisor’s election, unless such repurchase would both (i) when combined with any redemption requests submitted by stockholders through our share redemption program, cause our aggregate redemptions for such month to exceed 2% of our aggregate NAV as of the last day of the previous calendar month or, in any calendar quarter, cause our aggregate redemptions for such quarter to exceed 5% of our aggregate NAV as of the last day of the previous calendar quarter and (ii) in the sole determination of the conflicts committee, materially adversely affect our liquidity or financial condition.

Early Redemption Deduction and Transition Deduction

There is no minimum holding period for shares of our common stock and stockholders can request that we redeem their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be redeemed at 96.0% of the transaction price (an “Early Redemption Deduction”), and during the first year of this offering, until [•], all shares will be redeemed at 96.0% of the transaction price (“Transition Deduction”). For purposes of the Early Redemption Deduction, the one-year holding period is measured as of the first calendar day immediately following the prospective redemption date. Additionally, stockholders who have received shares of our common stock in exchange for their Operating Partnership units may include the period of time such stockholder held such Operating Partnership units for purposes of calculating the holding period for such shares of our common stock. The Early Redemption Deduction and Transition Deduction will also generally apply to minimum account redemptions. The Early Redemption Deduction will not apply to shares acquired through our dividend reinvestment plan or issued pursuant to a stock dividend.

The Early Redemption Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. The Transition Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to reduce the impact of redemptions on our liquidity during the first year of this offering. We may, from time to time, waive the Early Redemption Deduction and the Transition Deduction in the following circumstances (subject to the conditions described below):

•	redemptions resulting from death or qualifying disability; or

•	in the event that a stockholder’s shares are redeemed because the stockholder has failed to maintain the $500 minimum account balance.

As set forth above, we may waive the Early Redemption Deduction and the Transition Deduction in respect of the redemption of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described herein and in our share redemption program, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 12 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, waiver of the Early Redemption Deduction or Transition Deduction upon death does not apply.

Furthermore, as set forth above, we may waive the Early Redemption Deduction and the Transition Deduction in respect of the redemption of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Internal Revenue Code), subject to the conditions and limitations described herein and in our share redemption program, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 12 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, waiver of the Early Redemption Deduction or Transition Deduction upon disability does not apply.

Items of Note

When you make a request to have shares redeemed, you should note the following:

•	if you are requesting that some but not all of your shares be redeemed, keep your balance above $500 to avoid minimum account redemption, if applicable;

•	you will not receive interest on amounts represented by uncashed redemption checks;

•	under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•

all shares of our common stock requested to be redeemed must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the redemption must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for redemption are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by contacting our transfer agent at our toll free telephone number 866-584-1381, we will utilize the first-in-first-out method.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we redeem their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we redeem its shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and redemptions), in our sole discretion; and

•	transactions initiated by financial professionals, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for redemption of our shares in the amount of $2,500 or less;

•	purchases or redemptions initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the dealer manager’s discretion, upon the first violation of the policy in a calendar year, purchase and redemption privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and redemption privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial professional as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial professional of any liability with respect to the discrepancy.

Supplemental Sales Material

In addition to this prospectus, we may utilize additional sales materials in connection with this offering, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of this offering;

•	fact sheets describing the general nature of KBS REIT III and our investment objectives;

•	asset flyers describing our recent acquisitions or originations;

•	broker updates;

•	online investor presentations;

•	website material;

•	electronic media presentations;

•	client seminars and seminar advertisements and invitations; and

•	third party industry-related article reprints.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. All sales materials will comply with applicable state laws and regulations. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We may also be exposed to the effects of changes in interest rates as a result of the future acquisition and origination of mortgage and other loans. Our profitability and the value of our real estate investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We may manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that variable rate exposure is kept at an acceptable level or by utilizing a variety of financial instruments, including interest rate caps, floors, and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for the payment of distributions to our stockholders and that the losses may exceed the amount we invested in the instruments.

The table below summarizes the outstanding principal balance, interest rate or weighted-average contractual interest rates and fair value for our notes payable for each category; and the notional amounts, average pay rates, average receive rates and fair value of our derivative instruments, based on maturity dates as of December 31, 2020 (dollars in thousands):

	Maturity Date					Total Value or Notional Amount
	2021	2022	2023	2024	2025		Fair Value
Liabilities
Notes payable, principal outstanding
Fixed Rate	$—	$—	$123,000	$—	$—	$123,000	$125,775
Interest rate	—%	—%	3.7%	—%	—%	3.7%
Variable Rate	$472,950	$—	$443,750	$357,045	$—	$1,273,745	$1,254,368
Weighted-average contractual interest rate (1)	1.9%	—%	2.1%	1.6%	—%	1.9%

Derivative Instruments
Interest rate swaps, notional amount	$—	$600,000	$521,590	$—	$—	$1,121,590	$35,331
Average pay rate (2)	—%	2.1%	1.3%	—%	—%	1.7%
Average receive rate (3)	—%	0.1%	0.1%	—%	—%	0.1%

(1) The weighted-average contractual interest rate represents the actual interest rate in effect as of December 31, 2020, consisting of the contractual interest rate and using interest rate indices as of December 31, 2020, where applicable.

(2) The average pay rate is based on the interest rate swap fixed rate.

(3) The average receive rate is based on the 30-day LIBOR rate as of December 31, 2020.

We borrow funds at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate debt, unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instruments. As of June 30, 2021, the fair value of our fixed rate debt was $127.0 million and the outstanding principal balance of our fixed rate debt was $123.0 million. The fair value estimate of our fixed rate debt is calculated using a discounted cash flow analysis utilizing rates we would expect to pay for debt of a similar type and remaining maturity if the loan was originated as of June 30, 2021. As we expect to hold our fixed rate instruments to maturity (unless the property securing the debt is sold and the loan is repaid) and the amounts due under such instruments would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instruments, would have a significant impact on our operations.

Conversely, movements in interest rates on our variable rate debt would change our future earnings and cash flows, but not significantly affect the fair value of those instruments. However, changes in required risk premiums would result in changes in the fair value of variable rate instruments. As of June 30, 2021, we were exposed to market risks related to fluctuations in interest rates on $152.8 million of variable rate debt outstanding after giving consideration to the impact of interest rate swap agreements on approximately $1.1 billion of our variable rate debt. Based on interest rates as of June 30, 2021, if interest rates were 100 basis points higher or lower during the 12 months ending June 30, 2022, interest expense on our variable rate debt would increase or decrease by $1.5 million.

The interest rate and weighted-average effective interest rate of our fixed rate debt and variable rate debt as of June 30, 2021 were 3.7% and 3.2%, respectively. The weighted-average effective interest rate represents the actual interest rate in effect as of June 30, 2021 (consisting of the contractual interest rate and the effect of interest rate swaps, if applicable), using interest rate indices as of June 30, 2021 where applicable.

We are exposed to financial market risk with respect to our investment in Prime US REIT (SGX-ST Ticker: OXMU). Financial market risk is the risk that we will incur economic losses due to adverse changes in our investment’s security price. Our exposure to changes in security prices is a result of our investment in these types of securities. Market prices are subject to fluctuation and, therefore, the amount realized in the subsequent sale of an investment may significantly differ from our carrying value. Fluctuation in the market prices of a security may result from any number of factors, including perceived changes in the underlying fundamental characteristics of the issuer, the relative price of alternative investments, interest rates, default rates and general market conditions. Prime US REIT’s units were first listed for trading on the SGX-ST on July 19, 2019. If an active trading market for the units does not develop or is not sustained, it may be difficult to sell our units. The market for Singapore REITs may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of our investment in Prime US REIT difficult. Even if an active trading market develops or we are able to negotiate block trades, if we or other significant investors sell or are perceived as intending to sell a substantial amount of units in a short period of time, the market price of our remaining units could be adversely affected. In addition, as a foreign equity investment, the trading price of units of Prime US REIT may be affected by political, economic, financial and social factors in the Singapore and Asian markets, including changes in government, economic and fiscal policies. Furthermore, we may be limited in our ability to sell our investment in Prime US REIT if our advisor and/or its affiliates are deemed to have material, non-public information regarding Prime US REIT. Charles J. Schreiber, Jr., the Chairman of our Board, our Chief Executive Officer, our President and our affiliated director, is a director of the external manager of Prime US REIT, and an affiliate of our advisor services as the U.S. asset manager to Prime US REIT. We do not currently engage in derivative or other hedging transactions to manage our investment’s security price risk. As of June 30, 2021, we held 289,561,899 units of Prime US REIT which represented 27.3% of the outstanding units of Prime US REIT. As of June 30, 2021, the aggregate value of our investment in the units of Prime US REIT was $250.5 million, which was based solely on the closing price of Prime US REIT units on the SGX-ST of $0.87 per unit as of June 30, 2021, and did not take into account any potential discount for the holding period risk due to the quantity of units held by us relative to the normal level of trading volume in the units. Based solely on the closing price per unit of Prime US REIT units as of June 30, 2021, if prices were to increase or decrease by 10% upon sale of all of our 289,561,899 units of Prime US REIT, our net income would increase by $48.5 million or decrease by $1.6 million, respectively.

Legal Matters

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

Experts

The consolidated financial statements of KBS Real Estate Investment Trust III, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Duff & Phelps, an independent third party real estate valuation firm, appraised each of our 18 consolidated real estate properties owned as of March 31, 2021; calculated an estimated value for our investment in units of Prime US REIT as of April 29, 2021; and calculated a range of the estimated value per share of our common stock as of May 13, 2021, each as described in our Current Report on Form 8-K filed with the SEC on May 14, 2021, incorporated herein by reference.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website maintained for us, other KBS-sponsored programs and our advisor and its affiliates at [www.kbsreitiii.com (URL for documents: [•]]. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 12, 2021;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 14, 2021;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2021 filed with the SEC on August 11, 2021;

•

Current Reports on Form 8-K filed with the SEC on January 5, 2021, January  20, 2021, January  28, 2021, March  16, 2021, May  14, 2021, June  3, 2021, June  11, 2021, June  29, 2021, July  16, 2021, September  28, 2021 and October 12, 2021;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2021; and

•	Supplement to the Definitive Proxy Statement on Schedule 14A filed with the SEC on June 10, 2021.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (or incorporated into the documents that this prospectus incorporates by reference). To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

[•]

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

Telephone: (866) 527-4264

Fax: (949) 417-6501

[•]

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Where You Can Find More Information

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at www.sec.gov.

Website Disclosure

Our website at [www.kbsriii.com] will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible through and posted on our website at [www.kbsriii.com].

APPENDIX A: FORM OF DIVIDEND REINVESTMENT PLAN

This Dividend Reinvestment Plan (the “Plan”) is adopted by KBS Real Estate Investment Trust III, Inc. (the “Company”) pursuant to its charter (as amended, restated or otherwise modified from time to time, the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Dividend Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who elect to participate in the Plan or who are automatically enrolled pursuant to the terms of a subscription for Company shares, the Company will apply all dividends and other distributions declared and paid in respect of the shares of the Company’s common stock (the “Shares”) held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such participating Stockholder to which such Dividends are attributable.

2. Effective Date. The effective date of this Plan shall be [•].

3. Procedure for Participation. Any Stockholder may elect to become a Participant by completing and executing the subscription agreement (which may provide for automatic enrollment unless such Stockholder opts out), an enrollment form or any other appropriate authorization form as may be available from the Company’s transfer agent, the dealer manager for the Plan offering or any soliciting dealer participating in the distribution of Shares for the Plan offering. Participation in the Plan will begin with the next Dividend payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends are paid by the Company. The Company may elect to deny participation in the Plan with respect to a Stockholder that resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes participation impracticable or inadvisable.

4. Suitability. Each Participant agrees that if such Participant fails to meet the then current suitability requirements for making an investment in the Company or cannot make the other representations or warranties as set forth in the Company’s most recent applicable prospectus or subscription agreement, enrollment form or other authorization form, such Participant will promptly so notify the Company in writing.

5. Purchase of Shares.

A. Participants will acquire Shares under this Plan (the “Plan Shares”) from the Company at a price equal to the transaction price for such Shares in effect on the distribution date (the “Transaction Price”). Shares will generally be sold at the prior month’s net asset value (“NAV”) per Share applicable to the class of Shares being purchased by the Participant (which will be the Company’s most recently disclosed NAV per share at such time). Although the Transaction Price for Shares will generally be based on the prior month’s NAV per Share, the NAV per Share of such stock as of the date on which a Participant’s purchase is settled may be significantly different. In cases where the Company believes there has been a material change (positive or negative) to its NAV per Share since the end of the prior month, the Company may offer Shares at a price that it believes reflects the NAV per Share of such stock more appropriately than the prior month’s NAV per Share, including by updating a previously disclosed Transaction Price. No selling commissions will be payable with respect to Shares purchased pursuant to this Plan. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

B. Shares to be distributed by the Company in connection with the Plan will be supplied from: (a) Shares that are or will be registered with the Securities and Exchange Commission (the “SEC”) for use in the Plan, or (b) Shares purchased by the Company for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”).

C. Shares purchased in any Secondary Market will be purchased by the Company at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or Shares that the Company registers for use in the Plan may be at prices lower or higher than the Share price that will be paid for the Plan Shares of that class pursuant to the Plan.

6. Dividends and Distributions Excluded from Plan. Notwithstanding anything herein to the contrary, the Company’s board of directors, in its sole discretion, may elect to designate certain Dividends and other distributions as ineligible for reinvestment

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through the Plan, without notice to Participants, without suspending this Plan and without affecting the future operation of the Plan with respect to Participants.

7. Taxes. THE REINVESTMENT OF DIVIDENDS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DIVIDENDS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

8. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.

9. Reports. On a monthly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Dividends reinvested during the period; (ii) the number and class of Shares purchased pursuant to the Plan during the period; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, tax information with respect to income earned on Shares under the Plan for the calendar year will be provided to each applicable participant.

10. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Such notice must be received by the Company at least ten days prior to a distribution date in order for a Participant’s termination to be effective for such distribution date. Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If the Company redeems a portion of a Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares that were not redeemed will not be terminated unless the Participant requests such termination pursuant to this Section 10. If the Company intends to list the Shares on a national stock exchange the Plan may be terminated and any balance in a terminating Participant’s account that does not reflect a whole number of Shares will be distributed to the terminating Participant in cash.

11. Amendment, Suspension or Termination by the Company. The Board of Directors may amend, suspend or terminate the Plan for any reason at any time upon ten days’ notice to Participants. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the Participants. A stockholder’s participation in the Plan will be terminated to the extent that a reinvestment of such stockholder’s Dividends in Shares would cause the percentage ownership or other limitations contained in the Company’s charter to be violated.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

13. Governing Law. The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

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APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT Investor Instructions Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription. 1. SUBSCRIPTION AMOUNT PLEASE NOTE: Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted. This Subscription Agreement is for Class T, Class S, Class D and Class I shares. Please consult with your financial representative regarding the account type and commission structure of your investment and indicate the class of shares for which you are eligible and in which you want to invest and the subscription amount. The prospectus of KBS Real Estate Investment Trust III, Inc., as amended and supplemented as of the date hereof (the “Prospectus”), contains information regarding the different share classes. A minimum initial investment of $2,500 is required for purchases of Class T, Class S and Class D shares. A minimum initial investment of $1,000,000 is required for purchases of Class I shares (unless waived by the dealer manager). Minimum subsequent investments are $500 (unless waived by the dealer manager). Please make your check payable to “KBS Real Estate Investment Trust III, Inc.” 2. ACCOUNT TYPE (Check ONE box only) Please check the appropriate box to indicate the account type of the subscription and provide the requested documents, if applicable. 3. INVESTOR INFORMATION (Investors/Trustees/Authorized Individuals) PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner. Enter the name(s), mailing address(es), telephone number(s), and date(s) of birth of the registered owner(s) of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 7, you are certifying that the taxpayer identification number or social security number you have provided in Section 3 of the Subscription Agreement is correct. Please print the exact name(s) in which the shares of KBS Real Estate Investment Trust III, Inc. to be acquired are to be registered. Include the trust/entity name, if applicable. If the account is an Individual Retirement Account (“IRA”) or custodial held account, include the names and taxpayer identification numbers of both the investor and the Custodian or Administrator. You may elect to have your account documents, such as investor and proxy statements, tax forms, annual reports and other investor communications made available to you electronically, by signing in this section. If you elect this option, you: (i) must provide a valid e-mail address in Section 3 of the Subscription Agreement; (ii) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (iii) understand you may incur certain costs associated with downloading and printing investor documents; and (iv) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. KBS Real Estate Investment Trust III, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference online at www.kbs-cmg.com and logging into the site using the “Investor Login” option or by contacting KBS Real Estate Investment Trust III, Inc. at (866) 584-1381. 4. CUSTODIAN/THIRD PARTY ADMINISTRATOR INFORMATION Information about custodial services is available through your broker or by calling KBS Investor Services at (866) 584-1381. Complete Section 4 if the registered owner of the investment will be a Custodian Plan. The Custodian/Administrator of the plan must sign page six of the Subscription Agreement.

5. DISTRIBUTION INFORMATION PLEASE NOTE: If you participate in the Dividend Reinvestment Plan, KBS Real Estate Investment Trust III, Inc. requests that if at any time you fail to meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you promptly notify KBS Real Estate Investment Trust III, Inc. in writing of that fact. You are automatically enrolled in KBS Real Estate Investment Trust III, Inc.'s Dividend Reinvestment Plan unless you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington or you opt out by making an alternative selection in Section 5. If you are an Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington investor, you may elect to enroll in the Dividend Reinvestment Plan in Section 5. If you do not participate in the Dividend Reinvestment Plan, you may receive your distributions by check or direct deposit. If you elect direct deposit into your checking or savings account (not available for brokerage accounts), you must attach a voided check with this completed Subscription Agreement. If you are not enrolled in the Dividend Reinvestment Plan and do not make an alternative selection in Section 5, your distributions will be paid to the registered owner at the address in Section 3, or for custodial held accounts, to the address listed in Section 4 of the Subscription Agreement. For Custodial held accounts, if you are not enrolled in the Dividend Reinvestment Plan, distributions must be sent to the Custodian. 6. BROKER-DEALER AND FINANCIAL REPRESENTATIVE INFORMATION PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete Section 6 of the Subscription Agreement. To be listed as agent/firm of record, a selling agreement must be executed between ["] and the Broker-Dealer/ Registered Investment Advisor. All fields are mandatory. 7. SUBSCRIBER SIGNATURES Please separately initial each of the representations in Section 7, except state-required representations need only be made by residents of such states. Please check to see if your state has a required representation. Refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards that are imposed by the state of your primary residence. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. By signing the Subscription Agreement, you agree to provide the information in Section 7 and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to open your account. 8. FINANCIAL REPRESENTATIVE SIGNATURES PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must sign Section 8 to complete the subscription. Required Representations: By signing Section 8, the financial representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer or Registered Investment Advisor that he or she has: reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; discussed the investor's prospective purchase of shares with such investor; advised the investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on the transfer of the shares and the risk that the investor could lose his or her entire investment in the shares; delivered to the investor the Prospectus required to be delivered in connection with this subscription; reasonable grounds to believe that the investor is purchasing these shares for the account referenced in Section 3; reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, such investor meets the suitability standards applicable to the investor set forth in the Prospectus and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and a reasonable basis to believe, for any investor that is a "retail customer" as defined in Regulation Best Interest, that (a) an investment in shares of KBS Real Estate Investment Trust III, Inc. would be in the best interest of the investor based upon the KBS Real Estate Investment Trust III Investor Instructions (1/2020)

investor’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) he or she has not placed his or her interests or those of the Broker-Dealer ahead of the interest of the investor in recommending such investment and (ii) he or she and the Broker-Dealer have complied with the other requirements of Regulation Best Interest in relation to the proposed investment by the investor in shares of KBS Real Estate Investment Trust III, Inc. In addition, the financial representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer or Registered Investment Advisor, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3 of the Subscription Agreement; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. 9. CUSTODIAN/ADMINISTRATOR AUTHORIZATION (required for custodial-held accounts) Investments through Custodial accounts must be signed by the Custodian/Administrator with a Medallion Signature Guarantee or the Custodian’s Authorization Stamp accompanied by the Corporate Resolution with Authorized Signors. DO NOT FAX IF MEDALLION SIGNATURE GUARANTEED—ORIGINALS REQUIRED The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer, Registered Investment Advisor or Custodian, as applicable, to: Regular Mail Address Overnight Mail Address KBS Real Estate Investment Trust III, Inc. KBS Real Estate Investment Trust III, Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. PO Box 219015 430 W. 7th Street Kansas City, MO 64121-9015 Kansas City, MO 64105 Fax: Subscription Agreements that DO NOT require a Medallion Signature Guarantee may be faxed to (877) 805-1116 Payments may be wired to: UMB Bank, N.A. ABA# 101000695 Account Name: 1010 Grand, 4th Floor DST as Agent for Mail Stop: 1020409 KBS Real Estate Investment Trust III, Inc. Kansas City, MO 64106 Account #: 1111111 Should you have questions, please call (866) 584-1381 KBS Real Estate Investment Trust III Investor Instructions (1/2020)

KBS REIT III Subscription Agreement 1. SUBSCRIPTION AMOUNT This Subscription Agreement is for Class T, Class S, Class D and Class I shares. Please consult with your financial representative regarding the account type and commission structure of your investment and indicate the class of shares for which you are eligible and in which you want to invest and the subscription amount. The prospectus of KBS Real Estate Investment Trust III, Inc. (the “Company”), as amended and supplemented as of the date hereof (the “Prospectus”), contains information regarding the different share classes. State of Sale Amount of Subscription* Share Class Only (Choose one only) Class T (fund 1111 – Not for RIA)                Purchase Qualifies for Volume Discount    Class D (fund 1112)    Class S (fund 1113)                Shares Are Being Purchased Net of Commissions    Class I (fund 1114) * The minimum investment is $2,500 for Class T, Class S and Class D shares. Unless waived by the dealer manager, the minimum investment is $1,000,000 for Class I shares. Minimum subsequent investment is $500, unless waived by the dealer manager. Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted. 2. ACCOUNT TYPE (Check ONE box only) Individual (If applicable, attach TOD form)     S-Corporation2    401K Joint Tenant1 (If applicable, attach TOD form)     C-Corporation2    Traditional (Individual) IRA    Tenants in Common1    Partnership2    Simple IRA Community Property1    Pension Plan2    SEP IRA    UGMA: State of    Profit Sharing Plan2    ROTH IRA UTMA: State of    KEOGH Plan2    Beneficial IRA as Beneficiary for:    Trust2,3    Other2 (1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution) which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents. You may request a copy of this form by calling (866) 584-1381. 3. INVESTOR INFORMATION (Investors/Trustees/Authorized Individuals) * Investor Name SSN/Tax ID DOB Required US Citizen US citizen residing outside the US                Foreign citizen, country* Co-Investor Name SSN/Tax ID DOB Required US Citizen US citizen residing outside the US                Foreign citizen, country* ENTITY REGISTRATION* (Trust/Corporation/Partnership/Plan, etc.): Registration Title Taxable ID Required *Documents identifying the name of entity, authorized signers, and signatures are required Legal Address City State Zip Code Mailing Address City State Zip Code Phone (Day) Go Paperless! Provide your e-mail address below Phone (Evening) to receive account statements and other investor communications electronically** Check here if you are subject to backup withholding—Please attach a copy of the withholding notice. Exempt payee code (if any) Exemption from FATCA reporting code (if any) * A U.S. Social Security number or Taxpayer Identification Number is required for all entities and authorized signers to open an account. Nonresident Aliens must supply a completed and signed original IRS Form W-8BEN. ** By providing your e-mail address above, you are electing electronic delivery. KBS Real Estate Investment Trust III, Inc. will make certain investor communications available on its website at www.kbs-cmg.com and notify you via e-mail when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, acquisition updates, proxy statements and other investor communications. By electing electronic delivery, you agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents. You understand you may incur certain costs associated with downloading and printing investor documents. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. KBS Real Estate Investment Trust III, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any investor document. Your consent will be effective until you revoke it by either changing your delivery preference online KBS REIT III at www.kbs-cmg.com, under the Investor Tab or by contacting KBS Real Estate Investment Trust III, Inc. at (866) 584-1381. 4. CUSTODIAN/THIRD PARTY ADMINISTRATOR INFORMATION If the account is held by a Custodian, send this form to the Custodian for review and approval before submitting to the Company. Custodian/Administrator Name Custodian/Administrator Address 1 Custodian/Administrator Address 2 Custodian/Administrator City                State                Zip Custodian/Administrator Phone No. Custodian/Administrator Tax ID Investor’s Account No. with Custodian/Administrator By executing this Subscription Agreement, the Custodian/Administrator certifies to the Company that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in section 3 of this Subscription Agreement (the “Beneficial Owner”). The Custodian/Administrator agrees to notify the Company promptly, but in any event within 30 days of any change in the names of the Beneficial Owner or the number of shares for which the Custodian/Administrator holds shares. The Custodian/Administrator confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the Custodian/ Administrator to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders shall not be effective until after the holding of such annual or special meeting of stockholders of the Company). Each Beneficial Owner (and not the Custodian/Administrator) will then be deemed the holder of record for the shares of common stock for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders. 5. DISTRIBUTION INFORMATION Please read the following section carefully. YOU ARE AUTOMATICALLY ENROLLED IN THE DIVIDEND REINVESTMENT PLAN UNLESS YOU ARE A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON. If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, you are not automatically enrolled in the Dividend Reinvestment Plan and must select a distribution option below; please check here if you wish to enroll in the Dividend Reinvestment Plan. If you are not a resident of the states listed above, you are automatically enrolled in the Dividend Reinvestment Plan; please check here if you do not wish to enroll in the Dividend Reinvestment Plan and complete the information below. For Custodial held accounts, if you are not enrolled in the Dividend Reinvestment Plan, distributions must be sent to the Custodian. Distributions paid via check to investor’s home address (Available for Non-Custodial investors only) Distributions paid via check to an alternate payee listed below (Available for Non-Custodial investors only)    Name Address City State Zip Code Account No. Distributions directly deposited into the bank account listed below (please attach a voided check or deposit slip). In the event the Company deposits funds erroneously into my account, the Company is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. (Available for Non-Custodial investors only) Financial Institution Name Checking                Savings ABA/Routing No.                Account No. KBS Real Estate Investment Trust III Subscription Agreement (1/2020)

6. BROKER-DEALER AND FINANCIAL REPRESENTATIVE INFORMATION Selling agreement must be executed with ["] to be listed as agent/firm of record. Broker-Dealer Name Representative NameRep No. Representative's Company Name Representative's Address Rep's CityStateZip Code Rep's Phone No.Fax No. Rep's E-mail Address REGISTERED INVESTMENT ADVISOR (RIA): All sales of shares of common stock must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer. 7. SUBSCRIBER SIGNATURES KBS Real Estate Investment Trust III, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, KBS Real Estate Investment Trust III, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. Please separately initial each of the representations below, except the state-required representations in Section 7.b. need only be made by residents of such states. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce KBS Real Estate Investment Trust III, Inc. to accept this subscription, I hereby represent and warrant to you as follows: 7.a. Please Note: All Items in this Section Must Be Read and Initialed. Investor Co-Investor (1) I have received a copy of the Final Prospectus. Initials Initials (2) I/We have (i) a minimum net worth (not including home, home furnishings and automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. Initials Initials (3) In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS." Initials Initials (4) If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above. Initials Initials (5) I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. Initials Initials (6) I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. Initials Initials (7) I am purchasing the shares for the account referenced in this Subscription Agreement. Initials Initials (8) I acknowledge that the transaction price per share at which my investment will be executed will be made available at www.kbs-cmg.com and in a prospectus supplement filed with the SEC, available at www.sec.gov. Initials Initials (9) I acknowledge that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I acknowledge that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on KBS Real Estate Investment Trust III, Inc.'s toll-free, telephone line, (866) 584-1381. Initials Initials KBS Real Estate Investment Trust III Subscription Agreement (1/2020)

7. SUBSCRIBER SIGNATURES (CONTINUED) 7.b. If you live in any of the following states, please read the following carefully: Alabama, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont. For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Investor Co-Investor (1) If I am an Alabama resident, my investment in KBS Real Estate Investment Trust III, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Initials Initials (2) If I am an Idaho resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in KBS Real Estate Investment Trust III, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Initials Initials (3) If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Initials Initials (4) If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in KBS Real Estate Investment Trust III, Inc. and other non-traded real estate investment trusts to not more than 10% of such investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.     Initials Initials (5) If I am a Kentucky resident, my investment in KBS Real Estate Investment Trust III, Inc. and its affiliated non- publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Initials Initials (6) If I am a Maine resident, I understand that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Initials Initials (7) If I am a Massachusetts resident, my aggregate investment in KBS Real Estate Investment Trust III, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable    investments. Initials Initials (8) If I am a Missouri resident, my investment in KBS Real Estate Investment Trust III, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Initials Initials (9) If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs may not exceed 10% of my net worth. Initials Initials (10) If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my total investment in KBS Real Estate Investment Trust III, Inc., its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. Initials Initials (11) If I am a New Mexico resident I must limit my investment in KBS Real Estate Investment Trust III, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Initials Initials (12) If I am a North Dakota resident, I have a net worth of at least 10 times my investment in KBS Real Estate Investment Trust III, Inc.     Initials Initials (13) If I am an Ohio resident, my investment in KBS Real Estate Investment Trust III, Inc., its affiliates and other non- traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Initials Initials (14) If I am an Oregon resident, my investment in this offering may not exceed 10% of my net worth. KBS Real Estate Investment Trust III Subscription Agreement (1/2020)

7. SUBSCRIBER SIGNATURES (CONTINUED) 7.b. (Continued) Investor Co-Investor (15) If I am a Pennsylvania resident, my investment in KBS Real Estate Investment Trust III, Inc. may not exceed 10% of my net worth. Initials Initials (16) If I am a Tennessee resident who is not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment    in KBS Real Estate Investment Trust III, Inc. may not be more than 10% of my net worth. Initials Initials (17) If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Initials Initials In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. I declare that the information supplied above is true and correct and may be relied upon by KBS Real Estate Investment Trust III, Inc. I acknowledge that the Broker-Dealer/Financial Representative (Broker-Dealer/Financial Representative of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Representative of record at any time by contacting KBS Real Estate Investment Trust III, Inc. at (800) 584-1381. SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors): Under penalties of perjury, I certify that: (1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me);     (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; (3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and (4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Printed Name of Investor                 Printed Name of Co-Investor Signature of Investor Date                Signature of Co-Investor Date Investors will receive confirmations of their purchases upon acceptance of their subscriptions. 8. FINANCIAL REPRESENTATIVE SIGNATURES The investor’s financial representative must sign below to complete the order. The financial representative hereby warrants that he/she is duly licensed and may lawfully offer and sell the shares of common stock in the state where the sale was made and in the state designated as the investor’s legal residence. The financial representative agrees to maintain records of the information used to determine that an investment in the shares is suitable and appropriate for the investor for a period of six years. The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified in this Subscription Agreement are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on the transfer of the shares and the risk that the investor could lose his or her entire investment in the shares; (iv) have delivered to such investor the Prospectus required to be delivered in connection with this subscription; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned, as a financial representative or associated person of the Broker-Dealer, as applicable, further confirms by their signatures that, if the investor is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned have a reasonable basis to believe that (a) an investment in shares of KBS Real Estate Investment Trust III, Inc. would be in the best interest of the investor based upon the investor’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned have not placed their interests or those of the Broker-Dealer ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Broker-Dealer have complied with the other requirements of Regulation Best Interest in relation to the proposed investment by the investor in shares of KBS Real Estate Investment Trust III, Inc. I understand this Subscription Agreement is for KBS Real Estate Investment Trust III, Inc. KBS Real Estate Investment Trust III Subscription Agreement (1/2020)

Signature of Financial Representative Date    Branch Manager Signature                Date (If required by Broker-Dealer) 9. CUSTODIAN/ADMINISTRATOR AUTHORIZATION (required for custodial-held accounts) Investments through Custodial accounts must be signed by the Custodian/Administrator with a Medallion Signature Guarantee or the Custodian’s Authorization Stamp accompanied by the Corporate Resolution with Authorized Signors. Signature of Custodian/Administrator                 Date Custodian Stamp Here Custodian Authorization Stamp – REQUIRED DO NOT FAX IF MEDALLION SIGNATURE GUARANTEED—ORIGINALS REQUIRED The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer, Registered Investment Advisor or Custodian, as applicable, to: Regular Mail Address Overnight Mail Address KBS Real Estate Investment Trust III, Inc. KBS Real Estate Investment Trust III, Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. PO Box 219015 430 W. 7th Street Kansas City, MO 64121-9015 Kansas City, MO 64105 Fax: Subscription Agreements that DO NOT require a Medallion Signature Guarantee may be faxed to (877) 805-1116 Payments may be wired to: UMB Bank, N.A. ABA# 101000695 Account Name: 1010 Grand, 4th Floor DST as Agent for Mail Stop: 1020409 KBS Real Estate Investment Trust III, Inc. Kansas City, MO 64106 Account #: 1111111 Should you have questions, please call (866) 584-1381 KBS Real Estate Investment Trust III Subscription Agreement (1/2020) B-9

Maximum Offering

of $2,000,000,000 of

Common Stock

Prospectus

[•], 2022

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by KBS Real Estate Investment Trust III, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II

Information Not Required in the Prospectus

Item 31. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses to be incurred by KBS Real Estate Investment Trust III, Inc. (the “Company”, “we”, “our” or the “registrant”) in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission (the “SEC”) registration fee and the FINRA filing fee.

SEC registration fee	$259,600
FINRA filing fee	225,500
Legal	2,750,000
Printing and mailing	4,400,000
Accounting and tax	1,000,000
Blue sky	314,200
Advertising and Sales Literature	1,000,000
Due diligence	400,000
Issuer costs regarding bona fide training and education meetings and retail seminars	450,000
Miscellaneous expenses	450,000
Telephone	100,000
Transfer agent fees and expenses	2,000,000
Promotional items	150,000
Wholesale reimbursements	6,125,000
Legal fees—dealer manager portion	100,000

Total	$19,724,300

Item 32. Sales to Special Parties.

From time to time, the Company may issue unregistered Class I shares of common stock to KBS Capital Advisors LLC (“KBS Capital Advisors” or the “Advisor”) as payment for the management fee due to it. The shares issued to KBS Capital Advisors for payment of the management fee will be issued at the applicable transaction price per share at the end of each month for which the fee was earned. No shares have been issued to KBS Capital Advisors as payment for the management fee as of October 29, 2021.

Item 33. Recent Sales of Unregistered Securities.

None.

Item 34. Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages. In addition to the limitations set forth below, under Maryland law such exculpation is not permitted for any liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director (as defined in the Company’s charter), or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its common stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

Financial Statements.

The following financial statements are incorporated into this registration statement by reference:

The consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 12, 2021.

The consolidated financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 14, 2021.

The consolidated financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 filed with the SEC on August 11, 2021.

Exhibits.

The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Form of Dealer Manager Agreement, including Form of Selected Dealer Agreement, incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-235870, filed December 22, 2020

3.1	Second Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed January 25, 2011

3.2	Third Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

3.3	Form of Articles of Amendment (increase authorized shares and designate Class I shares), incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-235870, filed December 22, 2020

3.4	Form of Articles Supplementary (designate Class S, T and D shares), incorporated by reference to Exhibit 3.4 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-235870, filed December 22, 2020

4.1	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)**

4.2	Form of Subscription Agreement, included as Appendix B to prospectus**

4.3	Form of Dividend Reinvestment Plan, included as Appendix A to prospectus**

4.4	Form of Multiple Class Plan, incorporated by reference to Exhibit 4.4 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-235870, filed December 22, 2020

5.1	Form of Opinion of DLA Piper LLP (US) re legality**

8.1	Form of Opinion of DLA Piper LLP (US) re tax matters**

10.1	Advisory Agreement, by and between the Company and KBS Capital Advisors LLC, dated as of September 27, 2021, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed September 28, 2021

10.2	Loan Agreement, by and among KBSIII 60 South Sixth Street, LLC, KBSIII Preston Commons, LLC, KBSIII Sterling Plaza, LLC, KBSIII One Washingtonian, LLC, KBSIII Towers at Emeryville, LLC, KBSIII Ten Almaden, LLC, KBSIII Legacy Town Center, LLC, and KBSIII 500 West Madison, LLC, collectively and Bank of America, N.A., dated as of November 3, 2017, incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 8, 2018

10.3	Deed of Trust (related to Legacy Town Center), by KBSIII Legacy Town Center, LLC for the benefit of Bank of America, N.A., dated as of November 3, 2017, incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 8, 2018

10.4	Deed of Trust (related to Preston Commons), by KBSIII Preston Commons, LLC for the benefit of Bank of America, N.A., dated as of November 3, 2017, incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 8, 2018

10.5	Deed of Trust (related to Sterling Plaza), by KBSIII Sterling Plaza, LLC for the benefit of Bank of America, N.A., dated as of November 3, 2017, incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 8, 2018

10.6	Deed of Trust (related to Ten Almaden), by KBSIII Ten Almaden, LLC for the benefit of Bank of America, N.A., dated as of November 3, 2017, incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 8, 2018

10.7	Deed of Trust (related to Towers at Emeryville), by KBSIII Towers at Emeryville, LLC for the benefit of Bank of America, N.A., dated as of November 3, 2017, incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 8, 2018

10.8	Guaranty Agreement (related to 60 South Sixth Street, Preston Commons, Sterling Plaza, One Washingtonian, Towers at Emeryville, Ten Almaden, Legacy Town Center and 500 West Madison), by KBS REIT Properties III, LLC for the benefit of Bank of America, N.A., dated as of November 3, 2017, incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 8, 2018

10.9	Mortgage, Assignment of Leases and Rents, Security Agreement (related to RBC Plaza), by KBSIII 60 South Sixth Street, LLC for the benefit of Bank of America, N.A., dated as of November 3, 2017, incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 8, 2018

10.10	Amended and Restated Promissory Note, by and among KBSIII 60 South Sixth Street, LLC, KBSIII Preston Commons, LLC, KBSIII Sterling Plaza, LLC, KBSIII One Washingtonian, LLC, KBSIII Towers at Emeryville, LLC, KBSIII Ten Almaden, LLC, KBSIII Legacy Town Center, LLC and KBSIII 500 West Madison, LLC for the benefit of Bank of America, N.A., dated as of November 17, 2017, incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 8, 2018

10.11	Amended and Restated Promissory Note, by and among KBSIII 60 South Sixth Street, LLC, KBSIII Preston Commons, LLC, KBSIII Sterling Plaza, LLC, KBSIII One Washingtonian, LLC, KBSIII Towers at Emeryville, LLC, KBSIII Ten Almaden, LLC, KBSIII Legacy Town Center, LLC and KBSIII 500 West Madison, LLC for the benefit of U.S. Bank, National Association, dated as of November 17, 2017, incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 8, 2018

10.12	Amended and Restated Promissory Note, by and among KBSIII 60 South Sixth Street, LLC, KBSIII Preston Commons, LLC, KBSIII Sterling Plaza, LLC, KBSIII One Washingtonian, LLC, KBSIII Towers at Emeryville, LLC, KBSIII Ten Almaden, LLC, KBSIII Legacy Town Center, LLC and KBSIII 500 West Madison, LLC for the benefit of Wells Fargo Bank, National Association, dated as of November 17, 2017, incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 8, 2018

10.13	Loan Extension and Modification Agreement, by and among KBSIII 60 South Sixth Street, LLC, KBSIII Preston Commons, LLC, KBSIII Sterling Plaza, LLC, KBSIII Towers at Emeryville, LLC, KBSIII Ten Almaden, LLC, KBSIII Legacy Town Center, LLC, KBS REIT Properties III, LLC and Bank of America, N.A., dated November 3, 2020, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

10.14	Term Loan Agreement, by and among KBSIII Domain Gateway, LLC, KBSIII 515 Congress, LLC, KBSIII 155 North 400 West, LLC, KBSIII 1550 West McEwen Drive, LLC and U.S. Bank National Association, dated October 17, 2018, incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed March 14, 2019

10.15	Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (Domain Gateway Project), by KBSIII Domain Gateway, LLC for the benefit of U.S. Bank National Association, dated October 17, 2018, incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed March 14, 2019

10.16	Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (515 Congress Project), by KBSIII 515 Congress, LLC for the benefit of U.S. Bank National Association, dated October 17, 2018, incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed March 14, 2019

10.17	Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing (Gateway Tech Project), by KBSIII 155 North 400 West, LLC for the benefit of U.S. Bank National Association, dated October 17, 2018, incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed March 14, 2019

10.18	Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing (McEwen Project), by KBSIII 1550 West McEwen Drive, LLC for the benefit of U.S. Bank National Association, dated October 17, 2018, incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed March 14, 2019

10.19	Recourse Carve-Out Guaranty Agreement, by KBS REIT Properties III, LLC for the benefit of U.S. Bank National Association, dated October 17, 2018, incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed March 14, 2019

10.20	Payment Guaranty Agreement, by KBS REIT Properties III, LLC for the benefit of U.S. Bank National Association, dated October 17, 2018, incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed March 14, 2019

10.21	First Modification and Additional Advance Agreement (Long Form), by and among KBSIII Domain Gateway, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 155 North 400 West, LLC, KBSIII 515 Congress, LLC, KBSIII 201 17th Street, LLC, U.S. Bank National Association and the Lenders party thereto, dated January 23, 2020, incorporated by reference to Exhibit 10.43 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 6, 2020

10.22	Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing (201 17th Street Project), by and between KBSIII 201 17th Street, LLC and U.S. Bank National Association, dated January 23, 2020, incorporated by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 6, 2020

10.23	Junior Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (515 Congress Project), by and among KBSIII 515 Congress, LLC, James A Johnson and U.S. Bank National Association, dated January 23, 2020, incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 6, 2020

10.24	Junior Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (Domain Gateway Project), by and among KBSIII Domain Gateway, LLC, James A Johnson and U.S. Bank National Association, dated January 23, 2020, incorporated by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 6, 2020

10.25	Assumption and Joinder Agreement, by and among KBSIII 201 17th Street, LLC, the other Borrowers thereto and U.S. Bank National Association, dated January 23, 2020, incorporated by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 6, 2020

10.26	Amended and Restated Promissory Note, by and among KBSIII Domain Gateway, LLC, KBS 515 Congress, LLC, KBSIII 155 North 400 West, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 201 17th Street, LLC and Associated Bank, National Association, dated January 23, 2020, incorporated by reference to Exhibit 10.49 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 6, 2020

10.27	Amended and Restated Promissory Note, by and among KBSIII Domain Gateway, LLC, KBS 515 Congress, LLC, KBSIII 155 North 400 West, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 201 17th Street, LLC and City National Bank, dated January 23, 2020, incorporated by reference to Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 6, 2020

10.28	Amended and Restated Promissory Note, by and among KBSIII Domain Gateway, LLC, KBS 515 Congress, LLC, KBSIII 155 North 400 West, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 201 17th Street, LLC and Regions Bank, dated January 23, 2020, incorporated by reference to Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 6, 2020

10.29	Promissory Note, by and among KBSIII Domain Gateway, LLC, KBS 515 Congress, LLC, KBSIII 155 North 400 West, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 201 17th Street, LLC and Citizens Bank, dated January 23, 2020, incorporated by reference to Exhibit 10.52 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 6, 2020

10.30	Second Amended and Restated Promissory Note, by and among KBSIII Domain Gateway, LLC, KBS 515 Congress, LLC, KBSIII 155 North 400 West, LLC, KBSIII 1550 West McEwen Drive, LLC, KBSIII 201 17th Street, LLC and U.S. Bank National Association, dated January 23, 2020, incorporated by reference to Exhibit 10.53 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 6, 2020

10.31	Revolving and Term Loan Agreement, by and among KBSIII 500 West Madison, LLC, U.S. Bank National Association and Bank of America, N.A., dated November 2, 2020, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

10.32	Construction Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, by and between KBSIII 500 West Madison, LLC and U.S. Bank National Association, dated November 2, 2020, incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

10.33	Subordination, Nondisturbance, and Attornment Agreement, by and between U.S. Bank National Association and Accenture LLP, dated November 2, 2020, incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

10.34	Promissory Note, by and between KBSIII 500 West Madison, LLC and U.S. Bank National Association, dated November 2, 2020, incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

10.35	Promissory Note, by and between KBSIII 500 West Madison, LLC and Bank of America, N.A., dated November 2, 2020, incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

10.36	Promissory Note, by and between KBSIII 500 West Madison, LLC and Deutsche Pfandbriefbank AG, dated November 2, 2020, incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

10.37	Payment Guaranty Agreement, by and among KBS REIT Properties III, LLC and U.S. Bank National Association, dated November 2, 2020, incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

10.38	Recourse Carve-Out Guaranty Agreement, by and among KBS REIT Properties III, LLC and U.S. Bank National Association, dated November 2, 2020, incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

10.39	Environmental Indemnification Agreement, by and among KBSIII 500 West Madison, LLC and U.S. Bank National Association, dated November 2, 2020, incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

10.40	Consent and Subordination of Management Agreements, by and among Transwestern Commercial Services Illinois, LLC, KBSIII 500 West Madison, LLC and U.S. Bank National Association, dated November 2, 2020, incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed November 16, 2020

10.41	Amended and Restated Promissory Note by and between KBSIII 500 West Madison, LLC and U.S. Bank National Association, dated March 1, 2021, incorporated by reference to Exhibit 10.43 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 12, 2021

10.42	Promissory Note by and between KBSIII 500 West Madison, LLC and National Bank of Kuwait S.A.K.P. dated March 1, 2021, incorporated by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 12, 2021

10.43	Deed of Lease, by and between KBSIII 3003 Washington, LLC and KBS Realty Advisors, LLC, dated May 29, 2015, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed August 13, 2015

10.44	First Amendment to Deed of Lease, by and between KBSIII 3003 Washington, LLC and KBS Realty Advisors, LLC, dated March 14, 2019, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, filed May 15, 2019

10.45	Form of Advisory Agreement among the Company, KBS Limited Partnership III and KBS Capital Advisors LLC**

10.46	Form of Amended and Restated Limited Partnership Agreement of KBS Limited Partnership III, incorporated by reference to Exhibit 10.44 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-235870, filed December 22, 2020

21.1	Subsidiaries of the Company*

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)*

23.2	Consent of Ernst & Young LLP**

24.1	Power of Attorney, incorporated by reference to the signature page to the Company’s Registration Statement on Form S-11 (File No. 333-235870), filed January 10, 2020

99.1	Amended and Restated Share Redemption Program, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed July 16, 2021

99.2	Form of Share Redemption Program**

99.3	Consent of Duff & Phelps, LLC**

*	To be filed by amendment.

**	Filed herewith.

Item 37.	Undertakings

The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

The Company undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 29, 2021.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr.	Chairman of Board, Chief Executive Officer, President and Director (principal executive officer)	October 29, 2021

/s/ Jeffrey K. Waldvogel Jeffrey K. Waldvogel	Chief Financial Officer, Treasurer and Secretary (principal financial officer)	October 29, 2021

/s/ Stacie K. Yamane Stacie K. Yamane	Chief Accounting Officer and Assistant Secretary (principal accounting officer)	October 29, 2021

* Jeffrey A. Dritley	Director	October 29, 2021

* Stuart A. Gabriel, Ph.D.	Director	October 29, 2021

* Ron D. Sturzenegger	Director	October 29, 2021

*By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr.	Attorney-in-Fact	October 29, 2021